FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-172366-07

WFRBS Commercial Mortgage Trust 2013-C14 Disclaimer

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS
The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-172366) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any other jurisdiction where the offer or sale is not permitted.  The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities.  These materials are subject to change, completion, supplement or amendment from time to time.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION
The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers.  Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein.  As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance.  The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.  You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.  Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods.  In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials.  The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials.  The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance.  None of Wells Fargo Securities, LLC (“WFS”), RBS Securities Inc. (“RBSSI”), Deutsche Bank Securities Inc. or any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change.  In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements.  If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements.  Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated.  Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.  The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover.  We have no obligation to update or revise any forward-looking statement.  Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC; Wells Fargo Institutional Securities, LLC, a member of FINRA and SIPC; and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC carries and provides clearing services for Wells Fargo Institutional Securities, LLC customer accounts. RBS is a trade name for the investment banking business of RBSSI.  Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by RBSSI and their securities affiliates.  Lending, derivatives and other commercial banking activities are performed by The Royal Bank of Scotland plc and their banking affiliates.  RBSSI is a member of SIPC, FINRA and the NYSE.

IRS CIRCULAR 230 NOTICE
THIS FREE WRITING PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES.  THIS FREE WRITING PROSPECTUS IS WRITTEN AND PROVIDED BY THE DEPOSITOR IN CONNECTION WITH THE PROMOTION OR MARKETING BY THE DEPOSITOR AND THE CO-LEAD BOOKRUNNING MANAGERS OF THE TRANSACTION OR MATTERS ADDRESSED HEREIN.  INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES
The offered certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. Prospective investors should understand that, when considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class of certificates has been priced and the underwriters have confirmed the allocation of certificates to be made to investors; any “indications of interest” expressed by any prospective investor, and any “soft circles” generated by the underwriters, will not create binding contractual obligations for such prospective investors, on the one hand, or the underwriters, the depositor or any of their respective agents or affiliates, on the other hand.

As a result of the foregoing, a prospective investor may commit to purchase certificates that have characteristics that may change, and each prospective investor is advised that all or a portion of the certificates referred to in these materials may be issued without all or certain of the characteristics described in these materials. The underwriters’ obligation to sell certificates to any prospective investor is conditioned on the certificates and the transaction having the characteristics described in these materials. If the underwriters determine that a condition is not satisfied in any material respect, such prospective investor will be notified, and neither the depositor nor the underwriters will have any obligation to such prospective investor to deliver any portion of the offered certificates which such prospective investor has committed to purchase, and there will be no liability between the underwriters, the depositor or any of their respective agents or affiliates, on the one hand, and such prospective investor, on the other hand, as a consequence of the non-delivery.  Each prospective investor has requested that the underwriters provide to such prospective investor information in connection with such prospective investor’s consideration of the purchase of the certificates described in these materials. These materials are being provided to each prospective investor for informative purposes only in response to such prospective investor’s specific request. The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.  The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS
Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

WFRBS Commercial Mortgage Trust 2013-C14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Cross Collateralized and Cross Defaulted Loan Flag(2)	Address	City	State	Zip Code	General Property Type	Specific Property Type	Year Built
1	RHP Portfolio III	RBS		Various	Various	Various	Various	Manufactured Housing Community	Manufactured Housing Community	Various
1.01	Portside	RBS		14001 Beach Boulevard	Jacksonville	FL	32250	Manufactured Housing Community	Manufactured Housing Community	1982
1.02	Crescentwood Village	RBS		11352 South Crescentwood Drive	Sandy	UT	84070	Manufactured Housing Community	Manufactured Housing Community	1985
1.03	Spring Valley Village	RBS		1 Elise Drive	Nanuet	NY	10954	Manufactured Housing Community	Manufactured Housing Community	1980
1.04	Riverside (UT)	RBS		1232 West Rock River Road	West Valley City	UT	84119	Manufactured Housing Community	Manufactured Housing Community	1998
1.05	Springdale Lake	RBS		5 Springdale Drive	Belton	MO	64012	Manufactured Housing Community	Manufactured Housing Community	1954
1.06	Sundown	RBS		1219 West 450 North	Clearfield	UT	84015	Manufactured Housing Community	Manufactured Housing Community	1971
1.07	Oak Park Village	RBS		4000 Southwest 47th Street	Gainesville	FL	32608	Manufactured Housing Community	Manufactured Housing Community	1972
1.08	River Oaks	RBS		7301 Buttonwood Lane	Kansas City	KS	66111	Manufactured Housing Community	Manufactured Housing Community	1976
1.09	Riverside (KS)	RBS		420 North Street	Lawrence	KS	66044	Manufactured Housing Community	Manufactured Housing Community	1969
1.10	Sherwood Acres	RBS		1928 East 47th Street South	Wichita	KS	67216	Manufactured Housing Community	Manufactured Housing Community	1986
1.11	Glen Acres	RBS		500 East 50th Street South	Wichita	KS	67216	Manufactured Housing Community	Manufactured Housing Community	1990
1.12	Connie Jean	RBS		5570 Connie Jean Road	Jacksonville	FL	32222	Manufactured Housing Community	Manufactured Housing Community	1975
2	Midtown I & II	RBS		754 Peachtree Street, Northeast & 725 West Peachtree Street, Northeast	Atlanta	GA	30308	Office	CBD	2001
3	The Plant San Jose	WFB		2189 Monterey Road	San Jose	CA	95125	Retail	Anchored	2008
4	White Marsh Mall	WFB		8200 Perry Hall Boulevard	Baltimore	MD	21236	Retail	Regional Mall	1981
5	301 South College Street	WFB		301 South College Street	Charlotte	NC	28202	Office	CBD	1988
6	Cheeca Lodge & Spa	WFB		81801 Overseas Highway	Islamorada	FL	33036	Hospitality	Full Service	1946
7	Cumberland Mall	RBS		1000 Cumberland Mall	Atlanta	GA	30339	Retail	Regional Mall	1973
8	100 & 150 South Wacker Drive	WFB		100 & 150 South Wacker Drive	Chicago	IL	60606	Office	CBD	1961
9	Brambleton Town Center	WFB		42415 Ryan Road	Ashburn	VA	20148	Retail	Anchored	2005
10	Rehoboth Bay MHC	RBS		21707 B Street	Rehoboth Beach	DE	19971	Manufactured Housing Community	Manufactured Housing Community	1970
11	RHP Portfolio IV	RBS		Various	Various	Various	Various	Manufactured Housing Community	Manufactured Housing Community	Various
11.01	Brookside	RBS		8155 Redwood Road	West Jordan	UT	84088	Manufactured Housing Community	Manufactured Housing Community	1970
11.02	Overpass Point MHC	RBS		99 Green Pines Drive	Tooele	UT	84074	Manufactured Housing Community	Manufactured Housing Community	1998
11.03	Havenwood	RBS		106 Havenwood Drive	Pompano Beach	FL	33064	Manufactured Housing Community	Manufactured Housing Community	1971
11.04	The Woodlands	RBS		4480 South Meridian Avenue	Wichita	KS	67217	Manufactured Housing Community	Manufactured Housing Community	1969
11.05	Pine Haven MHC	RBS		1 Pine Haven Circle	Blossvale	NY	13308	Manufactured Housing Community	Manufactured Housing Community	1940
12	Heron Bay III, IV & Waterway Shoppes	LIG I		Various	Coral Springs	FL	33076	Various	Various	Various
12.01	Heron Bay III, IV	LIG I		5810-5830 Coral Ridge Drive	Coral Springs	FL	33076	Office	Suburban	2007
12.02	Waterway Shoppes	LIG I		6230 Coral Ridge Drive	Coral Springs	FL	33076	Retail	Unanchored	2006
13	Brentwood Gateway Office Building	RBS		11611 San Vicente Boulevard	Los Angeles	CA	90049	Office	Suburban	1977
14	Continental Plaza - Columbus	RBS		180 East Broad Street	Columbus	OH	43215	Office	CBD	1974
15	Orchard Pointe	LIG I		6227-6291 McKee Road	Fitchburg	WI	53711	Retail	Shadow Anchored	2008
16	Mobile Festival Centre	Basis		3725 Airport Boulevard	Mobile	AL	36608	Retail	Anchored	1986
17	HIE Washington Portfolio	RBS		Various	Various	WA	Various	Hospitality	Limited Service	Various
17.01	Holiday Inn Express Marysville	RBS		8606 36th Avenue Northeast	Marysville	WA	98270	Hospitality	Limited Service	2007
17.02	Holiday Inn Express Sumner	RBS		2500 136th Avenue Court East	Sumner	WA	98390	Hospitality	Limited Service	2008
18	Residence Inn San Juan Capistrano	RBS		33711 Camino Capistrano	San Juan Capistrano	CA	92675	Hospitality	Extended Stay	2012
19	Hilton Norfolk	Basis		1500 North Military Highway	Norfolk	VA	23502	Hospitality	Full Service	1985
20	Lake Cable Apartments	LIG I		4784 South Boulevard NW	Canton	OH	44718	Multifamily	Garden	1969
21	One Harbour Place	WFB		One Harbour Place	Portsmouth	NH	03801	Office	Suburban	1916
22	540 Atlantic Ave	Basis		540 Atlantic Avenue	Brooklyn	NY	11217	Office	CBD	1924
23	Union Square New Hope	WFB		100 Union Square Drive	New Hope	PA	18938	Mixed Use	Office/Retail	2004
24	RiverPark XI	LIG I		10894 South River Front Parkway	South Jordan	UT	84095	Office	Single Tenant	2011
25	Atascocita Town Center	Basis		6900-7072 FM 1960 East	Humble	TX	77346	Retail	Anchored	1984
26	Continental Shopping Plaza - Green Valley	RBS		180-260 West Continental Road	Green Valley	AZ	85614	Retail	Anchored	1980
27	Hilton Garden Inn Concord	RBS		7831 Gateway Lane Northwest	Concord	NC	28027	Hospitality	Limited Service	2010
28	808 Broadway	RBS		808 Broadway	New York	NY	10003	Retail	Single Tenant	1888
29	Residence Inn Harrisonburg	WFB		1945 Deyerle Avenue	Harrisonburg	VA	22801	Hospitality	Extended Stay	2009
30	BSG Texas Hotel Portfolio	RBS		Various	Various	TX	Various	Hospitality	Limited Service	2009
30.01	La Quinta Inn and Suites - Big Spring	RBS		1102 IH 20 West	Big Spring	TX	79720	Hospitality	Limited Service	2009
30.02	Holiday Inn Express - Graham	RBS		1581 Highway 380 Bypass	Graham	TX	76450	Hospitality	Limited Service	2009
31	7220 Wisconsin Avenue	WFB		7220 Wisconsin Avenue	Bethesda	MD	20814	Mixed Use	Office/Retail	1959
32	Millerville Center	WFB		1977 Millerville Road	Baton Rouge	LA	70816	Retail	Anchored	2007
33	CubeSmart Self Storage Portfolio	LIG I		Various	Various	VA	Various	Self Storage	Self Storage	Various
33.01	Culpeper	LIG I		791 Germanna Highway	Culpeper	VA	22701	Self Storage	Self Storage	1995
33.02	South Wales	LIG I		1429 Old Bridge Road	Amissville	VA	20106	Self Storage	Self Storage	1996
33.03	Hilltop Remote	LIG I		614 Old Brandy Road	Culpeper	VA	22701	Self Storage	Self Storage	1954
33.04	Hilltop	LIG I		510 Germanna Highway	Culpeper	VA	22701	Self Storage	Self Storage	1954
34	Flats at Campus Pointe	LIG I		1201 Campus Pointe Court	Charlotte	NC	28262	Multifamily	Student Housing	2012
35	Vista Plaza Shopping Center- Torrance	WFB		4220, 4230, 4240, 4310 and 4330 Pacific Coast Highway	Torrance	CA	90505	Retail	Anchored	1972
36	Corte Madera Business Center	WFB		45-65 Koch Road	Corte Madera	CA	94925	Office	Suburban	1987
37	Parc De Maison	WFB		1700 Colorado Street	Carson City	NV	89701	Manufactured Housing Community	Manufactured Housing Community	1987
38	First Commercial Realty Portfolio	Basis		Various	Various	MI	Various	Retail	Various	Various
38.01	Royal Town Center	Basis		8888-8918 Eight Mile Road	Royal Oak Township	MI	48220	Retail	Shadow Anchored	1996
38.02	Mt Morris Commons	Basis		7168-7220 North Saginaw Street	Genesee Township	MI	48458	Retail	Anchored	1978
39	Towneplace Suites - Mooresville	WFB		139 Gateway Boulevard	Mooresville	NC	28117	Hospitality	Extended Stay	2009
40	Villas at Granville	CIIICM		8616 North 72nd Street	Milwaukee	WI	53223	Multifamily	Garden	1989
41	Pines of Newpointe	LIG I		104 Summit Arch	Virginia Beach	VA	23462	Multifamily	Garden	1991
42	Stor N More	RBS		1505 South US Highway 301	Tampa	FL	33619	Self Storage	Self Storage	2007
43	Southern Plaza	Basis		2003 Southern Boulevard Southeast	Rio Rancho	NM	87124	Retail	Shadow Anchored	1986
44	Heartland Inn	RBS		87 2nd Street	Coralville	IA	52241	Hospitality	Limited Service	1989
45	Mays Crossing	LIG I		31 Georgia Highway 138	Stockbridge	GA	30281	Retail	Anchored	1984
46	Meadow Central	WFB		10260 & 10300 North Central Expressway	Dallas	TX	75231	Office	Suburban	1974
47	Country Club Park	CIIICM	Crossed Portfolio A	1855 West Wickenbrug Way	Wickenburg	AZ	85390	Manufactured Housing Community	Manufactured Housing Community	1975
48	Lincoln MHC	CIIICM	Crossed Portfolio A	6368 Lincoln Boulevard	Oroville	CA	95966	Manufactured Housing Community	Manufactured Housing Community	1974
49	Hidden Creek MHC	CIIICM		1 Sandy Brook Drive	Hamlin	NY	14464	Manufactured Housing Community	Manufactured Housing Community	1972
50	Colony Plaza	CIIICM		4811 State Highway 6 South	Missouri City	TX	77459	Retail	Anchored	1996
51	AZ MHC Portfolio	Basis		Various	Tuscon	AZ	Various	Manufactured Housing Community	Manufactured Housing Community	Various
51.01	Park Plaza MHC	Basis		6001 South Park Avenue	Tuscon	AZ	85706	Manufactured Housing Community	Manufactured Housing Community	1947
51.02	Aloha MHC	Basis		810 West Limberlost Drive	Tuscon	AZ	85705	Manufactured Housing Community	Manufactured Housing Community	1962
51.03	Emery MHC	Basis		6002 South Fontana Avenue	Tuscon	AZ	85706	Manufactured Housing Community	Manufactured Housing Community	1947
51.04	Las Palmas MHC	Basis		415 East Corona Road	Tuscon	AZ	85706	Manufactured Housing Community	Manufactured Housing Community	1975
51.05	Alvord MHC	Basis		3419 East Alvord Road	Tuscon	AZ	85706	Manufactured Housing Community	Manufactured Housing Community	1960
52	Corona Hills Town Center	CIIICM		107-131 North McKinley Street	Corona	CA	92879	Retail	Shadow Anchored	1989
53	Cimarron MHC	CIIICM		2700 Rawhide Drive	Irving	TX	75060	Manufactured Housing Community	Manufactured Housing Community	1970
54	McGee’s Crossing	RBS		12330 NC Highway 210	Benson	NC	27504	Retail	Anchored	2002
55	Woodland Plaza	Basis		2320-2478 US Highway 421	Harlan	KY	40831	Retail	Anchored	1974
56	Mizner Place	CIIICM		12300 South Shore Boulevard	Wellington	FL	33483	Office	Suburban	2001
57	Yorktown Self Storage	WFB		2360 Hampton Highway	Yorktown	VA	23693	Self Storage	Self Storage	2004
58	Palm Shadows MHC	CIIICM		200 North Val Verde Road	Donna	TX	78537	Manufactured Housing Community	Manufactured Housing Community	1977
59	Sunrise Pass Estates MHC	CIIICM		1000 Windy Pass	Barstow	CA	92311	Manufactured Housing Community	Manufactured Housing Community	1972
60	Lake Ridge Shopping Center	RBS	Crossed Portfolio B	5115 & 5145 Lake Ridge Parkway	Grand Prairie	TX	75052	Retail	Unanchored	2007
61	River Hills Plaza	RBS	Crossed Portfolio B	6100-6148 Bryant Irvin Road	Fort Worth	TX	76132	Retail	Unanchored	2004
62	American Mini Storage Norco	CIIICM		2059 Second Street	Norco	CA	92860	Self Storage	Self Storage	2001
63	Crystal Lake Plaza	Basis		3000 Curry Ford Road	Orlando	FL	32806	Retail	Anchored	1963
64	Ramey’s MHC	CIIICM		1600 Lynchburg Turnpike	Salem	VA	24153	Manufactured Housing Community	Manufactured Housing Community	1953
65	The Store Room	CIIICM		4401 Village Boulevard	West Palm Beach	FL	33407	Self Storage	Self Storage	1996
66	Falconview MHC	WFB		9645 Meadowlark Court	Freeland	MI	48623	Manufactured Housing Community	Manufactured Housing Community	2003
67	Silo Self Storage	CIIICM		425 Swiss Avenue	Nashville	TN	37211	Self Storage	Self Storage	1996

WFRBS Commercial Mortgage Trust 2013-C14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Cross Collateralized and Cross Defaulted Loan Flag(2)	Address	City	State	Zip Code	General Property Type	Specific Property Type	Year Built
68	160 West 72nd Street	WFB		160 West 72nd Street	New York	NY	10023	Mixed Use	Multifamily/Retail	1910
69	Los Arboles Community	CIIICM		17200 South La Villita Road	Sahuarita	AZ	85264	Manufactured Housing Community	Manufactured Housing Community	1972
70	Emerald Lake MHC	CIIICM		200 Jeremy Drive	Davenport	FL	33837	Manufactured Housing Community	Manufactured Housing Community	1982
71	Little Texas MHC	CIIICM		7501 Bluff Springs Road	Austin	TX	78744	Manufactured Housing Community	Manufactured Housing Community	1970
72	Try Mor MHC	CIIICM		5624 14th Street West	Bradenton	FL	34207	Manufactured Housing Community	Manufactured Housing Community	1970
73	Lyndon Lawn MHC	CIIICM		1208 U.S. Route 11	Central Square	NY	13076	Manufactured Housing Community	Manufactured Housing Community	1965

WFRBS Commercial Mortgage Trust 2013-C14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
Mortgage Loan Number	Property Name	Year Renovated	Number of Units(3)	Unit of Measure	Cut-off Date Balance Per Unit/SF(3)	Original Balance ($)(4)	Cut-off Date Balance ($)(4)	% of Aggregate Cut-off Date Balance	Maturity Date or ARD Balloon Payment ($)	ARD Loan	Origination Date	First Pay Date	Last IO Pay Date	First P&I Pay Date	Maturity Date or Anticipated Repayment Date	ARD Loan Maturity Date	Gross Mortgage Rate
1	RHP Portfolio III		3,321	Pads	38,761	128,723,897	128,723,897	8.8%	110,897,973	N	4/5/2013	6/1/2013	3/1/2016	4/1/2016	5/1/2023		4.01100%
1.01	Portside		931	Pads		43,640,216	43,640,216	3.0%
1.02	Crescentwood Village		273	Pads		18,576,579	18,576,579	1.3%
1.03	Spring Valley Village		136	Pads		12,089,520	12,089,520	0.8%
1.04	Riverside (UT)		200	Pads		11,720,937	11,720,937	0.8%
1.05	Springdale Lake		443	Pads		11,617,733	11,617,733	0.8%
1.06	Sundown		200	Pads		10,342,437	10,342,437	0.7%
1.07	Oak Park Village		343	Pads		7,961,390	7,961,390	0.5%
1.08	River Oaks		397	Pads		7,489,605	7,489,605	0.5%
1.09	Riverside (KS)		93	Pads		2,071,436	2,071,436	0.1%
1.10	Sherwood Acres		110	Pads		1,238,439	1,238,439	0.1%
1.11	Glen Acres		133	Pads		1,017,289	1,017,289	0.1%
1.12	Connie Jean		62	Pads		958,316	958,316	0.1%
2	Midtown I & II		794,110	Sq. Ft.	157	124,300,000	124,300,000	8.5%	124,300,000	Y	4/25/2013	6/1/2013	5/1/2023		5/1/2023	5/1/2043	3.84000%
3	The Plant San Jose		485,895	Sq. Ft.	253	123,000,000	123,000,000	8.4%	123,000,000	Y	4/15/2013	6/1/2013	5/1/2023		5/1/2023	5/1/2033	3.81500%
4	White Marsh Mall	2012	702,317	Sq. Ft.	271	110,000,000	110,000,000	7.5%	110,000,000	N	5/1/2013	6/1/2013	5/1/2021		5/1/2021		3.65800%
5	301 South College Street	2012	988,646	Sq. Ft.	177	90,000,000	90,000,000	6.1%	81,590,155	N	4/11/2013	6/1/2013	5/1/2018	6/1/2018	5/1/2023		3.93500%
6	Cheeca Lodge & Spa	2009	214	Rooms	397,196	85,000,000	85,000,000	5.8%	71,912,956	N	5/1/2013	6/1/2013	5/1/2015	6/1/2015	5/1/2023		4.15000%
7	Cumberland Mall	2006	541,527	Sq. Ft.	295	70,000,000	70,000,000	4.8%	70,000,000	N	4/26/2013	6/1/2013	5/1/2023		5/1/2023		3.67000%
8	100 & 150 South Wacker Drive	2008	1,095,653	Sq. Ft.	128	69,000,000	69,000,000	4.7%	62,581,992	N	4/30/2013	6/1/2013	5/1/2018	6/1/2018	5/1/2023		3.96250%
9	Brambleton Town Center		295,628	Sq. Ft.	203	60,000,000	60,000,000	4.1%	50,548,928	N	5/1/2013	6/1/2013	5/1/2015	6/1/2015	5/1/2023		4.00000%
10	Rehoboth Bay MHC	2012	525	Pads	62,857	33,000,000	33,000,000	2.2%	29,933,717	N	5/3/2013	7/1/2013	6/1/2018	7/1/2018	6/1/2023		3.97000%
11	RHP Portfolio IV		860	Pads	35,607	30,621,868	30,621,868	2.1%	26,381,295	N	4/5/2013	6/1/2013	3/1/2016	4/1/2016	5/1/2023		4.01100%
11.01	Brookside		170	Pads		10,615,188	10,615,188	0.7%
11.02	Overpass Point MHC		193	Pads		7,445,375	7,445,375	0.5%
11.03	Havenwood		120	Pads		6,560,775	6,560,775	0.4%
11.04	The Woodlands		244	Pads		3,051,867	3,051,867	0.2%
11.05	Pine Haven MHC		133	Pads		2,948,663	2,948,663	0.2%
12	Heron Bay III, IV & Waterway Shoppes		130,985	Sq. Ft.	175	23,000,000	22,970,518	1.6%	18,382,304	N	4/26/2013	6/1/2013		6/1/2013	5/1/2023		4.17000%
12.01	Heron Bay III, IV		90,727	Sq. Ft.		15,031,496	15,012,228	1.0%
12.02	Waterway Shoppes		40,258	Sq. Ft.		7,968,504	7,958,290	0.5%
13	Brentwood Gateway Office Building	2007	100,304	Sq. Ft.	224	22,500,000	22,500,000	1.5%	17,972,033	N	5/6/2013	7/1/2013		7/1/2013	6/1/2023		4.15500%
14	Continental Plaza - Columbus	2009	568,740	Sq. Ft.	39	22,000,000	21,972,166	1.5%	17,620,514	N	4/9/2013	6/1/2013		6/1/2013	5/1/2023		4.23000%
15	Orchard Pointe		114,709	Sq. Ft.	188	21,600,000	21,574,141	1.5%	17,451,769	N	4/26/2013	6/1/2013		6/1/2013	5/1/2023		4.48000%
16	Mobile Festival Centre	1992	380,619	Sq. Ft.	54	20,718,750	20,718,750	1.4%	17,257,958	N	5/9/2013	7/1/2013	6/1/2015	7/1/2015	6/1/2023		4.45000%
17	HIE Washington Portfolio		212	Rooms	82,417	17,500,000	17,472,436	1.2%	15,537,540	N	4/16/2013	6/1/2013		6/1/2013	5/1/2018		4.87600%
17.01	Holiday Inn Express Marysville		100	Rooms		12,250,000	12,230,705	0.8%
17.02	Holiday Inn Express Sumner		112	Rooms		5,250,000	5,241,731	0.4%
18	Residence Inn San Juan Capistrano		130	Rooms	131,923	17,150,000	17,150,000	1.2%	14,889,141	N	5/9/2013	7/1/2013		7/1/2013	6/1/2020		4.14900%
19	Hilton Norfolk	2007	247	Rooms	68,707	17,000,000	16,970,629	1.2%	12,406,006	N	4/24/2013	6/1/2013		6/1/2013	5/1/2023		4.35000%
20	Lake Cable Apartments		586	Units	28,108	16,500,000	16,471,395	1.1%	12,031,887	N	4/30/2013	6/1/2013		6/1/2013	5/1/2023		4.33000%
21	One Harbour Place	1984	68,597	Sq. Ft.	226	15,500,000	15,500,000	1.1%	12,316,548	N	5/3/2013	7/1/2013		7/1/2013	6/1/2023		4.01000%
22	540 Atlantic Ave	1989	68,932	Sq. Ft.	218	15,000,000	15,000,000	1.0%	13,620,059	N	5/9/2013	7/1/2013		7/1/2013	6/1/2018		4.03000%
23	Union Square New Hope		117,245	Sq. Ft.	124	14,500,000	14,500,000	1.0%	11,538,552	N	5/3/2013	7/1/2013		7/1/2013	6/1/2023		4.05000%
24	RiverPark XI		125,000	Sq. Ft.	116	14,500,000	14,472,274	1.0%	10,335,486	Y	4/17/2013	6/1/2013		6/1/2013	5/1/2023	5/1/2038	3.75000%
25	Atascocita Town Center	2005	157,555	Sq. Ft.	89	14,000,000	14,000,000	1.0%	11,922,297	N	5/6/2013	7/1/2013	6/1/2015	7/1/2015	6/1/2023		4.39000%
26	Continental Shopping Plaza - Green Valley	1999	155,909	Sq. Ft.	89	13,875,000	13,875,000	0.9%	11,722,366	N	4/30/2013	6/1/2013	5/1/2015	6/1/2015	5/1/2023		4.10000%
27	Hilton Garden Inn Concord		118	Rooms	110,593	13,050,000	13,050,000	0.9%	9,606,260	N	5/2/2013	7/1/2013		7/1/2013	6/1/2023		4.58000%
28	808 Broadway	1981	24,548	Sq. Ft.	509	12,500,000	12,500,000	0.9%	12,500,000	Y	5/6/2013	7/1/2013	6/1/2023		6/1/2023	6/1/2043	4.08000%
29	Residence Inn Harrisonburg		108	Rooms	114,619	12,400,000	12,378,834	0.8%	9,073,343	N	4/26/2013	6/1/2013		6/1/2013	5/1/2023		4.42000%
30	BSG Texas Hotel Portfolio		144	Rooms	83,333	12,000,000	12,000,000	0.8%	7,605,105	N	5/8/2013	7/1/2013		7/1/2013	6/1/2023		5.14000%
30.01	La Quinta Inn and Suites - Big Spring		73	Rooms		7,260,000	7,260,000	0.5%
30.02	Holiday Inn Express - Graham		71	Rooms		4,740,000	4,740,000	0.3%
31	7220 Wisconsin Avenue	1986	40,325	Sq. Ft.	291	11,750,000	11,735,199	0.8%	9,417,604	N	4/23/2013	6/1/2013		6/1/2013	5/1/2023		4.25000%
32	Millerville Center		79,189	Sq. Ft.	138	10,900,000	10,900,000	0.7%	8,251,378	N	4/12/2013	6/1/2013	5/1/2014	6/1/2014	5/1/2023		4.14000%
33	CubeSmart Self Storage Portfolio	Various	236,213	Sq. Ft.	45	10,750,000	10,736,130	0.7%	8,582,556	N	4/29/2013	6/1/2013		6/1/2013	5/1/2023		4.14000%
33.01	Culpeper	2003	94,800	Sq. Ft.		5,098,000	5,091,422	0.3%
33.02	South Wales	2001	70,500	Sq. Ft.		3,879,000	3,873,995	0.3%
33.03	Hilltop Remote	1980	46,603	Sq. Ft.		1,034,000	1,032,666	0.1%
33.04	Hilltop	1994	24,310	Sq. Ft.		739,000	738,047	0.1%
34	Flats at Campus Pointe		183	Units	50,546	9,250,000	9,250,000	0.6%	7,806,151	N	4/26/2013	6/1/2013	5/1/2015	6/1/2015	5/1/2023		4.06000%
35	Vista Plaza Shopping Center- Torrance	1993	75,732	Sq. Ft.	112	8,500,000	8,488,552	0.6%	6,737,493	N	5/1/2013	6/1/2013		6/1/2013	5/1/2023		3.94000%
36	Corte Madera Business Center		38,190	Sq. Ft.	222	8,500,000	8,484,385	0.6%	6,116,812	N	4/30/2013	6/1/2013		6/1/2013	5/1/2023		3.99000%
37	Parc De Maison		168	Pads	49,695	8,360,000	8,348,740	0.6%	6,626,523	N	5/1/2013	6/1/2013		6/1/2013	5/1/2023		3.94000%
38	First Commercial Realty Portfolio	Various	124,352	Sq. Ft.	67	8,325,000	8,315,255	0.6%	6,749,309	N	5/1/2013	6/1/2013		6/1/2013	5/1/2023		4.58000%
38.01	Royal Town Center	1998	52,704	Sq. Ft.		4,933,000	4,927,225	0.3%
38.02	Mt Morris Commons	2001	71,648	Sq. Ft.		3,392,000	3,388,029	0.2%
39	Towneplace Suites - Mooresville		116	Rooms	68,878	8,000,000	7,989,812	0.5%	6,400,659	N	4/30/2013	6/1/2013		6/1/2013	5/1/2023		4.20000%
40	Villas at Granville	1997	107	Units	72,333	7,750,000	7,739,673	0.5%	6,154,165	N	5/3/2013	6/5/2013		6/5/2013	5/5/2023		3.99000%
41	Pines of Newpointe		104	Units	74,181	7,725,000	7,714,859	0.5%	6,149,823	N	4/11/2013	6/1/2013		6/1/2013	5/1/2023		4.06000%
42	Stor N More		130,868	Sq. Ft.	59	7,700,000	7,690,300	0.5%	7,017,650	N	4/17/2013	6/1/2013		6/1/2013	5/1/2018		4.25000%
43	Southern Plaza		130,431	Sq. Ft.	52	6,800,000	6,800,000	0.5%	5,748,228	N	5/1/2013	6/1/2013	5/1/2015	6/1/2015	5/1/2023		4.12000%
44	Heartland Inn	1992	169	Rooms	39,878	6,750,000	6,739,414	0.5%	5,028,713	N	4/30/2013	6/1/2013		6/1/2013	5/1/2023		4.90000%
45	Mays Crossing	2007	138,274	Sq. Ft.	47	6,500,000	6,491,467	0.4%	5,174,609	N	4/9/2013	6/1/2013		6/1/2013	5/1/2023		4.06000%
46	Meadow Central	2011	170,131	Sq. Ft.	38	6,400,000	6,388,943	0.4%	4,670,497	N	4/25/2013	6/1/2013		6/1/2013	5/1/2023		4.35000%
47	Country Club Park		150	Pads	24,948	4,275,000	4,269,472	0.3%	3,411,845	N	5/1/2013	6/5/2013		6/5/2013	5/5/2023		4.13000%
48	Lincoln MHC		101	Pads	24,948	1,995,000	1,992,487	0.1%	1,598,989	N	5/3/2013	6/5/2013		6/5/2013	5/5/2023		4.25000%
49	Hidden Creek MHC		272	Pads	21,324	5,800,000	5,800,000	0.4%	4,685,812	N	5/8/2013	7/5/2013		7/5/2013	6/5/2023		4.48000%
50	Colony Plaza		55,022	Sq. Ft.	102	5,600,000	5,600,000	0.4%	4,930,588	N	5/9/2013	7/5/2013		7/5/2013	6/5/2018		4.40000%
51	AZ MHC Portfolio		258	Pads	21,318	5,500,000	5,500,000	0.4%	4,008,784	N	5/3/2013	7/1/2013		7/1/2013	6/1/2023		4.32000%
51.01	Park Plaza MHC		58	Pads		1,485,000	1,485,000	0.1%
51.02	Aloha MHC		50	Pads		1,255,800	1,255,800	0.1%
51.03	Emery MHC		64	Pads		1,182,500	1,182,500	0.1%
51.04	Las Palmas MHC		52	Pads		1,164,200	1,164,200	0.1%
51.05	Alvord MHC		34	Pads		412,500	412,500	0.0%
52	Corona Hills Town Center		54,379	Sq. Ft.	101	5,500,000	5,500,000	0.4%	4,454,131	N	5/9/2013	7/5/2013		7/5/2013	6/5/2023		4.55000%
53	Cimarron MHC		215	Pads	23,226	5,000,000	4,993,674	0.3%	4,004,662	N	5/1/2013	6/5/2013		6/5/2013	5/5/2023		4.23000%
54	McGee’s Crossing		65,307	Sq. Ft.	76	5,000,000	4,991,060	0.3%	3,620,741	N	4/22/2013	6/1/2013		6/1/2013	5/1/2023		4.15000%
55	Woodland Plaza	2011	87,855	Sq. Ft.	54	4,777,500	4,777,500	0.3%	3,835,662	N	5/2/2013	7/1/2013		7/1/2013	6/1/2023		4.30000%
56	Mizner Place		36,599	Sq. Ft.	126	4,600,000	4,600,000	0.3%	3,667,078	N	5/9/2013	7/5/2013		7/5/2013	6/5/2023		4.10000%
57	Yorktown Self Storage		73,470	Sq. Ft.	62	4,525,000	4,525,000	0.3%	3,806,831	N	4/30/2013	6/1/2013	5/1/2015	6/1/2015	5/1/2023		3.95000%
58	Palm Shadows MHC		425	Pads	10,576	4,500,000	4,494,697	0.3%	3,644,537	N	4/22/2013	6/5/2013		6/5/2013	5/5/2023		4.55000%
59	Sunrise Pass Estates MHC		161	Pads	27,296	4,400,000	4,394,709	0.3%	4,023,888	N	4/26/2013	6/5/2013		6/5/2013	5/5/2018		4.46000%
60	Lake Ridge Shopping Center		26,869	Sq. Ft.	88	2,700,000	2,696,744	0.2%	2,178,987	N	4/25/2013	6/1/2013		6/1/2013	5/1/2023		4.44700%
61	River Hills Plaza		20,000	Sq. Ft.	88	1,425,000	1,423,281	0.1%	1,150,021	N	4/25/2013	6/1/2013		6/1/2013	5/1/2023		4.44700%
62	American Mini Storage Norco		84,626	Sq. Ft.	47	4,000,000	3,994,806	0.3%	3,190,089	N	4/30/2013	6/1/2013		6/1/2013	5/1/2023		4.11000%
63	Crystal Lake Plaza	2013	54,441	Sq. Ft.	70	3,825,000	3,825,000	0.3%	3,076,315	N	5/6/2013	7/1/2013		7/1/2013	6/1/2023		4.35000%
64	Ramey’s MHC		140	Pads	25,000	3,500,000	3,500,000	0.2%	2,544,177	N	5/8/2013	7/1/2013		7/1/2013	6/1/2023		4.25000%
65	The Store Room		44,300	Sq. Ft.	73	3,250,000	3,250,000	0.2%	2,616,596	N	5/9/2013	7/1/2013		7/1/2013	6/1/2023		4.38000%
66	Falconview MHC		169	Pads	16,420	2,775,000	2,775,000	0.2%	2,229,497	N	5/3/2013	7/1/2013		7/1/2013	6/1/2023		4.32000%
67	Silo Self Storage		58,910	Sq. Ft.	44	2,600,000	2,600,000	0.2%	2,117,762	N	5/9/2013	7/1/2013		7/1/2013	6/1/2023		4.72000%

WFRBS Commercial Mortgage Trust 2013-C14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
Mortgage Loan Number	Property Name	Year Renovated	Number of Units(3)	Unit of Measure	Cut-off Date Balance Per Unit/SF(3)	Original Balance ($)(4)	Cut-off Date Balance ($)(4)	% of Aggregate Cut-off Date Balance	Maturity Date or ARD Balloon Payment ($)	ARD Loan	Origination Date	First Pay Date	Last IO Pay Date	First P&I Pay Date	Maturity Date or Anticipated Repayment Date	ARD Loan Maturity Date	Gross Mortgage Rate
68	160 West 72nd Street		7,500	Sq. Ft.	293	2,200,000	2,197,168	0.1%	1,757,057	N	5/1/2013	6/1/2013		6/1/2013	5/1/2023		4.15000%
69	Los Arboles Community		101	Pads	19,802	2,000,000	2,000,000	0.1%	1,501,298	N	5/6/2013	7/1/2013		7/1/2013	6/1/2023		5.11000%
70	Emerald Lake MHC		108	Pads	18,496	2,000,000	1,997,552	0.1%	1,610,316	N	5/1/2013	6/5/2013		6/5/2013	5/5/2023		4.38000%
71	Little Texas MHC		73	Pads	25,658	1,875,000	1,873,063	0.1%	1,547,615	N	4/16/2013	6/5/2013		6/5/2013	5/5/2023		5.12000%
72	Try Mor MHC		67	Pads	26,772	1,800,000	1,793,733	0.1%	1,322,529	N	3/28/2013	5/1/2013		5/1/2013	4/1/2023		4.53000%
73	Lyndon Lawn MHC		85	Pads	19,349	1,650,000	1,644,658	0.1%	1,232,761	N	3/25/2013	5/1/2013		5/1/2013	4/1/2023		4.98000%

WFRBS Commercial Mortgage Trust 2013-C14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
Mortgage Loan Number	Property Name	Trust Advisor Fee	Trustee Fee	Servicing Fee	Net Mortgage Rate	Interest Accrual Method	Monthly P&I Payment ($)	Amortization Type	Interest Accrual Method During IO	Original Term to Maturity or ARD (Mos.)	Remaining Term to Maturity or ARD (Mos.)	Original IO Period (Mos.)	Remaining IO Period (Mos.)	Original Amort Term (Mos.)	Remaining Amort Term (Mos.)	Seasoning
1	RHP Portfolio III	0.00155%	0.00310%	0.02000%	3.98635%	Actual/360	615,364.17	Interest-only, Amortizing Balloon	Actual/360	120	119	34	33	360	360	1
1.01	Portside
1.02	Crescentwood Village
1.03	Spring Valley Village
1.04	Riverside (UT)
1.05	Springdale Lake
1.06	Sundown
1.07	Oak Park Village
1.08	River Oaks
1.09	Riverside (KS)
1.10	Sherwood Acres
1.11	Glen Acres
1.12	Connie Jean
2	Midtown I & II	0.00155%	0.00310%	0.02000%	3.81535%	Actual/360	403,284.44	Interest-only, ARD	Actual/360	120	119	120	119	0	0	1
3	The Plant San Jose	0.00155%	0.00310%	0.02000%	3.79035%	Actual/360	396,468.58	Interest-only, ARD	Actual/360	120	119	120	119	0	0	1
4	White Marsh Mall	0.00155%	0.00310%	0.02000%	3.63335%	Actual/360	339,973.84	Interest-only, Balloon	Actual/360	96	95	96	95	0	0	1
5	301 South College Street	0.00155%	0.00310%	0.03000%	3.90035%	Actual/360	426,308.02	Interest-only, Amortizing Balloon	Actual/360	120	119	60	59	360	360	1
6	Cheeca Lodge & Spa	0.00155%	0.00310%	0.03000%	4.11535%	Actual/360	413,187.82	Interest-only, Amortizing Balloon	Actual/360	120	119	24	23	360	360	1
7	Cumberland Mall	0.00000%	0.00310%	0.02000%	3.64690%	Actual/360	217,056.71	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1
8	100 & 150 South Wacker Drive	0.00000%	0.00310%	0.02000%	3.93940%	Actual/360	327,926.57	Interest-only, Amortizing Balloon	Actual/360	120	119	60	59	360	360	1
9	Brambleton Town Center	0.00155%	0.00310%	0.02000%	3.97535%	Actual/360	286,449.18	Interest-only, Amortizing Balloon	Actual/360	120	119	24	23	360	360	1
10	Rehoboth Bay MHC	0.00155%	0.00310%	0.02000%	3.94535%	Actual/360	156,976.83	Interest-only, Amortizing Balloon	Actual/360	120	120	60	60	360	360	0
11	RHP Portfolio IV	0.00155%	0.00310%	0.02000%	3.98635%	Actual/360	146,387.74	Interest-only, Amortizing Balloon	Actual/360	120	119	34	33	360	360	1
11.01	Brookside
11.02	Overpass Point MHC
11.03	Havenwood
11.04	The Woodlands
11.05	Pine Haven MHC
12	Heron Bay III, IV & Waterway Shoppes	0.00155%	0.00310%	0.06000%	4.10535%	Actual/360	112,071.59	Amortizing Balloon		120	119	0	0	360	359	1
12.01	Heron Bay III, IV
12.02	Waterway Shoppes
13	Brentwood Gateway Office Building	0.00155%	0.00310%	0.05000%	4.10035%	Actual/360	109,438.72	Amortizing Balloon		120	120	0	0	360	360	0
14	Continental Plaza - Columbus	0.00155%	0.00310%	0.02000%	4.20535%	Actual/360	107,969.34	Amortizing Balloon		120	119	0	0	360	359	1
15	Orchard Pointe	0.00155%	0.00310%	0.16000%	4.31535%	Actual/360	109,187.49	Amortizing Balloon		120	119	0	0	360	359	1
16	Mobile Festival Centre	0.00155%	0.00310%	0.02000%	4.42535%	Actual/360	107,958.19	Interest-only, Amortizing Balloon	Actual/360	120	120	24	24	336	336	0
17	HIE Washington Portfolio	0.00155%	0.00310%	0.02000%	4.85135%	Actual/360	101,042.95	Amortizing Balloon		60	59	0	0	300	299	1
17.01	Holiday Inn Express Marysville
17.02	Holiday Inn Express Sumner
18	Residence Inn San Juan Capistrano	0.00155%	0.00310%	0.02000%	4.12435%	Actual/360	83,356.74	Amortizing Balloon		84	84	0	0	360	360	0
19	Hilton Norfolk	0.00155%	0.00310%	0.02000%	4.32535%	Actual/360	93,049.98	Amortizing Balloon		120	119	0	0	300	299	1
20	Lake Cable Apartments	0.00155%	0.00310%	0.11000%	4.21535%	Actual/360	90,127.52	Amortizing Balloon		120	119	0	0	300	299	1
21	One Harbour Place	0.00155%	0.00310%	0.02000%	3.98535%	Actual/360	74,088.76	Amortizing Balloon		120	120	0	0	360	360	0
22	540 Atlantic Ave	0.00155%	0.00310%	0.02000%	4.00535%	Actual/360	71,871.97	Amortizing Balloon		60	60	0	0	360	360	0
23	Union Square New Hope	0.00155%	0.00310%	0.02000%	4.02535%	Actual/360	69,643.84	Amortizing Balloon		120	120	0	0	360	360	0
24	RiverPark XI	0.00155%	0.00310%	0.11000%	3.63535%	Actual/360	74,549.02	Amortizing ARD		120	119	0	0	300	299	1
25	Atascocita Town Center	0.00155%	0.00310%	0.02000%	4.36535%	Actual/360	70,023.85	Interest-only, Amortizing Balloon	Actual/360	120	120	24	24	360	360	0
26	Continental Shopping Plaza - Green Valley	0.00155%	0.00310%	0.06000%	4.03535%	Actual/360	67,043.77	Interest-only, Amortizing Balloon	Actual/360	120	119	24	23	360	360	1
27	Hilton Garden Inn Concord	0.00155%	0.00310%	0.06000%	4.51535%	Actual/360	73,129.99	Amortizing Balloon		120	120	0	0	300	300	0
28	808 Broadway	0.00155%	0.00310%	0.06000%	4.01535%	Actual/360	43,090.28	Interest-only, ARD	Actual/360	120	120	120	120	0	0	0
29	Residence Inn Harrisonburg	0.00155%	0.00310%	0.02000%	4.39535%	Actual/360	68,361.38	Amortizing Balloon		120	119	0	0	300	299	1
30	BSG Texas Hotel Portfolio	0.00155%	0.00310%	0.02000%	5.11535%	Actual/360	80,125.69	Amortizing Balloon		120	120	0	0	240	240	0
30.01	La Quinta Inn and Suites - Big Spring
30.02	Holiday Inn Express - Graham
31	7220 Wisconsin Avenue	0.00155%	0.00310%	0.02000%	4.22535%	Actual/360	57,802.94	Amortizing Balloon		120	119	0	0	360	359	1
32	Millerville Center	0.00155%	0.00310%	0.02000%	4.11535%	Actual/360	58,380.14	Interest-only, Amortizing Balloon	Actual/360	120	119	12	11	300	300	1
33	CubeSmart Self Storage Portfolio	0.00155%	0.00310%	0.11000%	4.02535%	Actual/360	52,193.57	Amortizing Balloon		120	119	0	0	360	359	1
33.01	Culpeper
33.02	South Wales
33.03	Hilltop Remote
33.04	Hilltop
34	Flats at Campus Pointe	0.00155%	0.00310%	0.06000%	3.99535%	Actual/360	44,481.48	Interest-only, Amortizing Balloon	Actual/360	120	119	24	23	360	360	1
35	Vista Plaza Shopping Center- Torrance	0.00155%	0.00310%	0.02000%	3.91535%	Actual/360	40,286.83	Amortizing Balloon		120	119	0	0	360	359	1
36	Corte Madera Business Center	0.00155%	0.00310%	0.02000%	3.96535%	Actual/360	44,819.21	Amortizing Balloon		120	119	0	0	300	299	1
37	Parc De Maison	0.00155%	0.00310%	0.02000%	3.91535%	Actual/360	39,623.28	Amortizing Balloon		120	119	0	0	360	359	1
38	First Commercial Realty Portfolio	0.00155%	0.00310%	0.07000%	4.50535%	Actual/360	42,578.20	Amortizing Balloon		120	119	0	0	360	359	1
38.01	Royal Town Center
38.02	Mt Morris Commons
39	Towneplace Suites - Mooresville	0.00155%	0.00310%	0.05000%	4.14535%	Actual/360	39,121.37	Amortizing Balloon		120	119	0	0	360	359	1
40	Villas at Granville	0.00155%	0.00310%	0.02000%	3.96535%	Actual/360	36,955.02	Amortizing Balloon		120	119	0	0	360	359	1
41	Pines of Newpointe	0.00155%	0.00310%	0.06000%	3.99535%	Actual/360	37,148.04	Amortizing Balloon		120	119	0	0	360	359	1
42	Stor N More	0.00155%	0.00310%	0.06000%	4.18535%	Actual/360	37,879.37	Amortizing Balloon		60	59	0	0	360	359	1
43	Southern Plaza	0.00155%	0.00310%	0.02000%	4.09535%	Actual/360	32,936.43	Interest-only, Amortizing Balloon	Actual/360	120	119	24	23	360	360	1
44	Heartland Inn	0.00155%	0.00310%	0.02000%	4.87535%	Actual/360	39,067.56	Amortizing Balloon		120	119	0	0	300	299	1
45	Mays Crossing	0.00155%	0.00310%	0.06000%	3.99535%	Actual/360	31,257.25	Amortizing Balloon		120	119	0	0	360	359	1
46	Meadow Central	0.00155%	0.00310%	0.02000%	4.32535%	Actual/360	35,030.58	Amortizing Balloon		120	119	0	0	300	299	1
47	Country Club Park	0.00155%	0.00310%	0.02000%	4.10535%	Actual/360	20,731.20	Amortizing Balloon		120	119	0	0	360	359	1
48	Lincoln MHC	0.00155%	0.00310%	0.07000%	4.17535%	Actual/360	9,814.20	Amortizing Balloon		120	119	0	0	360	359	1
49	Hidden Creek MHC	0.00155%	0.00310%	0.02000%	4.45535%	Actual/360	29,318.86	Amortizing Balloon		120	120	0	0	360	360	0
50	Colony Plaza	0.00155%	0.00310%	0.02000%	4.37535%	Actual/360	30,809.62	Amortizing Balloon		60	60	0	0	300	300	0
51	AZ MHC Portfolio	0.00155%	0.00310%	0.02000%	4.29535%	Actual/360	30,011.58	Amortizing Balloon		120	120	0	0	300	300	0
51.01	Park Plaza MHC
51.02	Aloha MHC
51.03	Emery MHC
51.04	Las Palmas MHC
51.05	Alvord MHC
52	Corona Hills Town Center	0.00155%	0.00310%	0.02000%	4.52535%	Actual/360	28,031.33	Amortizing Balloon		120	120	0	0	360	360	0
53	Cimarron MHC	0.00155%	0.00310%	0.02000%	4.20535%	Actual/360	24,538.49	Amortizing Balloon		120	119	0	0	360	359	1
54	McGee’s Crossing	0.00155%	0.00310%	0.02000%	4.12535%	Actual/360	26,807.71	Amortizing Balloon		120	119	0	0	300	299	1
55	Woodland Plaza	0.00155%	0.00310%	0.02000%	4.27535%	Actual/360	23,642.48	Amortizing Balloon		120	120	0	0	360	360	0
56	Mizner Place	0.00155%	0.00310%	0.02000%	4.07535%	Actual/360	22,227.13	Amortizing Balloon		120	120	0	0	360	360	0
57	Yorktown Self Storage	0.00155%	0.00310%	0.02000%	3.92535%	Actual/360	21,472.81	Interest-only, Amortizing Balloon	Actual/360	120	119	24	23	360	360	1
58	Palm Shadows MHC	0.00155%	0.00310%	0.02000%	4.52535%	Actual/360	22,934.72	Amortizing Balloon		120	119	0	0	360	359	1
59	Sunrise Pass Estates MHC	0.00155%	0.00310%	0.02000%	4.43535%	Actual/360	22,189.70	Amortizing Balloon		60	59	0	0	360	359	1
60	Lake Ridge Shopping Center	0.00155%	0.00310%	0.02000%	4.42235%	Actual/360	13,595.61	Amortizing Balloon		120	119	0	0	360	359	1
61	River Hills Plaza	0.00155%	0.00310%	0.02000%	4.42235%	Actual/360	7,175.46	Amortizing Balloon		120	119	0	0	360	359	1
62	American Mini Storage Norco	0.00155%	0.00310%	0.02000%	4.08535%	Actual/360	19,351.15	Amortizing Balloon		120	119	0	0	360	359	1
63	Crystal Lake Plaza	0.00155%	0.00310%	0.02000%	4.32535%	Actual/360	19,041.30	Amortizing Balloon		120	120	0	0	360	360	0
64	Ramey’s MHC	0.00155%	0.00310%	0.02000%	4.22535%	Actual/360	18,960.83	Amortizing Balloon		120	120	0	0	300	300	0
65	The Store Room	0.00155%	0.00310%	0.02000%	4.35535%	Actual/360	16,236.36	Amortizing Balloon		120	120	0	0	360	360	0
66	Falconview MHC	0.00155%	0.00310%	0.02000%	4.29535%	Actual/360	13,765.29	Amortizing Balloon		120	120	0	0	360	360	0
67	Silo Self Storage	0.00155%	0.00310%	0.02000%	4.69535%	Actual/360	13,515.86	Amortizing Balloon		120	120	0	0	360	360	0

WFRBS Commercial Mortgage Trust 2013-C14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
Mortgage Loan Number	Property Name	Trust Advisor Fee	Trustee Fee	Servicing Fee	Net Mortgage Rate	Interest Accrual Method	Monthly P&I Payment ($)	Amortization Type	Interest Accrual Method During IO	Original Term to Maturity or ARD (Mos.)	Remaining Term to Maturity or ARD (Mos.)	Original IO Period (Mos.)	Remaining IO Period (Mos.)	Original Amort Term (Mos.)	Remaining Amort Term (Mos.)	Seasoning
68	160 West 72nd Street	0.00155%	0.00310%	0.02000%	4.12535%	Actual/360	10,694.27	Amortizing Balloon		120	119	0	0	360	359	1
69	Los Arboles Community	0.00155%	0.00310%	0.02000%	5.08535%	Actual/360	11,820.34	Amortizing Balloon		120	120	0	0	300	300	0
70	Emerald Lake MHC	0.00155%	0.00310%	0.02000%	4.35535%	Actual/360	9,991.60	Amortizing Balloon		120	119	0	0	360	359	1
71	Little Texas MHC	0.00155%	0.00310%	0.02000%	5.09535%	Actual/360	10,203.36	Amortizing Balloon		120	119	0	0	360	359	1
72	Try Mor MHC	0.00155%	0.00310%	0.02000%	4.50535%	Actual/360	10,035.66	Amortizing Balloon		120	118	0	0	300	298	2
73	Lyndon Lawn MHC	0.00155%	0.00310%	0.02000%	4.95535%	Actual/360	9,626.52	Amortizing Balloon		120	118	0	0	300	298	2

WFRBS Commercial Mortgage Trust 2013-C14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
Mortgage Loan Number	Property Name	Prepayment Provisions(5)	Grace Period Default (Days)	Grace Period Late (Days)(6)	Appraised Value ($)(7)	Appraisal Date	UW NOI DSCR (x)(4)	UW NCF DSCR (x)(4)	Cut-off Date LTV Ratio(4)(7)	LTV Ratio at Maturity or ARD(4)(7)	Cut-off Date UW NOI Debt Yield(4)	Cut-off Date UW NCF Debt Yield(4)	UW Revenues ($)	UW Expenses ($)	UW Net Operating Income ($)
1	RHP Portfolio III	L(25),GRTR 1% or YM(90),O(5)	5	5	174,620,000	Various	1.42	1.40	73.7%	63.5%	8.2%	8.0%	16,802,127	6,306,023	10,496,104
1.01	Portside				59,200,000	2/27/2013							5,237,493	1,839,772	3,397,722
1.02	Crescentwood Village				25,200,000	3/1/2013							1,997,473	473,266	1,524,207
1.03	Spring Valley Village				16,400,000	3/2/2013							1,550,071	585,671	964,401
1.04	Riverside (UT)				15,900,000	3/1/2013							1,295,858	324,427	971,431
1.05	Springdale Lake				15,760,000	3/5/2013							1,969,962	883,724	1,086,238
1.06	Sundown				14,030,000	3/1/2013							1,103,729	304,170	799,559
1.07	Oak Park Village				10,800,000	2/27/2013							1,213,390	604,218	609,172
1.08	River Oaks				10,160,000	3/5/2013							1,418,517	726,189	692,328
1.09	Riverside (KS)				2,810,000	3/5/2013							355,761	146,418	209,343
1.10	Sherwood Acres				1,680,000	3/6/2013							238,817	151,971	86,846
1.11	Glen Acres				1,380,000	3/6/2013							217,875	132,934	84,941
1.12	Connie Jean				1,300,000	2/27/2013							203,180	133,263	69,917
2	Midtown I & II	L(25),GRTR 1% or YM(91),O(4)	5	0	210,000,000	4/1/2013	3.09	2.92	59.2%	59.2%	12.0%	11.4%	15,433,600	463,008	14,970,592
3	The Plant San Jose	L(48),GRTR 1% or YM(72)	5	0	205,000,000	2/7/2013	2.75	2.64	60.0%	60.0%	10.7%	10.2%	18,986,162	5,883,368	13,102,793
4	White Marsh Mall	L(25),D(64),O(7)	5	5	300,000,000	4/11/2013	2.77	2.66	63.3%	63.3%	10.3%	9.9%	27,159,676	7,664,488	19,495,188
5	301 South College Street	L(25),D or GRTR 1% or YM(88),O(7)	5	5	250,000,000	2/8/2013	1.87	1.80	70.0%	63.5%	10.6%	10.2%	28,389,920	9,772,926	18,616,994
6	Cheeca Lodge & Spa	L(25),D(91),O(4)	5	5	134,000,000	4/5/2013	2.09	1.89	63.4%	53.7%	12.2%	11.0%	34,399,963	24,047,405	10,352,558
7	Cumberland Mall	L(25),D(91),O(4)	5	5	254,000,000	4/12/2013	2.60	2.49	63.0%	63.0%	9.7%	9.3%	21,794,267	6,312,264	15,482,004
8	100 & 150 South Wacker Drive	L(25),D(91),O(4)	5	5	211,000,000	3/14/2013	1.88	1.56	66.4%	60.2%	10.7%	8.9%	29,126,843	14,089,796	15,037,047
9	Brambleton Town Center	L(25),D(91),O(4)	5	5	87,600,000	3/22/2013	1.62	1.51	68.5%	57.7%	9.3%	8.7%	7,889,461	2,325,542	5,563,919
10	Rehoboth Bay MHC	L(24),D(92),O(4)	2	5	48,000,000	1/30/2013	1.53	1.51	68.8%	62.4%	8.7%	8.6%	3,486,156	607,991	2,878,166
11	RHP Portfolio IV	L(25),GRTR 1% or YM(90),O(5)	5	5	41,540,000	Various	1.42	1.40	73.7%	63.5%	8.2%	8.0%	3,853,722	1,352,559	2,501,164
11.01	Brookside				14,400,000	3/1/2013							1,141,211	260,841	880,370
11.02	Overpass Point MHC				10,100,000	3/1/2013							833,729	267,729	566,000
11.03	Havenwood				8,900,000	2/27/2013							832,004	339,159	492,846
11.04	The Woodlands				4,140,000	3/6/2013							555,135	239,890	315,246
11.05	Pine Haven MHC				4,000,000	3/1/2013							491,642	244,941	246,701
12	Heron Bay III, IV & Waterway Shoppes	L(25),D(91),O(4)	5	5	31,750,000	2/13/2013	1.64	1.50	72.3%	57.9%	9.6%	8.8%	3,531,515	1,326,014	2,205,501
12.01	Heron Bay III, IV				20,750,000	2/13/2013							2,307,998	866,608	1,441,390
12.02	Waterway Shoppes				11,000,000	2/13/2013							1,223,517	459,406	764,111
13	Brentwood Gateway Office Building	L(24),D(92),O(4)	5	5	30,000,000	3/25/2013	1.61	1.41	75.0%	59.9%	9.4%	8.2%	4,488,153	2,375,722	2,112,431
14	Continental Plaza - Columbus	L(25),D(91),O(4)	5	5	42,400,000	2/19/2013	2.65	2.12	51.8%	41.6%	15.6%	12.5%	9,580,941	6,152,106	3,428,836
15	Orchard Pointe	L(25),D(91),O(4)	5	5	28,800,000	11/2/2012	1.51	1.44	74.9%	60.6%	9.2%	8.7%	2,710,633	727,700	1,982,933
16	Mobile Festival Centre	L(24),D(94),O(2)	5	5	31,000,000	1/10/2013	1.91	1.66	66.8%	55.7%	11.9%	10.4%	3,484,346	1,011,783	2,472,563
17	HIE Washington Portfolio	L(25),D(31),O(4)	0	0	27,000,000	3/11/2013	1.75	1.55	64.7%	57.5%	12.1%	10.8%	5,892,890	3,772,614	2,120,277
17.01	Holiday Inn Express Marysville				16,700,000	3/11/2013							3,663,785	2,162,694	1,501,091
17.02	Holiday Inn Express Sumner				10,300,000	3/11/2013							2,229,105	1,609,920	619,185
18	Residence Inn San Juan Capistrano	L(24),D(56),O(4)	0	5	24,500,000	3/8/2013	1.91	1.71	70.0%	60.8%	11.1%	10.0%	5,065,171	3,155,536	1,909,635
19	Hilton Norfolk	L(25),D(92),O(3)	5	5	26,000,000	3/14/2013	1.91	1.60	65.3%	47.7%	12.5%	10.5%	8,630,839	6,503,230	2,127,609
20	Lake Cable Apartments	L(25),D(91),O(4)	5	5	24,000,000	1/28/2013	1.70	1.55	68.6%	50.1%	11.2%	10.2%	3,604,826	1,767,610	1,837,216
21	One Harbour Place	L(24),D(92),O(4)	5	5	20,900,000	3/11/2013	1.69	1.54	74.2%	58.9%	9.7%	8.8%	2,306,650	807,549	1,499,101
22	540 Atlantic Ave	L(24),D(33),O(3)	5	5	22,600,000	4/2/2013	1.58	1.48	66.4%	60.3%	9.1%	8.5%	2,012,514	647,318	1,365,196
23	Union Square New Hope	L(24),D(92),O(4)	5	5	27,000,000	3/26/2013	2.02	1.82	53.7%	42.7%	11.6%	10.5%	2,601,026	915,768	1,685,258
24	RiverPark XI	L(25),D(91),O(4)	5	5	29,000,000	3/14/2013	2.60	2.38	49.9%	35.6%	16.1%	14.7%	3,073,873	745,566	2,328,307
25	Atascocita Town Center	L(25),D(93),O(2)	5	5	19,110,000	11/11/2012	1.66	1.50	72.7%	61.9%	10.0%	9.0%	1,897,276	500,333	1,396,943
26	Continental Shopping Plaza - Green Valley	L(25),D(91),O(4)	5	5	18,600,000	2/22/2013	1.74	1.57	74.6%	63.0%	10.1%	9.1%	2,216,729	814,873	1,401,856
27	Hilton Garden Inn Concord	L(24),D(92),O(4)	0	0	20,300,000	4/8/2013	1.69	1.51	64.3%	47.3%	11.4%	10.2%	3,997,528	2,511,738	1,485,790
28	808 Broadway	L(24),GRTR 1% or YM(92),O(4)	5	5	23,400,000	3/27/2013	1.96	1.90	53.4%	53.4%	8.1%	7.8%	1,313,841	301,214	1,012,626
29	Residence Inn Harrisonburg	L(25),D(91),O(4)	5	5	18,200,000	2/8/2013	1.82	1.66	68.0%	49.9%	12.1%	11.0%	3,288,038	1,794,527	1,493,511
30	BSG Texas Hotel Portfolio	L(24),D(92),O(4)	0	0	18,700,000	3/1/2013	1.83	1.66	64.2%	40.7%	14.6%	13.3%	3,961,256	2,205,748	1,755,508
30.01	La Quinta Inn and Suites - Big Spring				11,300,000	3/1/2013							2,323,511	1,163,613	1,159,898
30.02	Holiday Inn Express - Graham				7,400,000	3/1/2013							1,637,745	1,042,135	595,610
31	7220 Wisconsin Avenue	L(25),D(91),O(4)	5	5	16,500,000	3/1/2013	1.47	1.36	71.1%	57.1%	8.7%	8.0%	1,552,267	530,891	1,021,376
32	Millerville Center	L(25),D(91),O(4)	5	5	16,500,000	2/19/2013	1.57	1.48	66.1%	50.0%	10.1%	9.5%	1,406,215	304,840	1,101,374
33	CubeSmart Self Storage Portfolio	L(25),D(91),O(4)	5	5	14,550,000	2/22/2013	1.70	1.65	73.8%	59.0%	9.9%	9.6%	1,694,254	627,059	1,067,195
33.01	Culpeper				6,900,000	2/22/2013							780,020	266,712	513,308
33.02	South Wales				5,250,000	2/22/2013							589,098	212,463	376,635
33.03	Hilltop Remote				1,400,000	2/22/2013							189,561	90,306	99,255
33.04	Hilltop				1,000,000	2/22/2013							135,575	57,578	77,997
34	Flats at Campus Pointe	L(25),D(76),O(19)	5	5	12,420,000	3/21/2013	1.59	1.52	74.5%	62.9%	9.2%	8.8%	1,442,507	594,346	848,161
35	Vista Plaza Shopping Center- Torrance	L(25),D(91),O(4)	5	5	22,300,000	3/15/2013	2.65	2.44	38.1%	30.2%	15.1%	13.9%	1,763,221	482,621	1,280,600
36	Corte Madera Business Center	L(25),D(91),O(4)	5	5	13,860,000	3/6/2013	1.66	1.52	61.2%	44.1%	10.5%	9.6%	1,180,018	287,532	892,486
37	Parc De Maison	L(25),D(91),O(4)	5	5	12,500,000	3/13/2013	1.52	1.51	66.8%	53.0%	8.7%	8.6%	992,427	267,788	724,639
38	First Commercial Realty Portfolio	L(25),D(93),O(2)	7	7	11,100,000	3/26/2013	1.84	1.63	74.9%	60.8%	11.3%	10.0%	1,453,916	511,721	942,195
38.01	Royal Town Center				6,200,000	3/26/2013							895,780	318,700	577,080
38.02	Mt Morris Commons				4,900,000	3/26/2013							558,137	193,021	365,116
39	Towneplace Suites - Mooresville	L(25),D(91),O(4)	5	5	12,700,000	3/8/2013	2.34	2.11	62.9%	50.4%	13.7%	12.4%	2,657,138	1,560,650	1,096,488
40	Villas at Granville	L(25),D(91),O(4)	0	0	11,700,000	4/10/2013	1.67	1.61	66.2%	52.6%	9.6%	9.2%	1,485,485	745,194	740,290
41	Pines of Newpointe	L(25),D(91),O(4)	5	5	10,600,000	2/20/2013	1.67	1.55	72.8%	58.0%	9.6%	9.0%	1,320,487	577,726	742,761
42	Stor N More	L(25),D(31),O(4)	5	5	13,470,000	3/5/2013	1.95	1.91	57.1%	52.1%	11.5%	11.3%	1,646,284	760,756	885,528
43	Southern Plaza	L(25),D(91),O(4)	5	5	11,500,000	2/11/2013	2.39	2.07	59.1%	50.0%	13.9%	12.1%	1,361,271	416,654	944,617
44	Heartland Inn	L(25),D(91),O(4)	0	0	10,500,000	3/12/2013	1.82	1.55	64.2%	47.9%	12.7%	10.8%	3,106,188	2,253,195	852,993
45	Mays Crossing	L(25),D(91),O(4)	5	5	9,000,000	2/17/2013	2.16	1.82	72.1%	57.5%	12.5%	10.5%	1,156,338	346,525	809,813
46	Meadow Central	L(25),D(91),O(4)	5	5	9,300,000	2/19/2013	2.11	1.52	68.7%	50.2%	13.9%	10.0%	2,096,082	1,207,682	888,400
47	Country Club Park	L(25),D(89),O(6)	0	0	5,700,000	3/29/2013	1.71	1.67	73.2%	58.6%	10.0%	9.8%	702,958	277,932	425,025
48	Lincoln MHC	L(25),D(89),O(6)	0	0	2,850,000	4/10/2013	1.71	1.67	73.2%	58.6%	10.0%	9.8%	368,209	167,696	200,513
49	Hidden Creek MHC	L(24),D(93),O(3)	0	0	8,150,000	4/8/2013	1.54	1.50	71.2%	57.5%	9.4%	9.1%	1,130,236	587,499	542,737
50	Colony Plaza	L(24),D(32),O(4)	0	0	8,350,000	3/8/2013	1.81	1.60	67.1%	59.0%	11.9%	10.6%	928,553	260,571	667,982
51	AZ MHC Portfolio	L(24),D(93),O(3)	5	5	8,100,000	4/3/2013	1.76	1.71	67.9%	49.5%	11.5%	11.2%	1,115,359	480,138	635,221
51.01	Park Plaza MHC				1,900,000	4/3/2013							292,730	130,406	162,324
51.02	Aloha MHC				2,050,000	4/3/2013							241,792	99,318	142,474
51.03	Emery MHC				1,780,000	4/3/2013							244,102	99,945	144,157
51.04	Las Palmas MHC				1,650,000	4/3/2013							241,129	110,589	130,540
51.05	Alvord MHC				720,000	4/3/2013							95,606	39,880	55,726
52	Corona Hills Town Center	L(24),D(93),O(3)	0	0	9,000,000	3/1/2013	1.96	1.80	61.1%	49.5%	12.0%	11.0%	1,006,160	347,289	658,871
53	Cimarron MHC	L(25),D(91),O(4)	0	0	8,550,000	1/18/2013	2.25	2.21	58.4%	46.8%	13.3%	13.1%	1,014,572	351,827	662,745
54	McGee’s Crossing	L(25),D(91),O(4)	0	0	7,375,000	2/25/2013	1.88	1.70	67.7%	49.1%	12.1%	10.9%	763,350	158,621	604,729
55	Woodland Plaza	L(24),D(93),O(3)	5	5	6,375,000	4/12/2013	1.74	1.51	74.9%	60.2%	10.4%	9.0%	632,114	137,492	494,622
56	Mizner Place	L(24),D(92),O(4)	0	0	6,900,000	4/1/2013	1.82	1.63	66.7%	53.1%	10.6%	9.4%	798,993	312,401	486,592
57	Yorktown Self Storage	L(25),D(91),O(4)	5	5	6,750,000	3/15/2013	1.92	1.88	67.0%	56.4%	10.9%	10.7%	697,133	201,926	495,207
58	Palm Shadows MHC	L(25),D(92),O(3)	0	0	6,300,000	3/15/2013	1.58	1.50	71.3%	57.8%	9.7%	9.2%	998,563	563,201	435,362
59	Sunrise Pass Estates MHC	L(25),D(31),O(4)	0	0	6,350,000	3/21/2013	1.63	1.59	69.2%	63.4%	9.8%	9.7%	837,654	404,918	432,736
60	Lake Ridge Shopping Center	L(25),D(91),O(4)	0	0	4,150,000	1/7/2013	1.98	1.80	63.9%	51.6%	12.0%	10.9%	495,626	167,344	328,282
61	River Hills Plaza	L(25),D(91),O(4)	0	0	2,300,000	1/7/2013	1.98	1.80	63.9%	51.6%	12.0%	10.9%	282,099	116,830	165,269
62	American Mini Storage Norco	L(25),D(92),O(3)	0	0	6,360,000	3/12/2013	1.89	1.85	62.8%	50.2%	11.0%	10.8%	737,959	298,780	439,179
63	Crystal Lake Plaza	L(24),D(93),O(3)	5	0	4,900,000	3/29/2013	1.77	1.56	75.0%	60.3%	10.6%	9.3%	585,372	181,247	404,125
64	Ramey’s MHC	L(24),D(93),O(3)	0	0	5,000,000	3/20/2013	1.73	1.70	70.0%	50.9%	11.2%	11.0%	543,040	150,209	392,831
65	The Store Room	L(24),D(93),O(3)	0	0	5,230,000	3/28/2013	1.70	1.68	62.1%	50.0%	10.2%	10.0%	628,186	297,132	331,053
66	Falconview MHC	L(24),D(92),O(4)	5	5	4,250,000	3/2/2013	2.02	1.97	65.3%	52.5%	12.0%	11.7%	582,905	249,156	333,749
67	Silo Self Storage	L(24),D(93),O(3)	5	5	3,710,000	4/15/2013	1.77	1.71	70.1%	57.1%	11.0%	10.7%	563,706	276,726	286,980

WFRBS Commercial Mortgage Trust 2013-C14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
Mortgage Loan Number	Property Name	Prepayment Provisions(5)	Grace Period Default (Days)	Grace Period Late (Days)(6)	Appraised Value ($)(7)	Appraisal Date	UW NOI DSCR (x)(4)	UW NCF DSCR (x)(4)	Cut-off Date LTV Ratio(4)(7)	LTV Ratio at Maturity or ARD(4)(7)	Cut-off Date UW NOI Debt Yield(4)	Cut-off Date UW NCF Debt Yield(4)	UW Revenues ($)	UW Expenses ($)	UW Net Operating Income ($)
68	160 West 72nd Street	L(25),D(91),O(4)	5	5	8,150,000	3/1/2013	3.01	2.94	27.0%	21.6%	17.6%	17.1%	558,687	172,327	386,360
69	Los Arboles Community	L(24),D(92),O(4)	0	0	3,200,000	3/27/2013	1.55	1.52	62.5%	46.9%	11.0%	10.8%	379,740	159,299	220,441
70	Emerald Lake MHC	L(25),D(91),O(4)	0	0	3,150,000	3/25/2013	1.91	1.87	63.4%	51.1%	11.5%	11.2%	396,698	167,471	229,227
71	Little Texas MHC	L(25),D(91),O(4)	0	0	2,800,000	3/18/2013	1.52	1.49	66.9%	55.3%	9.9%	9.7%	312,106	125,868	186,238
72	Try Mor MHC	L(26),D(91),O(3)	5	5	2,400,000	2/1/2013	1.61	1.58	74.7%	55.1%	10.8%	10.6%	307,755	113,776	193,979
73	Lyndon Lawn MHC	L(26),D(91),O(3)	0	0	2,470,000	12/27/2012	1.65	1.62	66.6%	49.9%	11.6%	11.4%	319,110	128,186	190,924

WFRBS Commercial Mortgage Trust 2013-C14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
Mortgage Loan Number	Property Name	UW Replacement ($)	UW TI/LC ($)	UW Net Cash Flow ($)	Occupancy Rate(8)	Occupancy as-of Date	UW Hotel ADR	UW Hotel RevPAR	Most Recent Period(9)	Most Recent Revenues ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent Capital Expenditures	Most Recent NCF ($)	Most Recent Hotel ADR	Most Recent Hotel RevPAR
1	RHP Portfolio III	166,051	0	10,330,053	85.0%	2/14/2013			Actual 2012	16,251,321	5,667,241	10,584,080	0	10,584,080
1.01	Portside	46,551	0	3,351,171	92.7%	2/14/2013			Actual 2012	5,143,385	1,616,974	3,526,411	0	3,526,411
1.02	Crescentwood Village	13,650	0	1,510,557	99.3%	2/14/2013			Actual 2012	1,925,667	393,733	1,531,934	0	1,531,934
1.03	Spring Valley Village	6,800	0	957,601	98.5%	2/14/2013			Actual 2012	1,439,686	526,603	913,083	0	913,083
1.04	Riverside (UT)	10,000	0	961,431	99.5%	2/14/2013			Actual 2012	1,248,639	272,355	976,284	0	976,284
1.05	Springdale Lake	22,150	0	1,064,088	81.5%	2/14/2013			Actual 2012	1,906,948	806,775	1,100,173	0	1,100,173
1.06	Sundown	10,000	0	789,559	94.0%	2/14/2013			Actual 2012	1,066,505	260,698	805,807	0	805,807
1.07	Oak Park Village	17,150	0	592,022	78.1%	2/14/2013			Actual 2012	1,219,227	555,642	663,585	0	663,585
1.08	River Oaks	19,850	0	672,478	72.3%	2/14/2013			Actual 2012	1,342,865	665,964	676,901	0	676,901
1.09	Riverside (KS)	4,650	0	204,693	80.6%	2/14/2013			Actual 2012	346,072	138,926	207,146	0	207,146
1.10	Sherwood Acres	5,500	0	81,346	64.5%	2/14/2013			Actual 2012	214,282	165,689	48,593	0	48,593
1.11	Glen Acres	6,650	0	78,291	46.6%	2/14/2013			Actual 2012	209,535	122,560	86,975	0	86,975
1.12	Connie Jean	3,100	0	66,817	69.4%	2/14/2013			Actual 2012	188,510	141,322	47,188	0	47,188
2	Midtown I & II	158,822	671,268	14,140,502	100.0%	6/1/2013			NAV	NAV	NAV	NAV	NAV	NAV
3	The Plant San Jose	97,179	422,638	12,582,976	95.6%	12/17/2012			Actual 2012	18,005,689	5,499,972	12,505,717	0	12,505,717
4	White Marsh Mall	140,463	638,819	18,715,906	96.6%	2/28/2013			Actual 2012	24,403,246	7,149,734	17,253,512	0	17,253,512
5	301 South College Street	197,729	557,691	17,861,574	97.6%	2/1/2013			Actual 2012	26,049,630	9,698,537	16,351,093	0	16,351,093
6	Cheeca Lodge & Spa	0	0	9,354,136	76.1%	3/25/2013	373	283	TTM 3/25/2013	34,322,143	23,955,474	10,366,669	0	10,366,669	371	283
7	Cumberland Mall	108,305	539,322	14,834,376	85.7%	2/28/2013			TTM 2/28/2013	21,593,949	5,923,389	15,670,560	0	15,670,560
8	100 & 150 South Wacker Drive	164,348	2,401,817	12,470,882	82.0%	4/23/2013			Actual 2012	27,920,577	14,113,211	13,807,366	0	13,807,366
9	Brambleton Town Center	44,892	328,920	5,190,107	93.1%	2/14/2013			Actual 2012	8,092,897	2,180,372	5,912,525	0	5,912,525
10	Rehoboth Bay MHC	32,950	0	2,845,216	98.9%	3/28/2013			TTM 2/28/2013	3,529,915	460,011	3,069,904	0	3,069,904
11	RHP Portfolio IV	43,000	0	2,458,164	83.1%	2/14/2013			Actual 2012	3,696,216	1,182,999	2,513,217	0	2,513,217
11.01	Brookside	8,500	0	871,870	100.0%	2/14/2013			Actual 2012	1,087,800	214,890	872,910	0	872,910
11.02	Overpass Point MHC	9,650	0	556,350	88.1%	2/14/2013			Actual 2012	784,964	234,106	550,858	0	550,858
11.03	Havenwood	6,000	0	486,846	91.7%	2/14/2013			Actual 2012	802,540	305,253	497,287	0	497,287
11.04	The Woodlands	12,200	0	303,046	61.1%	2/14/2013			Actual 2012	529,031	216,545	312,486	0	312,486
11.05	Pine Haven MHC	6,650	0	240,051	87.2%	2/14/2013			Actual 2012	491,881	212,205	279,676	0	279,676
12	Heron Bay III, IV & Waterway Shoppes	26,197	167,913	2,011,391	98.1%	3/31/2013			TTM 3/31/2013	3,574,322	1,286,438	2,287,884	0	2,287,884
12.01	Heron Bay III, IV	17,121	109,738	1,314,531	100.0%	3/31/2013			TTM 3/31/2013	2,335,974	840,743	1,495,231	0	1,495,231
12.02	Waterway Shoppes	9,076	58,175	696,860	93.9%	3/31/2013			TTM 3/31/2013	1,238,348	445,695	792,653	0	792,653
13	Brentwood Gateway Office Building	25,076	231,187	1,856,168	100.0%	4/1/2013			TTM 3/31/2013	4,507,048	2,328,913	2,178,135	0	2,178,135
14	Continental Plaza - Columbus	113,748	565,864	2,749,224	93.6%	4/9/2013			Actual 2012	9,530,684	4,737,793	4,792,891	0	4,792,891
15	Orchard Pointe	22,942	74,592	1,885,399	100.0%	3/19/2013			Actual 2012	1,943,389	562,360	1,381,029	0	1,381,029
16	Mobile Festival Centre	64,705	252,825	2,155,033	79.8%	4/1/2013			Actual 2012	3,343,594	847,013	2,496,581	0	2,496,581
17	HIE Washington Portfolio	0	0	1,884,561	61.9%	1/31/2013	120	74	TTM 1/31/2013	5,909,225	3,735,913	2,173,312	0	2,173,312	120	74
17.01	Holiday Inn Express Marysville	0	0	1,354,540	74.1%	1/31/2013	131	97	TTM 1/31/2013	3,674,080	2,124,195	1,549,885	0	1,549,885	131	97
17.02	Holiday Inn Express Sumner	0	0	530,021	51.0%	1/31/2013	105	53	TTM 1/31/2013	2,235,145	1,611,718	623,427	0	623,427	105	53
18	Residence Inn San Juan Capistrano	0	0	1,707,028	70.0%	3/31/2013	142	99	TTM 3/31/2013	5,064,952	3,172,667	1,892,285	0	1,892,285	142	99
19	Hilton Norfolk	0	0	1,782,375	68.6%	12/31/2012	97	66	Actual 2012	8,645,714	6,508,333	2,137,381	345,829	1,791,552	97	66
20	Lake Cable Apartments	164,080	0	1,673,136	91.0%	2/21/2013			T3M Annualized 2/28/2013	3,701,013	2,178,573	1,522,441	0	1,522,441
21	One Harbour Place	13,720	116,034	1,369,347	90.9%	2/25/2013			Actual 2012	2,238,662	836,206	1,402,456	0	1,402,456
22	540 Atlantic Ave	13,786	75,278	1,276,132	100.0%	5/8/2013			Actual 2012	996,919	570,672	426,247	0	426,247
23	Union Square New Hope	44,238	119,980	1,521,040	98.6%	4/1/2013			TTM 3/31/2013	2,769,308	875,516	1,893,792	0	1,893,792
24	RiverPark XI	25,000	171,858	2,131,449	100.0%	3/1/2013			TTM 1/31/2012	2,910,908	656,601	2,254,307	0	2,254,307
25	Atascocita Town Center	31,509	102,299	1,263,135	91.7%	4/1/2013			TTM 2/28/2013	1,730,255	450,407	1,279,848	0	1,279,848
26	Continental Shopping Plaza - Green Valley	56,127	84,972	1,260,756	92.9%	4/20/2013			TTM 1/31/2013	2,284,123	818,941	1,465,182	0	1,465,182
27	Hilton Garden Inn Concord	0	0	1,325,889	66.9%	2/28/2013	117	78	TTM 2/28/2013	3,997,412	2,558,533	1,438,879	0	1,438,879	117	78
28	808 Broadway	4,910	26,934	980,783	100.0%	6/1/2013			TTM 2/28/2013	1,082,794	266,868	815,926	0	815,926
29	Residence Inn Harrisonburg	0	0	1,361,990	88.4%	2/28/2013	99	81	TTM 2/28/2013	3,411,732	1,781,856	1,629,876	0	1,629,876	95	84
30	BSG Texas Hotel Portfolio	0	0	1,597,057	77.6%	3/31/2013	105	75	TTM 3/31/2013	4,328,397	2,189,064	2,139,333	0	2,139,333	106	82
30.01	La Quinta Inn and Suites - Big Spring	0	0	1,066,957	86.8%	3/31/2013	116	87	TTM 3/31/2013	2,689,596	1,192,837	1,496,759	0	1,496,759	116	101
30.02	Holiday Inn Express - Graham	0	0	530,100	68.1%	3/31/2013	93	63	TTM 3/31/2013	1,638,801	996,227	642,574	0	642,574	93	63
31	7220 Wisconsin Avenue	11,291	70,045	940,040	95.2%	2/5/2013			Actual 2012	1,447,784	509,431	938,353	0	938,353
32	Millerville Center	15,838	63,181	1,036,355	100.0%	4/8/2013			Actual 2012	1,519,315	280,360	1,238,954	0	1,238,954
33	CubeSmart Self Storage Portfolio	35,762	0	1,031,433	82.9%	4/25/2013			Actual 2012	1,724,329	563,659	1,160,670	0	1,160,670
33.01	Culpeper	14,340	0	498,968	84.2%	4/25/2013			Actual 2012	782,338	243,260	539,078	0	539,078
33.02	South Wales	10,755	0	365,880	87.0%	4/25/2013			Actual 2012	594,351	188,348	406,003	0	406,003
33.03	Hilltop Remote	6,927	0	92,328	77.1%	4/25/2013			Actual 2012	208,584	81,390	127,194	0	127,194
33.04	Hilltop	3,740	0	74,257	77.1%	4/25/2013			Actual 2012	139,056	50,661	88,395	0	88,395
34	Flats at Campus Pointe	38,721	0	809,440	99.5%	3/14/2013			T7M Annualized 2/28/2013	1,441,601	580,173	861,428	0	861,428
35	Vista Plaza Shopping Center- Torrance	15,146	84,467	1,180,986	100.0%	4/1/2013			TTM 2/28/2013	1,960,018	521,393	1,438,625	0	1,438,625
36	Corte Madera Business Center	15,276	58,807	818,404	100.0%	4/25/2013			Actual 2012	1,285,628	278,943	1,006,685	62,179	944,506
37	Parc De Maison	8,400	0	716,239	99.4%	4/1/2013			Actual 2012	1,005,530	329,609	675,921	0	675,921
38	First Commercial Realty Portfolio	38,170	71,025	833,000	98.8%	Various			TTM 3/31/2013	1,400,361	495,110	905,251	56,879	848,372
38.01	Royal Town Center	17,392	37,783	521,905	97.1%	4/1/2013			TTM 3/31/2013	865,988	337,434	528,554	0	528,554
38.02	Mt Morris Commons	20,778	33,242	311,096	100.0%	3/26/2013			TTM 3/31/2013	534,373	157,676	376,697	56,879	319,818
39	Towneplace Suites - Mooresville	0	0	990,202	70.8%	2/28/2013	87	62	TTM 2/28/2013	2,664,385	1,482,340	1,182,045	0	1,182,045	87	62
40	Villas at Granville	28,034	0	712,256	100.0%	5/1/2013			T-3 3/31/2013	1,485,485	751,308	734,177	5,436	728,741
41	Pines of Newpointe	50,676	0	692,085	97.1%	3/8/2013			TTM 1/31/2013	1,326,512	553,923	772,589	0	772,589
42	Stor N More	17,650	0	867,878	90.0%	2/25/2013			TTM 1/31/2013	1,646,284	723,786	922,498	0	922,498
43	Southern Plaza	19,565	105,287	819,765	96.9%	2/11/2013			Actual 2012	1,406,134	413,119	993,015	21,061	971,954
44	Heartland Inn		0	728,746	73.8%	2/28/2013	68	50	TTM 2/28/2013	3,106,269	1,955,349	1,150,920	0	1,150,920	68	50
45	Mays Crossing	27,655	97,939	684,219	95.7%	4/2/2013			Actual 2012	1,290,339	366,844	923,495	0	93,495
46	Meadow Central	40,963	209,861	637,577	89.3%	3/28/2013			Actual 2012	1,857,140	1,190,207	666,933	1,381,249	-714,316
47	Country Club Park	7,500	0	417,525	88.0%	3/1/2013			Actual 2012	702,958	266,974	435,984	0	435,984
48	Lincoln MHC	5,050	0	195,463	86.1%	3/1/2013			Actual 2012	368,209	127,280	240,929	0	240,929
49	Hidden Creek MHC	13,500	0	529,237	85.7%	1/11/2013			TTM 3/31/2013	1,127,264	579,544	547,720	0	547,720
50	Colony Plaza	21,459	55,022	591,501	100.0%	4/17/2013			TTM 3/31/2013	935,422	247,243	688,179	0	688,179
51	AZ MHC Portfolio	19,350	0	615,871	89.9%	Various			Actual 2012	1,151,735	471,685	680,050	0	680,050
51.01	Park Plaza MHC	4,350	0	157,974	98.3%	2/1/2013			Actual 2012	302,217	124,069	178,148	0	178,148
51.02	Aloha MHC	3,750	0	138,724	96.0%	2/1/2013			Actual 2012	270,754	94,384	176,370	0	176,370
51.03	Emery MHC	4,800	0	139,357	84.4%	3/27/2013			Actual 2012	243,792	105,430	138,362	0	138,362
51.04	Las Palmas MHC	3,900	0	126,640	94.2%	3/27/2013			Actual 2012	235,997	104,053	131,944	0	131,944
51.05	Alvord MHC	2,550	0	53,176	70.6%	3/27/2013			Actual 2012	98,976	43,749	55,227	0	55,227
52	Corona Hills Town Center	9,244	43,334	606,293	90.1%	5/9/2013			Actual 2012	961,863	315,185	646,678	0	646,678
53	Cimarron MHC	10,550	0	652,195	99.5%	1/1/2013			Actual 2012	1,050,898	347,358	703,540	18,034	685,506
54	McGee’s Crossing	13,061	45,168	546,500	100.0%	4/17/2013			TTM 2/28/2013	741,371	156,840	584,531	0	584,531
55	Woodland Plaza	16,692	48,315	429,615	84.9%	4/8/2013			TTM 3/31/2013	645,944	118,817	527,127	0	527,127
56	Mizner Place	9,882	42,743	433,967	98.0%	3/22/2013			Actual 2012	723,494	313,244	410,250	0	410,250
57	Yorktown Self Storage	10,526	0	484,682	93.4%	3/20/2013			TTM 2/28/2013	697,133	151,343	545,790	0	545,790
58	Palm Shadows MHC	21,250	0	414,112	90.4%	3/22/2013			TTM 1/31/2013	998,563	552,155	446,408	0	446,408
59	Sunrise Pass Estates MHC	8,050	0	424,686	93.8%	3/1/2013			TTM 2/28/2013	820,804	381,369	439,435	0	439,435
60	Lake Ridge Shopping Center	5,374	19,253	303,655	100.0%	4/17/2013			Actual 2012	414,887	160,551	254,336	0	254,336
61	River Hills Plaza	4,000	16,886	144,383	77.5%	4/17/2013			Actual 2012	312,630	117,507	195,123	0	195,123
62	American Mini Storage Norco	8,463	0	430,716	77.9%	3/11/2013			TTM 2/28/2013	738,695	293,846	444,849	13,000	431,849
63	Crystal Lake Plaza	8,166	40,532	355,427	100.0%	4/8/2013			Actual 2012	403,066	135,365	267,701	94,325	173,376
64	Ramey’s MHC	7,000	0	385,831	97.1%	2/1/2013			Actual 2012	560,155	127,828	432,327	0	432,327
65	The Store Room	4,430	0	326,623	77.5%	4/3/2013			TTM 2/28/2013	633,447	286,434	347,013	40,519	306,494
66	Falconview MHC	8,450	0	325,299	80.5%	3/1/2013			TTM 3/31/2013	554,155	223,514	330,641	0	330,641
67	Silo Self Storage	8,837	0	278,143	87.8%	4/22/2013			TTM 2/28/2013	566,243	268,452	297,790	7,068	290,722

WFRBS Commercial Mortgage Trust 2013-C14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
Mortgage Loan Number	Property Name	UW Replacement ($)	UW TI/LC ($)	UW Net Cash Flow ($)	Occupancy Rate(8)	Occupancy as-of Date	UW Hotel ADR	UW Hotel RevPAR	Most Recent Period(9)	Most Recent Revenues ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent Capital Expenditures	Most Recent NCF ($)	Most Recent Hotel ADR	Most Recent Hotel RevPAR
68	160 West 72nd Street	4,200	5,400	376,760	100.0%	4/1/2013			Actual 2012	616,551	152,105	464,446	0	464,446
69	Los Arboles Community	5,050	0	215,391	98.0%	4/15/2013			TTM 3/31/2013	373,472	163,188	210,284	12,317	197,967
70	Emerald Lake MHC	5,400	0	223,827	98.1%	4/17/2013			TTM 3/31/2013	431,206	131,269	299,937	757	299,180
71	Little Texas MHC	3,650	0	182,588	98.6%	1/31/2013			TTM 1/31/2013	325,179	115,480	209,699	11,861	197,838
72	Try Mor MHC	3,350	0	190,629	98.5%	1/31/2013			Actual 2012	311,875	100,963	210,912	0	210,912
73	Lyndon Lawn MHC	4,250	0	186,674	92.9%	12/1/2012			TTM 11/30/2012	327,218	110,564	216,654	0	216,654

WFRBS Commercial Mortgage Trust 2013-C14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
Mortgage Loan Number	Property Name	Second Most Recent Period(9)	Second Most Recent Revenues ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent Capital Expenditures	Second Most Recent NCF ($)	Second Most Recent Hotel ADR	Second Most Recent Hotel RevPAR	Third Most Recent Period	Third Most Recent Revenues ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent Capital Expenditures	Third Most Recent NCF ($)	Third Most Recent Hotel ADR
1	RHP Portfolio III	Actual 2011	15,687,293	5,421,996	10,265,297	0	10,265,297			Actual 2010	15,069,160	5,276,576	9,792,584	0	9,792,584
1.01	Portside	Actual 2011	4,985,145	1,585,159	3,399,986	0	3,399,986			Actual 2010	4,707,887	1,641,008	3,066,879	0	3,066,879
1.02	Crescentwood Village	Actual 2011	1,834,029	371,331	1,462,698	0	1,462,698			Actual 2010	1,748,772	369,064	1,379,708	0	1,379,708
1.03	Spring Valley Village	Actual 2011	1,346,702	493,403	853,299	0	853,299			Actual 2010	1,283,591	483,854	799,737	0	799,737
1.04	Riverside (UT)	Actual 2011	1,191,769	279,637	912,132	0	912,132			Actual 2010	1,145,946	271,451	874,495	0	874,495
1.05	Springdale Lake	Actual 2011	1,826,802	750,484	1,076,318	0	1,076,318			Actual 2010	1,731,941	768,544	963,397	0	963,397
1.06	Sundown	Actual 2011	1,051,639	256,353	795,286	0	795,286			Actual 2010	998,527	229,414	769,113	0	769,113
1.07	Oak Park Village	Actual 2011	1,245,274	474,118	771,156	0	771,156			Actual 2010	1,269,016	480,946	788,070	0	788,070
1.08	River Oaks	Actual 2011	1,306,166	683,839	622,327	0	622,327			Actual 2010	1,286,798	557,344	729,454	0	729,454
1.09	Riverside (KS)	Actual 2011	315,108	138,729	176,379	0	176,379			Actual 2010	327,483	131,443	196,040	0	196,040
1.10	Sherwood Acres	Actual 2011	198,981	135,840	63,141	0	63,141			Actual 2010	186,462	123,506	62,956	0	62,956
1.11	Glen Acres	Actual 2011	211,891	108,426	103,465	0	103,465			Actual 2010	205,017	100,423	104,594	0	104,594
1.12	Connie Jean	Actual 2011	173,787	144,677	29,110	0	29,110			Actual 2010	177,720	119,579	58,141	0	58,141
2	Midtown I & II	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
3	The Plant San Jose	Actual 2011	17,545,021	5,070,689	12,474,332	0	12,474,332			Actual 2010	17,110,447	5,558,337	11,552,110	0	11,552,110
4	White Marsh Mall	Actual 2011	24,129,343	7,064,102	17,065,240	0	17,065,240			Actual 2010	23,542,162	6,723,241	16,818,921	0	16,818,921
5	301 South College Street	Actual 2011	26,126,259	10,114,539	16,011,720	0	16,011,720			Actual 2010	24,847,393	9,380,075	15,467,318	0	15,467,318
6	Cheeca Lodge & Spa	Actual 2012	33,180,965	23,299,326	9,881,639	0	9,881,639	356	268	Actual 2011	32,123,118	22,679,649	9,443,469	0	9,443,469	351
7	Cumberland Mall	Actual 2012	21,432,809	5,845,295	15,587,514	0	15,587,514			Actual 2011	19,837,593	5,349,866	14,487,727	0	14,487,727
8	100 & 150 South Wacker Drive	Actual 2011	27,331,799	14,448,223	12,883,576	0	12,883,576			Actual 2010	28,738,640	13,570,505	15,168,135	0	15,168,135
9	Brambleton Town Center	Actual 2011	7,204,975	1,966,737	5,238,238	0	5,238,238			Actual 2010	5,575,510	1,958,085	3,617,425	0	3,617,425
10	Rehoboth Bay MHC	Actual 2012	3,504,314	454,340	3,049,974	0	3,049,974			Actual 2011	3,390,569	448,047	2,942,522	0	2,942,522
11	RHP Portfolio IV	Actual 2011	3,545,353	1,251,618	2,293,735	0	2,293,735			Actual 2010	3,349,570	1,192,806	2,156,764	0	2,156,764
11.01	Brookside	Actual 2011	1,020,603	281,528	739,075	0	739,075			Actual 2010	995,041	237,501	757,540	0	757,540
11.02	Overpass Point MHC	Actual 2011	732,799	216,611	516,188	0	516,188			Actual 2010	675,185	210,703	464,482	0	464,482
11.03	Havenwood	Actual 2011	799,280	301,920	497,360	0	497,360			Actual 2010	728,909	299,969	428,940	0	428,940
11.04	The Woodlands	Actual 2011	502,675	239,024	263,651	0	263,651			Actual 2010	493,943	231,026	262,917	0	262,917
11.05	Pine Haven MHC	Actual 2011	489,996	212,535	277,461	0	277,461			Actual 2010	456,492	213,607	242,885	0	242,885
12	Heron Bay III, IV & Waterway Shoppes	Actual 2012	3,513,606	1,319,278	2,194,328	0	2,194,328			Actual 2011	3,597,843	1,316,373	2,281,470	0	2,281,470
12.01	Heron Bay III, IV	Actual 2012	2,296,294	862,205	1,434,088	0	1,434,088			Actual 2011	2,351,346	860,307	1,491,039	0	1,491,039
12.02	Waterway Shoppes	Actual 2012	1,217,312	457,073	760,240	0	760,240			Actual 2011	1,246,497	456,066	790,431	0	790,431
13	Brentwood Gateway Office Building	Actual 2012	4,453,152	2,277,330	2,175,822	0	2,175,822			Actual 2011	3,565,028	2,057,489	1,507,539	0	1,507,539
14	Continental Plaza - Columbus	Actual 2011	9,645,051	4,833,092	4,811,959	0	4,811,959			Actual 2010	9,206,298	4,608,551	4,597,747	0	4,597,747
15	Orchard Pointe	Actual 2011	1,773,874	585,965	1,187,909	0	1,187,909			Actual 2010	1,155,055	391,085	763,970	0	763,970
16	Mobile Festival Centre	Actual 2011	3,615,703	949,338	2,666,365	0	2,666,365			Actual 2010	3,177,824	969,464	2,208,360	0	2,208,360
17	HIE Washington Portfolio	Actual 2012	5,885,735	3,740,495	2,145,240	0	2,145,240	119	74	Actual 2011	5,815,388	3,773,195	2,042,193	0	2,042,193	114
17.01	Holiday Inn Express Marysville	Actual 2012	3,620,955	2,122,106	1,498,849	0	1,498,849	131	96	Actual 2011	3,173,438	1,978,269	1,195,169	0	1,195,169	122
17.02	Holiday Inn Express Sumner	Actual 2012	2,264,780	1,618,389	646,391	0	646,391	105	54	Actual 2011	2,641,950	1,794,926	847,024	0	847,024	107
18	Residence Inn San Juan Capistrano	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
19	Hilton Norfolk	Actual 2011	8,784,955	6,801,056	1,983,899	351,398	1,632,501	98	67	Actual 2010	8,826,708	6,668,795	2,157,913	353,068	1,804,845	100
20	Lake Cable Apartments	T6M Annualized 2/28/2013	3,670,795	1,907,265	1,763,530	0	1,763,530			Actual 2012	3,445,132	2,033,957	1,411,175		1,411,175
21	One Harbour Place	Actual 2011	2,100,884	952,305	1,148,579	0	1,148,579			NAV	NAV	NAV	NAV	NAV	NAV
22	540 Atlantic Ave	Actual 2011	1,302,609	727,232	575,377	0	575,377			Actual 2010	1,038,820	761,962	276,858	0	276,858
23	Union Square New Hope	Actual 2012	2,616,108	882,859	1,733,249	0	1,733,249			Actual 2011	2,150,913	786,998	1,363,915	0	1,363,915
24	RiverPark XI	Actual 2012	2,831,654	651,522	2,180,132	0	2,180,132			Actual 2011	519,948	132,922	387,026	0	387,026
25	Atascocita Town Center	Actual 2011	1,601,410	444,455	1,156,955	0	1,156,955			Actual 2010	1,601,741	568,094	1,033,647	0	1,033,647
26	Continental Shopping Plaza - Green Valley	Actual 2012	2,240,582	823,819	1,416,763	0	1,416,763			Actual 2011	2,230,580	842,200	1,388,380	0	1,388,380
27	Hilton Garden Inn Concord	Actual 2012	4,020,186	2,586,651	1,433,535	0	1,433,535	115	78	Actual 2011	3,443,623	2,360,717	1,082,906	0	1,082,906	108
28	808 Broadway	Actual 2012	1,074,148	258,561	815,587	0	815,587			Actual 2011	1,031,942	236,657	795,285	0	795,285
29	Residence Inn Harrisonburg	Actual 2012	3,439,094	1,767,815	1,671,279	0	1,671,279	94	84	Actual 2011	3,205,346	1,622,673	1,582,672	128,214	1,454,458	91
30	BSG Texas Hotel Portfolio	Actual 2012	4,165,583	2,246,541	1,919,042	0	1,919,042	100	79	Actual 2011	3,299,870	1,857,982	1,441,888	0	1,441,888	81
30.01	La Quinta Inn and Suites - Big Spring	Actual 2012	2,497,233	1,208,120	1,289,113	0	1,289,113	106	93	Actual 2011	1,715,842	946,801	769,041	0	769,041	77
30.02	Holiday Inn Express - Graham	Actual 2012	1,668,350	1,038,421	629,929	0	629,929	92	64	Actual 2011	1,584,028	911,181	672,847	0	672,847	86
31	7220 Wisconsin Avenue	Actual 2011	1,427,003	520,912	906,091	0	906,091			NAV	NAV	NAV	NAV	NAV	NAV
32	Millerville Center	Actual 2011	1,519,705	268,050	1,251,655	0	1,251,655			Actual 2010	1,497,944	316,907	1,181,037	0	1,181,037
33	CubeSmart Self Storage Portfolio	Actual 2011	1,627,970	564,680	1,063,290	0	1,063,290			Actual 2010	1,569,282	567,697	1,001,585	0	1,001,585
33.01	Culpeper	Actual 2011	742,172	250,106	492,066	0	492,066			Actual 2010	699,027	240,343	458,684	0	458,684
33.02	South Wales	Actual 2011	543,910	199,797	344,113	0	344,113			Actual 2010	533,444	207,848	325,596	0	325,596
33.03	Hilltop Remote	Actual 2011	205,132	71,026	134,106	0	134,106			Actual 2010	202,087	71,704	130,383	0	130,383
33.04	Hilltop	Actual 2011	136,756	43,751	93,005	0	93,005			Actual 2010	134,724	47,802	86,922	0	86,922
34	Flats at Campus Pointe
35	Vista Plaza Shopping Center- Torrance	Actual 2012	1,945,120	525,554	1,419,567	0	1,419,567			Actual 2011	1,833,267	414,820	1,418,447	0	1,418,447
36	Corte Madera Business Center	Actual 2011	1,248,183	267,865	980,318	70,395	909,923			Actual 2010	1,260,459	234,049	1,026,410	26,559	999,851
37	Parc De Maison	Actual 2011	950,629	333,745	616,884	0	616,884			Actual 2010	898,967	327,818	571,149	0	571,149
38	First Commercial Realty Portfolio	Actual 2012	1,405,588	512,042	893,546	56,879	836,667			Actual 2011	1,456,592	588,968	867,624	0	867,624
38.01	Royal Town Center	Actual 2012	883,960	316,938	567,022	0	567,022			Actual 2011	928,522	402,848	525,674	0	525,674
38.02	Mt Morris Commons	Actual 2012	521,628	195,104	326,524	56,879	269,645			Actual 2011	528,070	186,120	341,950	0	341,950
39	Towneplace Suites - Mooresville	Actual 2012	2,743,505	1,522,080	1,221,425	0	1,221,425	85	63	Actual 2011	2,496,945	1,433,797	1,063,148	0	1,063,148	78
40	Villas at Granville	T-11 3/31/2013	1,221,645	744,749	476,895	64,705	412,190			NAV	0	0	0	0	0
41	Pines of Newpointe	Actual 2012	1,318,686	557,076	761,610	0	761,610			Actual 2011	1,344,344	564,104	780,240	0	780,240
42	Stor N More	Actual 2012	1,636,732	725,471	911,261	0	911,261			Actual 2011	1,448,187	681,574	766,613	0	766,613
43	Southern Plaza	Actual 2011	1,328,206	403,105	925,101	11,089	914,012			Actual 2010	1,275,267	373,921	901,346	18,700	882,646
44	Heartland Inn	Actual 2011	2,958,679	2,061,812	896,867	0	896,867	71	48	Actual 2010	2,828,428	1,959,939	868,489	0	868,489	70
45	Mays Crossing	Actual 2011	1,158,836	340,504	818,332	0	818,332			Actual 2010	1,127,409	296,994	830,415	0	830,415
46	Meadow Central	Actual 2011	1,499,242	1,121,218	378,024	1,016,860	-638,836			NAV	0	0	0	0	0
47	Country Club Park	Actual 2011	682,804	265,264	417,540	0	417,540			Actual 2010	676,752	268,789	407,963	0	407,963
48	Lincoln MHC	Actual 2011	363,789	152,710	211,079	0	211,079			Actual 2010	366,932	162,715	204,217	0	204,217
49	Hidden Creek MHC	Actual 2012	1,151,320	583,394	567,926	0	567,926			Actual 2011	1,090,467	523,478	566,988	0	566,988
50	Colony Plaza	Actual 2012	883,349	243,450	639,900	0	639,900			Actual 2011	500,581	173,274	327,307	0	327,307
51	AZ MHC Portfolio	Actual 2011	759,266	321,629	437,637	0	437,637
51.01	Park Plaza MHC	Actual 2011	287,395	116,798	170,597	0	170,597
51.02	Aloha MHC	Actual 2011	233,175	102,175	131,000	0	131,000
51.03	Emery MHC	Actual 2011	238,696	102,656	136,040	0	136,040
51.04	Las Palmas MHC
51.05	Alvord MHC
52	Corona Hills Town Center	Actual 2011	958,009	347,953	610,056	7,750	602,306			Actual 2010	942,140	318,054	624,086	500	623,586
53	Cimarron MHC	Actual 2011	1,018,794	333,188	685,606	5,450	680,156			Actual 2010	1,043,290	310,295	732,995	1,200	731,795
54	McGee’s Crossing	Actual 2012	731,221	148,981	582,240	0	582,240			Actual 2011	730,215	152,851	577,364	0	577,364
55	Woodland Plaza	Actual 2012	633,655	114,545	519,110	0	519,110			Actual 2011	693,850	114,169	579,681	0	579,681
56	Mizner Place	Actual 2011	714,998	293,364	421,634	0	421,634			Actual 2010	762,960	295,515	467,445	0	467,445
57	Yorktown Self Storage	Actual 2012	695,115	147,768	547,347	0	547,347			Actual 2011	659,576	141,094	518,482	0	518,482
58	Palm Shadows MHC	Actual 2012	999,678	554,362	445,316	0	445,316			Actual 2011	1,046,986	603,070	443,916	0	443,916
59	Sunrise Pass Estates MHC	Actual 2012	792,541	379,674	412,867	0	412,867			Actual 2011	792,190	331,588	460,602	0	460,602
60	Lake Ridge Shopping Center	Actual 2011	311,207	136,396	174,811	0	174,811			Actual 2010	171,810	129,409	42,401	0	42,401
61	River Hills Plaza	Actual 2011	309,391	115,334	194,057	0	194,057			Actual 2010	315,357	108,727	206,630	0	206,630
62	American Mini Storage Norco	Actual 2012	740,401	252,431	487,970	0	487,970			Actual 2011	717,891	249,237	468,654	0	468,654
63	Crystal Lake Plaza	Actual 2011	179,118	65,764	113,354	29,391	83,963
64	Ramey’s MHC	Actual 2011	518,107	113,791	404,316	0	404,316			Actual 2010	534,429	131,924	402,505	0	402,505
65	The Store Room	Actual 2012	618,723	291,306	327,417	40,519	286,898			Actual 2011	597,810	272,445	325,365	0	325,365
66	Falconview MHC	Actual 2012	563,543	230,548	332,995	0	332,995			Actual 2011	574,825	216,648	358,177	0	358,177
67	Silo Self Storage	Actual 2012	556,467	270,210	286,256	7,068	279,188			Actual 2011	494,879	254,389	240,490	0	240,490

WFRBS Commercial Mortgage Trust 2013-C14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
Mortgage Loan Number	Property Name	Second Most Recent Period(9)	Second Most Recent Revenues ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent Capital Expenditures	Second Most Recent NCF ($)	Second Most Recent Hotel ADR	Second Most Recent Hotel RevPAR	Third Most Recent Period	Third Most Recent Revenues ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent Capital Expenditures	Third Most Recent NCF ($)	Third Most Recent Hotel ADR
68	160 West 72nd Street	Actual 2011	574,042	141,145	432,897	0	432,897			Actual 2010	535,765	146,887	388,878	0	388,878
69	Los Arboles Community	Actual 2012	367,267	161,451	205,816	16,101	189,715			Actual 2011	354,653	152,179	202,474	10,505	191,969
70	Emerald Lake MHC	Actual 2012	434,323	139,921	294,402	1,957	292,445			Actual 2011	397,539	147,205	250,334	7,157	243,177
71	Little Texas MHC	Actual 2012	324,776	126,659	198,117	10,716	187,401			Actual 2011	322,198	122,230	199,968	22,924	177,044
72	Try Mor MHC	Actual 2011	305,909	109,398	196,511	0	196,511			Actual 2010	308,243	98,704	209,539	0	209,539
73	Lyndon Lawn MHC	Actual 2011	286,791	116,295	170,496	0	170,496			Actual 2010	291,685	116,140	175,545	0	175,545

WFRBS Commercial Mortgage Trust 2013-C14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
Mortgage Loan Number	Property Name	Third Most Recent Hotel RevPAR	Master Lease (Y/N)	Largest Tenant Name(10)(12)(13)	Largest Tenant Sq. Ft.	Largest Tenant % of NRA	Largest Tenant Exp. Date	2nd Largest Tenant Name(11)(12)(13)
1	RHP Portfolio III		N
1.01	Portside		N
1.02	Crescentwood Village		N
1.03	Spring Valley Village		N
1.04	Riverside (UT)		N
1.05	Springdale Lake		N
1.06	Sundown		N
1.07	Oak Park Village		N
1.08	River Oaks		N
1.09	Riverside (KS)		N
1.10	Sherwood Acres		N
1.11	Glen Acres		N
1.12	Connie Jean		N
2	Midtown I & II		N	AT&T, Inc.	794,110	100.0%	4/30/2024
3	The Plant San Jose		N	Home Depot	141,021	29.0%	1/31/2034	Toys “R” Us
4	White Marsh Mall		N	BOSCOV’S	197,345	28.1%	1/31/2028	Macy’s Home Store
5	301 South College Street		N	Wells Fargo	686,834	69.5%	Multiple Leases -- 20,392 square feet expiring 4/30/2014; 666,442 square feet expiring 12/31/2021	Womble, Carlyle
6	Cheeca Lodge & Spa	245	N
7	Cumberland Mall		N	COSTCO	147,409	27.2%	11/30/2026	FOREVER 21
8	100 & 150 South Wacker Drive		N	NYSE Euronext	73,552	6.7%	5/31/2014	URS Corporation
9	Brambleton Town Center		N	Regal Cinemas	63,514	21.5%	7/31/2027	Harris Teeter - Leased Fee
10	Rehoboth Bay MHC		N
11	RHP Portfolio IV		N
11.01	Brookside		N
11.02	Overpass Point MHC		N
11.03	Havenwood		N
11.04	The Woodlands		N
11.05	Pine Haven MHC		N
12	Heron Bay III, IV & Waterway Shoppes		N	Various	Various	Various	Various	Various
12.01	Heron Bay III, IV		N	Tenet Healthcare Corp.	15,866	17.5%	10/31/2017	Strayer University
12.02	Waterway Shoppes		N	The Pizza & Pasta Factory	4,000	9.9%	12/31/2022	MD Now
13	Brentwood Gateway Office Building		N	Los Angeles Training	10,820	10.8%	4/4/2021	Buter, Buzard, Fishbein & Royce LLP
14	Continental Plaza - Columbus		N	Momentive Specialty Chemicals	126,992	22.3%	8/31/2018	Public Utilities Commission of Ohio
15	Orchard Pointe		N	Gold’s Gym	45,000	39.2%	5/31/2035	ALDI, Inc.
16	Mobile Festival Centre		N	Academy Sports & Outdoors	84,464	22.2%	8/31/2021	Virginia College
17	HIE Washington Portfolio	74	N
17.01	Holiday Inn Express Marysville	85	N
17.02	Holiday Inn Express Sumner	64	N
18	Residence Inn San Juan Capistrano	NAV	N
19	Hilton Norfolk	67	N
20	Lake Cable Apartments		N
21	One Harbour Place		N	Morgan Stanley Smith Barney Financing, LLC	9,487	13.8%	4/30/2015	Optima Bank and Trust Company
22	540 Atlantic Ave		N	Graham Wingham	16,500	23.9%	3/31/2022	Van Dam Restaurant Corp
23	Union Square New Hope		N	INC Research Inc.	21,820	18.6%	12/31/2013	MeetMe/Insider Guides
24	RiverPark XI		N	Roseman University of Health Sciences	125,000	100.0%	6/30/2026
25	Atascocita Town Center		N	Aldi	21,891	13.9%	1/31/2023	Dollar Tree Stores, Inc. #2709
26	Continental Shopping Plaza - Green Valley		N	Safeway Store	48,660	31.2%	2/28/2015	Arizona CVS Stores LLC
27	Hilton Garden Inn Concord	67	N
28	808 Broadway		N	Masquerade, LLC	24,548	100.0%	1/31/2024
29	Residence Inn Harrisonburg	79	N
30	BSG Texas Hotel Portfolio	63	N
30.01	La Quinta Inn and Suites - Big Spring	64	N
30.02	Holiday Inn Express - Graham	61	N
31	7220 Wisconsin Avenue		N	Branch Banking and Trust Company	20,353	50.5%	2/29/2016	American College of Medical Genetics
32	Millerville Center		N	Best Buy	30,000	37.9%	1/31/2017	Office Depot
33	CubeSmart Self Storage Portfolio		N
33.01	Culpeper		N
33.02	South Wales		N
33.03	Hilltop Remote		N
33.04	Hilltop		N
34	Flats at Campus Pointe		N
35	Vista Plaza Shopping Center- Torrance		N	Sprouts	23,172	30.6%	5/31/2022	Michaels Stores
36	Corte Madera Business Center		N	Restoration Hardware Inc.	36,420	95.4%	7/31/2020	Telischak & Company
37	Parc De Maison		N
38	First Commercial Realty Portfolio		N	Various	Various	Various	Various	Various
38.01	Royal Town Center		N	Rite Aid Corporation	10,004	19.0%	6/20/2016	AutoZone, Inc.
38.02	Mt Morris Commons		N	The Kroger Company	46,968	65.6%	11/30/2020	Dollar Tree #5035
39	Towneplace Suites - Mooresville	58	N
40	Villas at Granville		N
41	Pines of Newpointe		N
42	Stor N More		N
43	Southern Plaza		N	Dollar Tree #2823	25,482	19.5%	7/31/2016	The Sports Clubs of New Mexico
44	Heartland Inn	46	N
45	Mays Crossing		N	Big Lots	53,399	38.6%	1/31/2019	Value Village
46	Meadow Central		N	HHS - State	17,083	10.0%	9/30/2014	Endocrine Associates
47	Country Club Park		N
48	Lincoln MHC		N
49	Hidden Creek MHC		N
50	Colony Plaza		N	SCGM, Inc.	42,183	76.7%	9/30/2026	Tuscany Village Salon
51	AZ MHC Portfolio		N
51.01	Park Plaza MHC		N
51.02	Aloha MHC		N
51.03	Emery MHC		N
51.04	Las Palmas MHC		N
51.05	Alvord MHC		N
52	Corona Hills Town Center		N	Dollar Tree	8,775	16.1%	6/30/2017	Unlimited Moda Apparel
53	Cimarron MHC		N
54	McGee’s Crossing		N	Food Lion	33,807	51.8%	10/22/2022	CNRG Hardware Store
55	Woodland Plaza		N	Food City #437	34,222	39.0%	10/1/2017	Shoe Show
56	Mizner Place		N	Coldwell Banker	5,309	14.5%	10/31/2014	Juanito’s Restaurant
57	Yorktown Self Storage		N
58	Palm Shadows MHC		N
59	Sunrise Pass Estates MHC		N
60	Lake Ridge Shopping Center		N	Beauty For U	4,000	14.9%	12/31/2015	Euphoria Salon
61	River Hills Plaza		N	Polka Dot Presents	2,750	13.8%	7/31/2014	Lesia Fancy Nails
62	American Mini Storage Norco		N
63	Crystal Lake Plaza		N	Winn Dixie	31,900	58.6%	1/7/2017	Danrup Group
64	Ramey’s MHC		N
65	The Store Room		N
66	Falconview MHC		N
67	Silo Self Storage		N

WFRBS Commercial Mortgage Trust 2013-C14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
Mortgage Loan Number	Property Name	Third Most Recent Hotel RevPAR	Master Lease (Y/N)	Largest Tenant Name(10)(12)(13)	Largest Tenant Sq. Ft.	Largest Tenant % of NRA	Largest Tenant Exp. Date	2nd Largest Tenant Name(11)(12)(13)
68	160 West 72nd Street		N	Acker Merrall & Condit	3,600	48.0%	11/30/2030
69	Los Arboles Community		N
70	Emerald Lake MHC		N
71	Little Texas MHC		N
72	Try Mor MHC		N
73	Lyndon Lawn MHC		N

WFRBS Commercial Mortgage Trust 2013-C14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
Mortgage Loan Number	Property Name	2nd Largest Tenant Sq. Ft.	2nd Largest Tenant % of NRA	2nd Largest Tenant Exp. Date	3rd Largest Tenant Name(11)(12)(13)	3rd Largest Tenant Sq. Ft.	3rd Largest Tenant % of NRA	3rd Largest Tenant Exp. Date
1	RHP Portfolio III
1.01	Portside
1.02	Crescentwood Village
1.03	Spring Valley Village
1.04	Riverside (UT)
1.05	Springdale Lake
1.06	Sundown
1.07	Oak Park Village
1.08	River Oaks
1.09	Riverside (KS)
1.10	Sherwood Acres
1.11	Glen Acres
1.12	Connie Jean
2	Midtown I & II
3	The Plant San Jose	64,850	13.3%	1/31/2023	Best Buy	45,168	9.3%	1/31/2018
4	White Marsh Mall	60,000	8.5%	1/31/2018	Sports Authority	53,634	7.6%	1/31/2022
5	301 South College Street	92,815	9.4%	5/31/2018	YMCA	42,039	4.3%	1/31/2022
6	Cheeca Lodge & Spa
7	Cumberland Mall	25,748	4.8%	1/31/2019	H&M	24,655	4.6%	1/31/2020
8	100 & 150 South Wacker Drive	60,938	5.6%	12/31/2017	ConvergEx	50,820	4.6%	Multiple Leases -- 1,280 square feet expiring 5/31/2014; 49,540 square feet expiring 8/31/2022
9	Brambleton Town Center	56,000	18.9%	10/18/2025	Brambleton Sport & Health	38,000	12.9%	5/31/2020
10	Rehoboth Bay MHC
11	RHP Portfolio IV
11.01	Brookside
11.02	Overpass Point MHC
11.03	Havenwood
11.04	The Woodlands
11.05	Pine Haven MHC
12	Heron Bay III, IV & Waterway Shoppes	Various	Various	Various	Various	Various	Various	Various
12.01	Heron Bay III, IV	15,866	17.5%	8/20/2015	S. Broward Hospital Dist.	10,833	11.9%	6/14/2021
12.02	Waterway Shoppes	3,418	8.5%	4/30/2017	Hurricane Wings	3,249	8.1%	9/30/2015
13	Brentwood Gateway Office Building	10,666	10.6%	2/1/2016	Vintage Capital Group, LLC	9,479	9.5%	5/31/2021
14	Continental Plaza - Columbus	107,330	18.9%	6/30/2015	Ohio Health	90,120	15.8%	11/30/2017
15	Orchard Pointe	16,697	14.6%	1/31/2026	Goodwill	12,800	11.2%	12/31/2022
16	Mobile Festival Centre	60,293	15.8%	3/31/2020	Ross Dress for Less	31,500	8.3%	1/31/2015
17	HIE Washington Portfolio
17.01	Holiday Inn Express Marysville
17.02	Holiday Inn Express Sumner
18	Residence Inn San Juan Capistrano
19	Hilton Norfolk
20	Lake Cable Apartments
21	One Harbour Place	9,060	13.2%	10/31/2017	Sentient Decision Science, LLC	6,096	8.9%	Multiple Leases -- 3,465 square feet expire 12/31/2016; 2,631 square feet expire 12/31/2017
22	540 Atlantic Ave	10,000	14.5%	12/31/2022	Brooklyn Bureau	6,814	9.9%	4/30/2016
23	Union Square New Hope	16,426	14.0%	3/31/2017	Triumph Brewery	12,132	10.3%	4/30/2023
24	RiverPark XI
25	Atascocita Town Center	21,600	13.7%	1/31/2015	Goodwill Industries of Houston	17,000	10.8%	11/6/2013
26	Continental Shopping Plaza - Green Valley	17,640	11.3%	5/31/2015	Green Valley True Hardware	10,851	7.0%	4/15/2018
27	Hilton Garden Inn Concord
28	808 Broadway
29	Residence Inn Harrisonburg
30	BSG Texas Hotel Portfolio
30.01	La Quinta Inn and Suites - Big Spring
30.02	Holiday Inn Express - Graham
31	7220 Wisconsin Avenue	8,333	20.7%	7/31/2016	S.A. Goldberg Company	4,220	10.5%	12/31/2019
32	Millerville Center	21,017	26.5%	8/31/2018	PetSmart	20,022	25.3%	3/31/2018
33	CubeSmart Self Storage Portfolio
33.01	Culpeper
33.02	South Wales
33.03	Hilltop Remote
33.04	Hilltop
34	Flats at Campus Pointe
35	Vista Plaza Shopping Center- Torrance	20,020	26.4%	3/31/2017	Salvation Army	14,976	19.8%	1/31/2014
36	Corte Madera Business Center	1,770	4.6%	7/31/2016
37	Parc De Maison
38	First Commercial Realty Portfolio	Various	Various	Various	Various	Various	Various	Various
38.01	Royal Town Center	7,500	14.2%	12/31/2018	Laundromat Palace	4,355	8.3%	10/31/2015
38.02	Mt Morris Commons	8,919	12.4%	10/31/2017	Reliant Renal Care	7,761	10.8%	12/31/2014
39	Towneplace Suites - Mooresville
40	Villas at Granville
41	Pines of Newpointe
42	Stor N More
43	Southern Plaza	17,500	13.4%	MTM	Goodwill Industries	15,540	11.9%	8/31/2017
44	Heartland Inn
45	Mays Crossing	27,200	19.7%	7/31/2016	Dollar Tree	20,710	15.0%	6/30/2018
46	Meadow Central	14,867	8.7%	4/30/2018	OAG- State	9,767	5.7%	6/30/2014
47	Country Club Park
48	Lincoln MHC
49	Hidden Creek MHC
50	Colony Plaza	7,598	13.8%	12/15/2015	Title Boxing Club	5,241	9.5%	11/30/2019
51	AZ MHC Portfolio
51.01	Park Plaza MHC
51.02	Aloha MHC
51.03	Emery MHC
51.04	Las Palmas MHC
51.05	Alvord MHC
52	Corona Hills Town Center	4,750	8.7%	7/31/2016	Video Shores	4,180	7.7%	12/31/2013
53	Cimarron MHC
54	McGee’s Crossing	7,200	11.0%	2/28/2018	Fit 4 Life	4,800	7.3%	10/31/2015
55	Woodland Plaza	13,200	15.0%	3/31/2018	Family Dollar #1943	8,700	9.9%	12/31/2016
56	Mizner Place	5,104	13.9%	8/31/2016	Quorum Management Company	3,423	9.4%	5/31/2017
57	Yorktown Self Storage
58	Palm Shadows MHC
59	Sunrise Pass Estates MHC
60	Lake Ridge Shopping Center	2,500	9.3%	1/31/2014	Lynn Creek Family Dentistry	2,446	9.1%	3/31/2019
61	River Hills Plaza	2,500	12.5%	12/31/2015	Texas Black Belt Academy	2,000	10.0%	1/31/2015
62	American Mini Storage Norco
63	Crystal Lake Plaza	9,164	16.8%	12/15/2017	Rogue Pub	2,530	4.6%	10/31/2016
64	Ramey’s MHC
65	The Store Room
66	Falconview MHC
67	Silo Self Storage

WFRBS Commercial Mortgage Trust 2013-C14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
Mortgage Loan Number	Property Name	2nd Largest Tenant Sq. Ft.	2nd Largest Tenant % of NRA	2nd Largest Tenant Exp. Date	3rd Largest Tenant Name(11)(12)(13)	3rd Largest Tenant Sq. Ft.	3rd Largest Tenant % of NRA	3rd Largest Tenant Exp. Date
68	160 West 72nd Street
69	Los Arboles Community
70	Emerald Lake MHC
71	Little Texas MHC
72	Try Mor MHC
73	Lyndon Lawn MHC

WFRBS Commercial Mortgage Trust 2013-C14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	4th Largest Tenant Name(11)(12)(13)	4th Largest Tenant Sq. Ft.	4th Largest Tenant % of NRA	4th Largest Tenant Exp. Date	5th Largest Tenant Name(8)(11)(12)
1	RHP Portfolio III
1.01	Portside
1.02	Crescentwood Village
1.03	Spring Valley Village
1.04	Riverside (UT)
1.05	Springdale Lake
1.06	Sundown
1.07	Oak Park Village
1.08	River Oaks
1.09	Riverside (KS)
1.10	Sherwood Acres
1.11	Glen Acres
1.12	Connie Jean
2	Midtown I & II
3	The Plant San Jose	Ross Dress for Less	25,821	5.3%	1/31/2019	Off Broadway Shoe Warehouse
4	White Marsh Mall	Forever XXI	14,959	2.1%	8/31/2023	Victoria’s Secret
5	301 South College Street	Poyner Spruill	36,682	3.7%	6/30/2017	Horack, Talley
6	Cheeca Lodge & Spa
7	Cumberland Mall	MAGGIANO’S LITTLE ITALY	16,375	3.0%	11/30/2016	DSW SHOE WAREHOUSE
8	100 & 150 South Wacker Drive	Greeley and Hansen	36,583	3.3%	Multiple Leases -- 251 square feet expiring 8/31/2013; 36,332 square feet expiring 5/31/2022	Charles Schwab & Co
9	Brambleton Town Center	Brambleton Group, LLC	21,471	7.3%	Multiple Leases --7,927 square feet expiring 7/31/2013; 7,123 square feet expiring 12/31/2016; 6,421 square feet expiring 6/30/2018	Fairfax Family Practice
10	Rehoboth Bay MHC
11	RHP Portfolio IV
11.01	Brookside
11.02	Overpass Point MHC
11.03	Havenwood
11.04	The Woodlands
11.05	Pine Haven MHC
12	Heron Bay III, IV & Waterway Shoppes	Various	Various	Various	Various	Various
12.01	Heron Bay III, IV	P2P Staffing (Tek) Partners	10,697	11.8%	3/23/2020	All Source Recruiting
12.02	Waterway Shoppes	Waterways Preschool	3,187	7.9%	2/28/2017	Orange Theory Fitness
13	Brentwood Gateway Office Building	Armbruster Goldsmith	5,322	5.3%	7/15/2015	Oaktree Capital Management
14	Continental Plaza - Columbus	Glimcher Realty	53,450	9.4%	5/31/2018	Ohio Office of the Secretary of State
15	Orchard Pointe	Firestone	8,256	7.2%	2/29/2028	Buffalo Wild Wings
16	Mobile Festival Centre	hhgregg	31,478	8.3%	5/31/2021	Bed Bath & Beyond
17	HIE Washington Portfolio
17.01	Holiday Inn Express Marysville
17.02	Holiday Inn Express Sumner
18	Residence Inn San Juan Capistrano
19	Hilton Norfolk
20	Lake Cable Apartments
21	One Harbour Place	Wells Fargo Advisors, LLC	5,783	8.4%	3/31/2014	Brodeur and Coville, LLC
22	540 Atlantic Ave	World Martial Arts	6,814	9.9%	8/31/2022	American Foreclosure Network Systems
23	Union Square New Hope	Occasions	8,400	7.2%	3/31/2018	Roger Green & Assoc.
24	RiverPark XI
25	Atascocita Town Center	Spec’s Liquor	15,000	9.5%	12/31/2016	FINS of Kingwood LLC
26	Continental Shopping Plaza - Green Valley	NRT Arizona Inc.	5,648	3.6%	2/28/2014	Christopher J. Macauley
27	Hilton Garden Inn Concord
28	808 Broadway
29	Residence Inn Harrisonburg
30	BSG Texas Hotel Portfolio
30.01	La Quinta Inn and Suites - Big Spring
30.02	Holiday Inn Express - Graham
31	7220 Wisconsin Avenue	Estoril Construction Inc	3,343	8.3%	9/30/2014	Current Boutique LLC
32	Millerville Center	Chili’s - Leased Fee	5,447	6.9%	1/31/2018	Mattress Firm
33	CubeSmart Self Storage Portfolio
33.01	Culpeper
33.02	South Wales
33.03	Hilltop Remote
33.04	Hilltop
34	Flats at Campus Pointe
35	Vista Plaza Shopping Center- Torrance	Csk/O’Reilly	6,464	8.5%	1/31/2019	Post Office
36	Corte Madera Business Center
37	Parc De Maison
38	First Commercial Realty Portfolio	Various	Various	Various	Various	Various
38.01	Royal Town Center	Blue Print Clothing	4,000	7.6%	6/30/2014	Simply Fashion Stores, LTD
38.02	Mt Morris Commons	Rent-A-Center, Inc	3,500	4.9%	6/30/2017	Mega Spinners
39	Towneplace Suites - Mooresville
40	Villas at Granville
41	Pines of Newpointe
42	Stor N More
43	Southern Plaza	El Mezquite Market	13,930	10.7%	4/30/2021	Slate Street Billards
44	Heartland Inn
45	Mays Crossing	Aaron Rents	8,640	6.2%	12/31/2014	Alliance Ortho
46	Meadow Central	Refocus Ocular Inc.	7,854	4.6%	1/31/2015	Superior Medical Manage
47	Country Club Park
48	Lincoln MHC
49	Hidden Creek MHC
50	Colony Plaza
51	AZ MHC Portfolio
51.01	Park Plaza MHC
51.02	Aloha MHC
51.03	Emery MHC
51.04	Las Palmas MHC
51.05	Alvord MHC
52	Corona Hills Town Center	Steven’s Place (KYJ Venture Inc.)	2,800	5.1%	9/30/2014	Mariscolandia Mexican Restaurant
53	Cimarron MHC
54	McGee’s Crossing	Riccobene & Assoc.	4,500	6.9%	6/30/2016	Subway
55	Woodland Plaza	Advance Auto #08030	8,400	9.6%	1/31/2022	Hibbett Sporting Goods Inc.
56	Mizner Place	Ecology and Environment	3,138	8.6%	8/31/2016	Morris, Laing, Evans
57	Yorktown Self Storage
58	Palm Shadows MHC
59	Sunrise Pass Estates MHC
60	Lake Ridge Shopping Center	Bolsa Food Market	2,105	7.8%	8/31/2018	A+ Catering
61	River Hills Plaza	Visual Eyes	2,000	10.0%	6/30/2016	Mira Vista Chiropractor
62	American Mini Storage Norco
63	Crystal Lake Plaza	Nature’s Market	1,627	3.0%	11/30/2016	Marco’s Pizza
64	Ramey’s MHC
65	The Store Room
66	Falconview MHC
67	Silo Self Storage

WFRBS Commercial Mortgage Trust 2013-C14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	4th Largest Tenant Name(11)(12)(13)	4th Largest Tenant Sq. Ft.	4th Largest Tenant % of NRA	4th Largest Tenant Exp. Date	5th Largest Tenant Name(8)(11)(12)
68	160 West 72nd Street
69	Los Arboles Community
70	Emerald Lake MHC
71	Little Texas MHC
72	Try Mor MHC
73	Lyndon Lawn MHC

WFRBS Commercial Mortgage Trust 2013-C14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	5th Largest Tenant Sq. Ft.	5th Largest Tenant % of NRA	5th Largest Tenant Exp. Date	Engineering Report Date	Environmental Report Date (Phase I)	Environmental Report Date (Phase II)	Seismic Report Date	Seismic PML %	Seismic Insurance Required (Y/N)	Terrorism Insurance (Y/N)	Loan Purpose	Engineering Escrow / Deferred Maintenance ($)	Tax Escrow (Initial)
1	RHP Portfolio III				4/3/2013	Various		Various	Various	N	Y	Acquisition	104,575	674,551
1.01	Portside				4/3/2013	4/7/2013				N	Y
1.02	Crescentwood Village				4/3/2013	4/7/2013		4/4/2013	9.0%	N	Y
1.03	Spring Valley Village				4/3/2013	4/4/2013				N	Y
1.04	Riverside (UT)				4/3/2013	4/7/2013		4/4/2013	10.0%	N	Y
1.05	Springdale Lake				4/3/2013	4/4/2013				N	Y
1.06	Sundown				4/3/2013	4/4/2013		4/4/2013	10.0%	N	Y
1.07	Oak Park Village				4/3/2013	4/7/2013				N	Y
1.08	River Oaks				4/3/2013	4/4/2013				N	Y
1.09	Riverside (KS)				4/3/2013	4/4/2013				N	Y
1.10	Sherwood Acres				4/3/2013	4/4/2013				N	Y
1.11	Glen Acres				4/3/2013	4/4/2013				N	Y
1.12	Connie Jean				4/3/2013	4/7/2013				N	Y
2	Midtown I & II				4/5/2013	3/25/2013				N	Y	Acquisition	0	0
3	The Plant San Jose	20,472	4.2%	3/7/2018	1/18/2013	1/18/2013		1/18/2013	6.0%	N	Y	Acquisition	0	0
4	White Marsh Mall	9,500	1.4%	1/31/2023	4/17/2013	4/17/2013				N	Y	Refinance	0	0
5	301 South College Street	22,991	2.3%	2/28/2014	1/24/2013	1/25/2013				N	Y	Acquisition	0	1,016,861
6	Cheeca Lodge & Spa				4/4/2013	4/8/2013				N	Y	Refinance	0	251,380
7	Cumberland Mall	14,664	2.7%	1/31/2019	4/15/2013	4/18/2013				N	Y	Refinance	0	0
8	100 & 150 South Wacker Drive	34,142	3.1%	12/31/2018	3/29/2013	3/29/2013				N	Y	Refinance	0	2,018,032
9	Brambleton Town Center	12,625	4.3%	2/28/2018	3/26/2013	3/26/2013				N	Y	Refinance	0	401,710
10	Rehoboth Bay MHC				2/7/2013	4/24/2013				N	Y	Refinance	27,687	16,069
11	RHP Portfolio IV				4/3/2013	Various		Various	Various	N	Y	Acquisition	41,158	115,248
11.01	Brookside				4/3/2013	4/7/2013		4/4/2013	12.0%	N	Y
11.02	Overpass Point MHC				4/3/2013	4/7/2013		4/4/2013	6.0%	N	Y
11.03	Havenwood				4/3/2013	4/7/2013				N	Y
11.04	The Woodlands				4/3/2013	4/4/2013				N	Y
11.05	Pine Haven MHC				4/3/2013	4/7/2013				N	Y
12	Heron Bay III, IV & Waterway Shoppes	Various	Various	Various	Various	2/27/2013				N	Y	Refinance	0	297,928
12.01	Heron Bay III, IV	9,183	10.1%	11/30/2014	2/28/2013	2/27/2013				N	Y
12.02	Waterway Shoppes	2,640	6.6%	2/28/2017	2/27/2013	2/27/2013				N	Y
13	Brentwood Gateway Office Building	5,028	5.0%	4/30/2018	4/8/2013	4/19/2013		4/8/2013	18.0%	N	Y	Refinance	2,000	22,309
14	Continental Plaza - Columbus	51,527	9.1%	6/30/2015	2/15/2013	2/21/2013				N	Y	Acquisition	0	574,945
15	Orchard Pointe	6,490	5.7%	1/31/2019	12/12/2012	12/19/2012				N	Y	Refinance	0	207,055
16	Mobile Festival Centre	24,800	6.5%	1/31/2019	1/18/2013	1/23/2013				N	Y	Acquisition	323,875	219,600
17	HIE Washington Portfolio				3/26/2013	3/26/2013				N	Y	Refinance	0	14,132
17.01	Holiday Inn Express Marysville				3/26/2013	3/26/2013				N	Y
17.02	Holiday Inn Express Sumner				3/26/2013	3/26/2013				N	Y
18	Residence Inn San Juan Capistrano				3/11/2013	3/11/2013		3/11/2013	9.0%	N	Y	Refinance	0	0
19	Hilton Norfolk				3/22/2013	3/25/2013				N	Y	Refinance	0	16,372
20	Lake Cable Apartments				1/31/2013	2/4/2013				N	Y	Refinance	378,750	164,598
21	One Harbour Place	5,573	8.1%	11/30/2015	3/13/2013	3/13/2013				N	Y	Refinance	109,375	14,442
22	540 Atlantic Ave	6,814	9.9%	2/28/2018	4/9/2013	4/18/2013				N	Y	Refinance	11,113	145,576
23	Union Square New Hope	7,514	6.4%	5/31/2014	4/1/2013	4/1/2013				N	Y	Refinance	0	84,794
24	RiverPark XI				3/19/2013	3/19/2013		3/18/2013	5.0%	N	Y	Refinance	0	0
25	Atascocita Town Center	8,110	5.1%	5/31/2021	8/23/2012	12/7/2012				N	Y	Refinance	0	121,796
26	Continental Shopping Plaza - Green Valley	3,654	2.3%	12/31/2017	1/15/2013	1/15/2013				N	Y	Acquisition	3,000	33,599
27	Hilton Garden Inn Concord				4/10/2013	4/11/2013				N	Y	Refinance	0	59,884
28	808 Broadway				4/4/2013	4/4/2013				N	Y	Refinance	0	121,072
29	Residence Inn Harrisonburg				3/22/2013	3/22/2013				N	Y	Refinance	0	48,001
30	BSG Texas Hotel Portfolio				5/6/2013	5/6/2013				N	Y	Refinance	26,695	77,983
30.01	La Quinta Inn and Suites - Big Spring				5/6/2013	5/6/2013				N	Y
30.02	Holiday Inn Express - Graham				5/6/2013	5/6/2013				N	Y
31	7220 Wisconsin Avenue	2,150	5.3%	6/30/2022	3/14/2013	3/14/2013				N	Y	Acquisition	0	11,104
32	Millerville Center	5,000	6.3%	5/31/2015	3/8/2013	3/8/2013				N	Y	Refinance	0	44,039
33	CubeSmart Self Storage Portfolio				Various	Various	Various			N	Y	Refinance	18,600	42,787
33.01	Culpeper				2/26/2013	2/27/2013				N	Y
33.02	South Wales				2/28/2013	2/28/2013				N	Y
33.03	Hilltop Remote				2/28/2013	2/27/2013	4/9/2013			N	Y
33.04	Hilltop				2/27/2013	3/1/2013				N	Y
34	Flats at Campus Pointe				3/13/2013	3/29/2013				N	Y	Refinance	0	58,005
35	Vista Plaza Shopping Center- Torrance	2,100	2.8%	7/31/2014	3/22/2013	3/22/2013		3/22/2013	12.0%	N	Y	Refinance	0	0
36	Corte Madera Business Center				3/18/2013	3/18/2013		3/18/2013	14.0%	N	Y	Refinance	83,594	25,899
37	Parc De Maison				3/25/2013	3/25/2013		3/25/2013	8.0%	N	Y	Acquisition	0	11,865
38	First Commercial Realty Portfolio	Various	Various	Various	4/5/2013	Various				N	Y	Refinance	287,545	72,034
38.01	Royal Town Center	3,613	6.9%	MTM	4/5/2013	4/17/2013				N	Y
38.02	Mt Morris Commons	1,500	2.1%	2/28/2018	4/5/2013	4/11/2013				N	Y
39	Towneplace Suites - Mooresville				3/15/2013	3/14/2013				N	Y	Refinance	0	37,945
40	Villas at Granville				4/10/2013	4/10/2013				N	Y	Refinance	10,625	17,640
41	Pines of Newpointe				3/14/2013	3/14/2013				N	Y	Refinance	31,460	8,390
42	Stor N More				3/7/2013	3/8/2013				N	Y	Refinance	0	52,046
43	Southern Plaza	7,140	5.5%	7/31/2018	2/21/2013	2/25/2013				N	Y	Refinance	310,469	16,867
44	Heartland Inn				3/14/2013	3/14/2013				N	Y	Refinance	8,673	64,162
45	Mays Crossing	2,800	2.0%	7/31/2021	2/22/2013	2/27/2013				N	Y	Acquisition	3,000	81,404
46	Meadow Central	7,367	4.3%	2/28/2019	2/27/2013	3/12/2013				N	Y	Refinance	28,250	47,645
47	Country Club Park				3/28/2013	3/26/2013		TBD		N	Y	Acquisition	0	4,722
48	Lincoln MHC				4/12/2013	4/12/2013		4/26/2013	8.0%	N	Y	Acquisition	21,688	5,269
49	Hidden Creek MHC				4/11/2013	4/10/2013				N	Y	Refinance	14,063	142,656
50	Colony Plaza				3/24/2013	3/20/2013				N	Y	Refinance	0	54,358
51	AZ MHC Portfolio				Various	Various				N	Y	Refinance	22,034	12,026
51.01	Park Plaza MHC				4/8/2013	4/4/2013				N	Y
51.02	Aloha MHC				4/8/2013	4/8/2013				N	Y
51.03	Emery MHC				4/8/2013	4/8/2013				N	Y
51.04	Las Palmas MHC				4/9/2013	4/8/2013				N	Y
51.05	Alvord MHC				4/9/2013	4/8/2013				N	Y
52	Corona Hills Town Center	2,623	4.8%	4/30/2015	6/26/2012	3/6/2013		6/26/2012	14.0%	N	Y	Refinance	42,313	28,648
53	Cimarron MHC				3/18/2013	1/23/2013				N	Y	Refinance	0	30,039
54	McGee’s Crossing	1,500	2.3%	2/28/2018	3/12/2013	3/12/2013				N	Y	Refinance	0	22,450
55	Woodland Plaza	5,192	5.9%	2/28/2017	4/19/2013	4/18/2013				N	Y	Refinance	0	49,097
56	Mizner Place	2,820	7.7%	11/30/2013	4/3/2013	4/3/2013				N	Y	Refinance	0	60,529
57	Yorktown Self Storage				3/22/2013	3/22/2013				N	Y	Acquisition	0	16,364
58	Palm Shadows MHC				3/15/2013	3/13/2013				N	Y	Acquisition	0	23,806
59	Sunrise Pass Estates MHC				4/18/2013	3/25/2013		3/27/2013	12.0%	N	Y	Refinance	15,169	4,179
60	Lake Ridge Shopping Center	2,000	7.4%	3/31/2015	1/24/2013	1/24/2013				N	Y	Refinance	0	31,902
61	River Hills Plaza	1,500	7.5%	5/31/2014	1/17/2013	1/24/2013				N	Y	Refinance	0	27,907
62	American Mini Storage Norco				3/19/2013	3/19/2013		3/19/2013	14.0%	N	Y	Refinance	0	14,309
63	Crystal Lake Plaza	1,400	2.6%	3/31/2023	4/8/2013	4/10/2013				N	Y	Refinance	9,500	39,468
64	Ramey’s MHC				4/8/2013	4/30/2013	4/23/2013			N	Y	Refinance	14,508	12,380
65	The Store Room				4/11/2013	4/12/2013				N	Y	Refinance	0	9,279
66	Falconview MHC				4/10/2013	4/10/2013				N	Y	Refinance	0	20,830
67	Silo Self Storage				4/23/2013	4/18/2013				N	Y	Refinance	0	27,130

WFRBS Commercial Mortgage Trust 2013-C14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	5th Largest Tenant Sq. Ft.	5th Largest Tenant % of NRA	5th Largest Tenant Exp. Date	Engineering Report Date	Environmental Report Date (Phase I)	Environmental Report Date (Phase II)	Seismic Report Date	Seismic PML %	Seismic Insurance Required (Y/N)	Terrorism Insurance (Y/N)	Loan Purpose	Engineering Escrow / Deferred Maintenance ($)	Tax Escrow (Initial)
68	160 West 72nd Street				3/12/2013	3/12/2013				N	Y	Refinance	0	47,125
69	Los Arboles Community				4/5/2013	4/19/2013				N	Y	Refinance	67,034	4,431
70	Emerald Lake MHC				4/30/2013	3/28/2013				N	Y	Refinance	0	20,925
71	Little Texas MHC				3/29/2013	3/25/2013				N	Y	Acquisition	93,200	3,977
72	Try Mor MHC				3/8/2013	3/7/2013				N	Y	Refinance	2,500	1,725
73	Lyndon Lawn MHC				12/31/2012	12/28/2012				N	Y	Refinance	3,750	19,418

WFRBS Commercial Mortgage Trust 2013-C14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Monthly Tax Escrow ($)	Tax Escrow - Cash or LoC	Tax Escrow - LoC Counterparty	Insurance Escrow (Initial)	Monthly Insurance Escrow ($)	Insurance Escrow - Cash or LoC	Insurance Escrow - LoC Counterparty	Upfront Replacement Reserve ($)	Monthly Replacement Reserve ($)(14)	Replacement Reserve Cap ($)	Replacement Reserve Escrow - Cash or LoC	Replacement Reserve Escrow - LoC Counterparty	Upfront TI/LC Reserve ($)
1	RHP Portfolio III	107,877	Cash		207,060	29,580	Cash		2,828,359	Springing	531,360	Cash		0
1.01	Portside
1.02	Crescentwood Village
1.03	Spring Valley Village
1.04	Riverside (UT)
1.05	Springdale Lake
1.06	Sundown
1.07	Oak Park Village
1.08	River Oaks
1.09	Riverside (KS)
1.10	Sherwood Acres
1.11	Glen Acres
1.12	Connie Jean
2	Midtown I & II	Springing			0	Springing			0	Springing	0			0
3	The Plant San Jose	0			0	0			0	0	0			0
4	White Marsh Mall	Springing			0	Springing			0	Springing	0			0
5	301 South College Street	203,373	Cash		0	Springing			0	16,477	0	Cash		0
6	Cheeca Lodge & Spa	41,896	Cash		0	Springing			0	83,202	0	Cash		0
7	Cumberland Mall	Springing			0	Springing			0	Springing	135,382			0
8	100 & 150 South Wacker Drive	543,317	Cash		60,425	6,042	Cash		0	18,261	0	Cash		0
9	Brambleton Town Center	66,952	Cash		0	Springing			0	4,988	0	Cash		0
10	Rehoboth Bay MHC	1,607	Cash		0	Springing			2,746	2,746	0	Cash		0
11	RHP Portfolio IV	18,629	Cash		42,034	6,005	Cash		655,214	Springing	137,600	Cash		0
11.01	Brookside
11.02	Overpass Point MHC
11.03	Havenwood
11.04	The Woodlands
11.05	Pine Haven MHC
12	Heron Bay III, IV & Waterway Shoppes	37,241	Cash		231,733	16,552	Cash		2,183	2,183	0	Cash		500,000
12.01	Heron Bay III, IV
12.02	Waterway Shoppes
13	Brentwood Gateway Office Building	11,155	Cash		0	2,189	Cash		2,090	2,090	0	Cash		300,000
14	Continental Plaza - Columbus	95,824	Cash		25,282	8,427	Cash		0	9,479	0	Cash		0
15	Orchard Pointe	34,509	Cash		7,746	1,937	Cash		1,912	1,912	0	Cash		6,500
16	Mobile Festival Centre	27,450	Cash		36,533	12,178	Cash		0	5,392	0	Cash		0
17	HIE Washington Portfolio	14,135	Cash		8,901	4,452	Cash		0	16,602	0	Cash		0
17.01	Holiday Inn Express Marysville
17.02	Holiday Inn Express Sumner
18	Residence Inn San Juan Capistrano	Springing			0	Springing			0	0	0			0
19	Hilton Norfolk	16,372	Cash		17,944	Springing	Cash		2,176,445	0	0	Cash		0
20	Lake Cable Apartments	23,514	Cash		102,044	9,277	Cash		19,533	19,533	0	Cash		0
21	One Harbour Place	14,445	Cash		0	Springing			0	1,143	0	Cash		200,000
22	540 Atlantic Ave	20,797	Cash		31,699	2,642	Cash		0	1,149	0	Cash		0
23	Union Square New Hope	19,006	Cash		27,899	2,790	Cash		0	3,686	0	Cash		360,000
24	RiverPark XI	Springing			0	Springing			0	0	0			0
25	Atascocita Town Center	17,399	Cash		12,990	4,330	Cash		0	2,626	0	Cash		0
26	Continental Shopping Plaza - Green Valley	11,200	Cash		12,020	1,717	Cash		0	4,677	0	Cash		250,000
27	Hilton Garden Inn Concord	9,981	Cash		6,600	2,200	Cash		0	13,320	0	Cash		0
28	808 Broadway	20,449	Cash		0	0			511	511	0	Cash		0
29	Residence Inn Harrisonburg	8,301	Cash		24,214	2,201	Cash		0	10,960	0	Cash		0
30	BSG Texas Hotel Portfolio	12,997	Cash		28,543	4,757	Cash		12,755	12,755	0	Cash		0
30.01	La Quinta Inn and Suites - Big Spring
30.02	Holiday Inn Express - Graham
31	7220 Wisconsin Avenue	11,104	Cash		4,822	2,412	Cash		0	941	45,000	Cash		0
32	Millerville Center	8,807	Cash		0	Springing			0	1,141	0	Cash		140,000
33	CubeSmart Self Storage Portfolio	6,112	Cash		21,404	1,753	Cash		2,980	2,980	106,465	Cash		0
33.01	Culpeper
33.02	South Wales
33.03	Hilltop Remote
33.04	Hilltop
34	Flats at Campus Pointe	9,668	Cash		33,520	2,394	Cash		3,227	3,227	59,400	Cash		0
35	Vista Plaza Shopping Center- Torrance	Springing			0	Springing			0	Springing	0			0
36	Corte Madera Business Center	8,633	Cash		13,056	2,176	Cash		0	1,273	30,552	Cash		0
37	Parc De Maison	2,964	Cash		2,220	444	Cash		0	700	0	Cash		0
38	First Commercial Realty Portfolio	18,008	Cash		3,921	Springing	Cash		0	3,181	0	Cash		0
38.01	Royal Town Center
38.02	Mt Morris Commons
39	Towneplace Suites - Mooresville	7,590	Cash		0	Springing			0	8,857	0	Cash		0
40	Villas at Granville	17,640	Cash		465	465	Cash		2,336	2,336	0	Cash		0
41	Pines of Newpointe	8,390	Cash		15,090	2,515	Cash		4,223	4,223	0	Cash		0
42	Stor N More	8,674	Cash		40,608	3,384	Cash		0	1,471	0	Cash		0
43	Southern Plaza	8,433	Cash		8,726	Springing	Cash		0	1,630	0	Cash		0
44	Heartland Inn	16,102	Cash		23,461	8,430	Cash		0	12,943	0	Cash		0
45	Mays Crossing	10,175	Cash		9,848	1,231	Cash		980	980	0	Cash		5,000
46	Meadow Central	9,529	Cash		0	Springing			0	3,414	0	Cash		100,000
47	Country Club Park	1,181	Cash		1,359	1,359	Cash		625	625	0	Cash		0
48	Lincoln MHC	2,635	Cash		385	385	Cash		421	421	0	Cash		0
49	Hidden Creek MHC	20,379	Cash		5,923	987	Cash		1,125	1,125	0	Cash		0
50	Colony Plaza	10,872	Cash		0	0	Cash		1,788	1,788	0	Cash		4,585
51	AZ MHC Portfolio	4,009	Cash		2,779	1,390	Cash		0	1,613	0	Cash		0
51.01	Park Plaza MHC
51.02	Aloha MHC
51.03	Emery MHC
51.04	Las Palmas MHC
51.05	Alvord MHC
52	Corona Hills Town Center	9,549	Cash		18,648	1,865	Cash		770	770	0	Cash		3,611
53	Cimarron MHC	10,013	Cash		1,426	713	Cash		896	896	0	Cash		0
54	McGee’s Crossing	4,490	Cash		3,704	617	Cash		0	1,088	50,000	Cash		0
55	Woodland Plaza	6,137	Cash		7,411	1,059	Cash		0	1,391	0	Cash		0
56	Mizner Place	8,647	Cash		2,703	2,703	Cash		833	833	0	Cash		3,562
57	Yorktown Self Storage	2,728	Cash		0	Springing			0	877	0	Cash		0
58	Palm Shadows MHC	3,968	Cash		3,070	3,070	Cash		1,738	1,738	0	Cash		0
59	Sunrise Pass Estates MHC	2,089	Cash		2,173	724	Cash		671	671	0	Cash		0
60	Lake Ridge Shopping Center	6,380	Cash		6,582	1,097	Cash		0	224	8,061	Cash		0
61	River Hills Plaza	5,581	Cash		4,024	671	Cash		0	167	6,000	Cash		0
62	American Mini Storage Norco	4,770	Cash		5,534	553	Cash		705	705	16,925	Cash		0
63	Crystal Lake Plaza	4,933	Cash		41,443	3,188	Cash		0	681	0	Cash		0
64	Ramey’s MHC	1,769	Cash		1,237	619	Cash		583	583	0	Cash		0
65	The Store Room	4,640	Cash		39,446	3,586	Cash		554	554	0	Cash		0
66	Falconview MHC	4,166	Cash		0	348	Cash		0	Springing	0			0
67	Silo Self Storage	5,426	Cash		2,600	371	Cash		736	736	0	Cash		0

WFRBS Commercial Mortgage Trust 2013-C14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Monthly Tax Escrow ($)	Tax Escrow - Cash or LoC	Tax Escrow - LoC Counterparty	Insurance Escrow (Initial)	Monthly Insurance Escrow ($)	Insurance Escrow - Cash or LoC	Insurance Escrow - LoC Counterparty	Upfront Replacement Reserve ($)	Monthly Replacement Reserve ($)(14)	Replacement Reserve Cap ($)	Replacement Reserve Escrow - Cash or LoC	Replacement Reserve Escrow - LoC Counterparty	Upfront TI/LC Reserve ($)
68	160 West 72nd Street	9,425	Cash		0	1,297	Cash		0	350	0	Cash		90,000
69	Los Arboles Community	1,477	Cash		4,329	394	Cash		421	421	0	Cash		0
70	Emerald Lake MHC	2,989	Cash		6,767	1,692	Cash		450	450	0	Cash		0
71	Little Texas MHC	795	Cash		990	330	Cash		304	304	0	Cash		0
72	Try Mor MHC	1,725	Cash		1,247	1,247	Cash		279	279	0	Cash		0
73	Lyndon Lawn MHC	4,854	Cash		3,648	365	Cash		354	354	0	Cash		0

WFRBS Commercial Mortgage Trust 2013-C14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Monthly TI/LC Reserve ($)(15)	TI/LC Reserve Cap ($)	TI/LC Escrow - Cash or LoC	TI/LC Escrow - LoC Counterparty	Debt Service Escrow (Initial) ($)	Debt Service Escrow (Monthly) ($)	Debt Service Escrow - Cash or LoC	Debt Service Escrow - LoC Counterparty	Other Escrow I Reserve Description(16)	Other Escrow I (Initial) ($)(16)
1	RHP Portfolio III	0	0			0	0				0
1.01	Portside
1.02	Crescentwood Village
1.03	Spring Valley Village
1.04	Riverside (UT)
1.05	Springdale Lake
1.06	Sundown
1.07	Oak Park Village
1.08	River Oaks
1.09	Riverside (KS)
1.10	Sherwood Acres
1.11	Glen Acres
1.12	Connie Jean
2	Midtown I & II	Springing	0			0	0				0
3	The Plant San Jose	0	0			0	0				0
4	White Marsh Mall	Springing	0			0	0			Tenant Specific TILC Reserve	1,215,290
5	301 South College Street	0	0			0	0			Wells Fargo Rollover Reserve	0
6	Cheeca Lodge & Spa	0	0			0	0			Seasonality Reserve	550,000
7	Cumberland Mall	Springing	394,118			0	0				0
8	100 & 150 South Wacker Drive	100,000	5,000,000	Cash		0	0			Tenant Specific TILC Reserve	885,587
9	Brambleton Town Center	0	0			0	0			Additional Collateral Reserve	2,000,000
10	Rehoboth Bay MHC	0	0			0	0				0
11	RHP Portfolio IV	0	0			0	0				0
11.01	Brookside
11.02	Overpass Point MHC
11.03	Havenwood
11.04	The Woodlands
11.05	Pine Haven MHC
12	Heron Bay III, IV & Waterway Shoppes	9,500	500,000	Cash		0	0				0
12.01	Heron Bay III, IV
12.02	Waterway Shoppes
13	Brentwood Gateway Office Building	25,494; Springing	300,000	Cash		0	0			Tenant Reserve	231,638
14	Continental Plaza - Columbus	47,395	1,706,220	Cash		0	0			Ground Rent Reserve	108,333
15	Orchard Pointe	6,500; Springing	95,000	Cash		0	0			Topper’s Pizza Escrow	56,995
16	Mobile Festival Centre	21,069	500,000	Cash		0	0			Jo-Anne Fabrics Reserve	636,946
17	HIE Washington Portfolio	0	0			0	0				0
17.01	Holiday Inn Express Marysville
17.02	Holiday Inn Express Sumner
18	Residence Inn San Juan Capistrano	0	0			0	0				0
19	Hilton Norfolk	0	0			0	0			Seasonality Reserve	100,000
20	Lake Cable Apartments	0	0			0	0			Radon Remediation	4,375
21	One Harbour Place	14,291	342,990	Cash		0	0			McKesson / Morgan Stanley Reserves	McKesson - $136,920 / Morgan Stanley - $13,284
22	540 Atlantic Ave	6,843	200,000	Cash		0	0			Van Dam Restaurant Reserve	800,000
23	Union Square New Hope	0	0	LoC	0	0	0				0
24	RiverPark XI	0	0			0	0				0
25	Atascocita Town Center	8,525	365,000	Cash		0	0			Anchor Tenant Reserve	0
26	Continental Shopping Plaza - Green Valley	6,496	500,000	Cash		0	0				0
27	Hilton Garden Inn Concord	0	0			0	0			Seasonality Reserve	80,000
28	808 Broadway	Springing	0			0	0				0
29	Residence Inn Harrisonburg	0	0			0	0				0
30	BSG Texas Hotel Portfolio	0	0			0	0			PIP Reserve	957
30.01	La Quinta Inn and Suites - Big Spring
30.02	Holiday Inn Express - Graham
31	7220 Wisconsin Avenue	5,000	180,000	Cash		0	0				0
32	Millerville Center	30,000	750,000	Cash		0	0				0
33	CubeSmart Self Storage Portfolio	0	0			0	0			Environmental Reserve	53,750
33.01	Culpeper
33.02	South Wales
33.03	Hilltop Remote
33.04	Hilltop
34	Flats at Campus Pointe	0	0			0	0				0
35	Vista Plaza Shopping Center- Torrance	Springing	0			0	0				0
36	Corte Madera Business Center	0	0			0	0			Restoration Hardware Reserve	152,062
37	Parc De Maison	0	0			0	0			Deposit Account Reserve	5,000
38	First Commercial Realty Portfolio	5,919	0	Cash		0	0				0
38.01	Royal Town Center
38.02	Mt Morris Commons
39	Towneplace Suites - Mooresville	0	0			0	0				0
40	Villas at Granville	0	0			0	0				0
41	Pines of Newpointe	0	0			0	0				0
42	Stor N More	0	0			0	0				0
43	Southern Plaza	8,780	275,000	Cash		0	0				0
44	Heartland Inn	0	0			0	0				0
45	Mays Crossing	5,000; Springing	150,000	Cash		0	0			ADA Reserve	20,000
46	Meadow Central	17,698; Springing	500,000	Cash		0	0				0
47	Country Club Park	0	0			0	0				0
48	Lincoln MHC	0	0			0	0				0
49	Hidden Creek MHC	0	0			0	0				0
50	Colony Plaza	4,585	0			0	0				0
51	AZ MHC Portfolio	0	0			0	0				0
51.01	Park Plaza MHC
51.02	Aloha MHC
51.03	Emery MHC
51.04	Las Palmas MHC
51.05	Alvord MHC
52	Corona Hills Town Center	3,611	200,000	Cash		0	0			Earnout Reserve	300,000
53	Cimarron MHC	0	0			0	0				0
54	McGee’s Crossing	3,750	135,000	Cash		0	0			Tenant Reserve	17,912
55	Woodland Plaza	2,875; Springing	85,000	Cash		0	0				0
56	Mizner Place	3,562	128,229	Cash		0	0				0
57	Yorktown Self Storage	0	0			0	0				0
58	Palm Shadows MHC	0	0			0	0			Seasonality Reserve	250,000
59	Sunrise Pass Estates MHC	0	0			0	0				0
60	Lake Ridge Shopping Center	1,667	60,000	Cash		0	0				0
61	River Hills Plaza	1,250	45,000	Cash		0	0				0
62	American Mini Storage Norco	0	0			0	0				0
63	Crystal Lake Plaza	3,375	55,000	Cash		0	0			Rent Reserve	50,000
64	Ramey’s MHC	0	0			0	0				0
65	The Store Room	0	0			0	0				0
66	Falconview MHC	0	0			0	0				0
67	Silo Self Storage	0	0			0	0				0

WFRBS Commercial Mortgage Trust 2013-C14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Monthly TI/LC Reserve ($)(15)	TI/LC Reserve Cap ($)	TI/LC Escrow - Cash or LoC	TI/LC Escrow - LoC Counterparty	Debt Service Escrow (Initial) ($)	Debt Service Escrow (Monthly) ($)	Debt Service Escrow - Cash or LoC	Debt Service Escrow - LoC Counterparty	Other Escrow I Reserve Description(16)	Other Escrow I (Initial) ($)(16)
68	160 West 72nd Street	450	90,000	Cash		0	0				0
69	Los Arboles Community	0	0			0	0				0
70	Emerald Lake MHC	0	0			0	0				0
71	Little Texas MHC	0	0			0	0				0
72	Try Mor MHC	0	0			0	0				0
73	Lyndon Lawn MHC	0	0			0	0			Public Water Reserve	46,250

WFRBS Commercial Mortgage Trust 2013-C14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow I (Monthly) ($)	Other Escrow I Cap ($)	Other Escrow I Escrow - Cash or LoC	Other Escrow I - LoC Counterparty	Other Escrow II Reserve Description	Other Escrow II (Initial) ($)	Other Escrow II (Monthly) ($)	Other Escrow II Cap ($)	Other Escrow II Escrow - Cash or LoC
1	RHP Portfolio III	0	0				0	0	0
1.01	Portside
1.02	Crescentwood Village
1.03	Spring Valley Village
1.04	Riverside (UT)
1.05	Springdale Lake
1.06	Sundown
1.07	Oak Park Village
1.08	River Oaks
1.09	Riverside (KS)
1.10	Sherwood Acres
1.11	Glen Acres
1.12	Connie Jean
2	Midtown I & II	0	0				0	0	0
3	The Plant San Jose	0	0				0	0	0
4	White Marsh Mall	0	0	Cash			0	0	0
5	301 South College Street	Springing	0				0	0	0
6	Cheeca Lodge & Spa	75,000	550,000	Cash			0	0	0
7	Cumberland Mall	0	0				0	0	0
8	100 & 150 South Wacker Drive	0	0	Cash		Rent Concession Reserve	394,933	0	0	Cash
9	Brambleton Town Center	0	0	Cash		Rent Concession Reserve	0	Springing	0
10	Rehoboth Bay MHC	0	0				0	0	0
11	RHP Portfolio IV	0	0				0	0	0
11.01	Brookside
11.02	Overpass Point MHC
11.03	Havenwood
11.04	The Woodlands
11.05	Pine Haven MHC
12	Heron Bay III, IV & Waterway Shoppes	0	0				0	0	0
12.01	Heron Bay III, IV
12.02	Waterway Shoppes
13	Brentwood Gateway Office Building	0	0	Cash			0	0	0
14	Continental Plaza - Columbus	108,333	0	Cash		Tenant Reserve	1,000,000	0	0
15	Orchard Pointe	0	0	Cash			0	0	0
16	Mobile Festival Centre	0	0	Cash		Ross Dress for Less Reserve	106,853	0	0	Cash
17	HIE Washington Portfolio	0	0				0	0	0
17.01	Holiday Inn Express Marysville
17.02	Holiday Inn Express Sumner
18	Residence Inn San Juan Capistrano	0	0				0	0	0
19	Hilton Norfolk	50,000	250,000	Cash		FF&E Reserve	0	2,397	0	Cash
20	Lake Cable Apartments	0	0	Cash		Performance Reserve	1,000,000	0	0	Cash
21	One Harbour Place	0	0	Cash		Groundwater Monitoring Reserve	0	438	0	Cash
22	540 Atlantic Ave	0	0	Cash		Free Rent Reserve	566,355	0	0	Cash
23	Union Square New Hope	0	0				0	0	0
24	RiverPark XI	0	0				0	0	0
25	Atascocita Town Center	Springing	0				0	0	0
26	Continental Shopping Plaza - Green Valley	0	0				0	0	0
27	Hilton Garden Inn Concord	15,000	125,000	Cash			0	0	0
28	808 Broadway	0	0				0	0	0
29	Residence Inn Harrisonburg	0	0				0	0	0
30	BSG Texas Hotel Portfolio	Springing	0	Cash		Seasonality Reserve	21,573	Springing	0	Cash
30.01	La Quinta Inn and Suites - Big Spring
30.02	Holiday Inn Express - Graham
31	7220 Wisconsin Avenue	0	0				0	0	0
32	Millerville Center	0	0				0	0	0
33	CubeSmart Self Storage Portfolio	0	0	Cash			0	0	0
33.01	Culpeper
33.02	South Wales
33.03	Hilltop Remote
33.04	Hilltop
34	Flats at Campus Pointe	0	0				0	0	0
35	Vista Plaza Shopping Center- Torrance	0	0				0	0	0
36	Corte Madera Business Center	0	0	Cash			0	0	0
37	Parc De Maison	0	0	Cash			0	0	0
38	First Commercial Realty Portfolio	0	0				0	0	0
38.01	Royal Town Center
38.02	Mt Morris Commons
39	Towneplace Suites - Mooresville	0	0				0	0	0
40	Villas at Granville	0	0				0	0	0
41	Pines of Newpointe	0	0				0	0	0
42	Stor N More	0	0				0	0	0
43	Southern Plaza	0	0				0	0	0
44	Heartland Inn	0	0				0	0	0
45	Mays Crossing	0	0	Cash			0	0	0
46	Meadow Central	0	0				0	0	0
47	Country Club Park	0	0				0	0	0
48	Lincoln MHC	0	0				0	0	0
49	Hidden Creek MHC	0	0				0	0	0
50	Colony Plaza	0	0				0	0	0
51	AZ MHC Portfolio	0	0				0	0	0
51.01	Park Plaza MHC
51.02	Aloha MHC
51.03	Emery MHC
51.04	Las Palmas MHC
51.05	Alvord MHC
52	Corona Hills Town Center	0	0	Cash			0	0	0
53	Cimarron MHC	0	0				0	0	0
54	McGee’s Crossing	0	0	Cash			0	0	0
55	Woodland Plaza	0	0				0	0	0
56	Mizner Place	0	0				0	0	0
57	Yorktown Self Storage	0	0				0	0	0
58	Palm Shadows MHC	0	255,425	Cash			0	0	0
59	Sunrise Pass Estates MHC	0	0				0	0	0
60	Lake Ridge Shopping Center	0	0				0	0	0
61	River Hills Plaza	0	0				0	0	0
62	American Mini Storage Norco	0	0				0	0	0
63	Crystal Lake Plaza	0	0	Cash			0	0	0
64	Ramey’s MHC	0	0				0	0	0
65	The Store Room	0	0				0	0	0
66	Falconview MHC	0	0				0	0	0
67	Silo Self Storage	0	0				0	0	0

WFRBS Commercial Mortgage Trust 2013-C14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow I (Monthly) ($)	Other Escrow I Cap ($)	Other Escrow I Escrow - Cash or LoC	Other Escrow I - LoC Counterparty	Other Escrow II Reserve Description	Other Escrow II (Initial) ($)	Other Escrow II (Monthly) ($)	Other Escrow II Cap ($)	Other Escrow II Escrow - Cash or LoC
68	160 West 72nd Street	0	0				0	0	0
69	Los Arboles Community	0	0				0	0	0
70	Emerald Lake MHC	0	0				0	0	0
71	Little Texas MHC	0	0				0	0	0
72	Try Mor MHC	0	0				0	0	0
73	Lyndon Lawn MHC	0	0	Cash			0	0	0

WFRBS Commercial Mortgage Trust 2013-C14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow II - LoC Counterparty	Holdback	Ownership Interest(17)	Ground Lease Initial Expiration Date	Annual Ground Rent Payment
1	RHP Portfolio III			Fee
1.01	Portside			Fee
1.02	Crescentwood Village			Fee
1.03	Spring Valley Village			Fee
1.04	Riverside (UT)			Fee
1.05	Springdale Lake			Fee
1.06	Sundown			Fee
1.07	Oak Park Village			Fee
1.08	River Oaks			Fee
1.09	Riverside (KS)			Fee
1.10	Sherwood Acres			Fee
1.11	Glen Acres			Fee
1.12	Connie Jean			Fee
2	Midtown I & II			Fee
3	The Plant San Jose			Fee
4	White Marsh Mall			Fee
5	301 South College Street			Fee and Leasehold	12/31/2067	$90,100
6	Cheeca Lodge & Spa			Fee and Leasehold	12/13/2016	$3,589
7	Cumberland Mall			Fee
8	100 & 150 South Wacker Drive			Fee
9	Brambleton Town Center			Fee
10	Rehoboth Bay MHC			Fee
11	RHP Portfolio IV			Fee
11.01	Brookside			Fee
11.02	Overpass Point MHC			Fee
11.03	Havenwood			Fee
11.04	The Woodlands			Fee
11.05	Pine Haven MHC			Fee
12	Heron Bay III, IV & Waterway Shoppes			Fee
12.01	Heron Bay III, IV			Fee
12.02	Waterway Shoppes			Fee
13	Brentwood Gateway Office Building			Leasehold	9/30/2061	$735,750
14	Continental Plaza - Columbus			Leasehold	3/31/2112	$953,333
15	Orchard Pointe			Fee
16	Mobile Festival Centre			Fee
17	HIE Washington Portfolio			Fee
17.01	Holiday Inn Express Marysville			Fee
17.02	Holiday Inn Express Sumner			Fee
18	Residence Inn San Juan Capistrano			Leasehold	3/1/2042	$0
19	Hilton Norfolk			Fee
20	Lake Cable Apartments			Fee
21	One Harbour Place			Fee
22	540 Atlantic Ave			Fee
23	Union Square New Hope			Fee
24	RiverPark XI			Fee
25	Atascocita Town Center			Fee
26	Continental Shopping Plaza - Green Valley			Fee
27	Hilton Garden Inn Concord			Fee
28	808 Broadway			Fee
29	Residence Inn Harrisonburg			Fee
30	BSG Texas Hotel Portfolio			Fee
30.01	La Quinta Inn and Suites - Big Spring			Fee
30.02	Holiday Inn Express - Graham			Fee
31	7220 Wisconsin Avenue			Fee
32	Millerville Center			Fee
33	CubeSmart Self Storage Portfolio			Fee
33.01	Culpeper			Fee
33.02	South Wales			Fee
33.03	Hilltop Remote			Fee
33.04	Hilltop			Fee
34	Flats at Campus Pointe			Fee
35	Vista Plaza Shopping Center- Torrance			Fee
36	Corte Madera Business Center			Fee
37	Parc De Maison			Fee
38	First Commercial Realty Portfolio			Fee
38.01	Royal Town Center			Fee
38.02	Mt Morris Commons			Fee
39	Towneplace Suites - Mooresville			Fee
40	Villas at Granville			Fee
41	Pines of Newpointe			Fee
42	Stor N More			Fee
43	Southern Plaza			Fee
44	Heartland Inn			Fee
45	Mays Crossing			Fee
46	Meadow Central			Fee
47	Country Club Park			Fee
48	Lincoln MHC			Fee
49	Hidden Creek MHC			Fee
50	Colony Plaza			Fee
51	AZ MHC Portfolio			Fee
51.01	Park Plaza MHC			Fee
51.02	Aloha MHC			Fee
51.03	Emery MHC			Fee
51.04	Las Palmas MHC			Fee
51.05	Alvord MHC			Fee
52	Corona Hills Town Center			Fee
53	Cimarron MHC			Fee
54	McGee’s Crossing			Fee
55	Woodland Plaza			Fee
56	Mizner Place			Fee
57	Yorktown Self Storage			Fee
58	Palm Shadows MHC			Fee
59	Sunrise Pass Estates MHC			Fee
60	Lake Ridge Shopping Center			Fee
61	River Hills Plaza			Fee
62	American Mini Storage Norco			Fee
63	Crystal Lake Plaza			Fee
64	Ramey’s MHC			Fee
65	The Store Room			Fee
66	Falconview MHC			Fee
67	Silo Self Storage			Fee

WFRBS Commercial Mortgage Trust 2013-C14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow II - LoC Counterparty	Holdback	Ownership Interest(17)	Ground Lease Initial Expiration Date	Annual Ground Rent Payment
68	160 West 72nd Street			Fee
69	Los Arboles Community			Fee
70	Emerald Lake MHC			Fee
71	Little Texas MHC			Fee
72	Try Mor MHC			Fee
73	Lyndon Lawn MHC			Fee

WFRBS Commercial Mortgage Trust 2013-C14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Annual Ground Rent Increases(18)	Lockbox	Whole Loan Cut- off Date Balance ($)	Whole Loan Debt Service ($)	Subordinate Secured Debt Original Balance ($)
1	RHP Portfolio III		Soft/Springing Cash Management
1.01	Portside
1.02	Crescentwood Village
1.03	Spring Valley Village
1.04	Riverside (UT)
1.05	Springdale Lake
1.06	Sundown
1.07	Oak Park Village
1.08	River Oaks
1.09	Riverside (KS)
1.10	Sherwood Acres
1.11	Glen Acres
1.12	Connie Jean
2	Midtown I & II		Hard/Springing Cash Management
3	The Plant San Jose		Hard/Upfront Cash Management
4	White Marsh Mall		Hard/Springing Cash Management
5	301 South College Street	Beginning 1/1/2019, rent shall be 6% of ground leased parcel value	Hard/Upfront Cash Management
6	Cheeca Lodge & Spa		Soft/Upfront Cash Management
7	Cumberland Mall		Hard/Springing Cash Management
8	100 & 150 South Wacker Drive		Hard/Upfront Cash Management
9	Brambleton Town Center		Hard/Springing Cash Management
10	Rehoboth Bay MHC		Hard/Springing Cash Management
11	RHP Portfolio IV		Soft/Springing Cash Management
11.01	Brookside
11.02	Overpass Point MHC
11.03	Havenwood
11.04	The Woodlands
11.05	Pine Haven MHC
12	Heron Bay III, IV & Waterway Shoppes		Soft/Springing Cash Management
12.01	Heron Bay III, IV
12.02	Waterway Shoppes
13	Brentwood Gateway Office Building	See Footnote	Hard/Springing Cash Management
14	Continental Plaza - Columbus	See Footnote	Hard/Springing Cash Management
15	Orchard Pointe		Soft/Springing Cash Management
16	Mobile Festival Centre		Hard/Springing Cash Management
17	HIE Washington Portfolio		Soft/Springing Cash Management
17.01	Holiday Inn Express Marysville
17.02	Holiday Inn Express Sumner
18	Residence Inn San Juan Capistrano	Every three years, monthly rent increases by an amount equal to 3% per annum cumulative and compounded over the monthly rent for the preceding year	Hard/Springing Cash Management
19	Hilton Norfolk		Hard/Springing Cash Management
20	Lake Cable Apartments		None
21	One Harbour Place		Soft/Springing Cash Management
22	540 Atlantic Ave		Hard/Springing Cash Management
23	Union Square New Hope		None
24	RiverPark XI		None
25	Atascocita Town Center		Hard/Springing Cash Management
26	Continental Shopping Plaza - Green Valley		Hard/Springing Cash Management
27	Hilton Garden Inn Concord		Springing (Without Established Account)
28	808 Broadway		Hard/Springing Cash Management
29	Residence Inn Harrisonburg		None
30	BSG Texas Hotel Portfolio		Hard/Springing Cash Management
30.01	La Quinta Inn and Suites - Big Spring
30.02	Holiday Inn Express - Graham
31	7220 Wisconsin Avenue		Springing (Without Established Account)
32	Millerville Center		None
33	CubeSmart Self Storage Portfolio		None
33.01	Culpeper
33.02	South Wales
33.03	Hilltop Remote
33.04	Hilltop
34	Flats at Campus Pointe		Soft/Springing Cash Management
35	Vista Plaza Shopping Center- Torrance		Springing (Without Established Account)
36	Corte Madera Business Center		Soft/Springing Cash Management
37	Parc De Maison		Springing (Without Established Account)
38	First Commercial Realty Portfolio		Soft/Springing Cash Management
38.01	Royal Town Center
38.02	Mt Morris Commons
39	Towneplace Suites - Mooresville		Springing (Without Established Account)
40	Villas at Granville		Springing (Without Established Account)
41	Pines of Newpointe		None
42	Stor N More		Springing (Without Established Account)
43	Southern Plaza		None
44	Heartland Inn		Hard/Springing Cash Management
45	Mays Crossing		None
46	Meadow Central		Soft/Springing Cash Management
47	Country Club Park		Springing (Without Established Account)
48	Lincoln MHC		Springing (Without Established Account)
49	Hidden Creek MHC		Soft/Springing Cash Management
50	Colony Plaza		Springing (With Established Account)
51	AZ MHC Portfolio		Hard/Springing Cash Management
51.01	Park Plaza MHC
51.02	Aloha MHC
51.03	Emery MHC
51.04	Las Palmas MHC
51.05	Alvord MHC
52	Corona Hills Town Center		Hard/Springing Cash Management
53	Cimarron MHC		None
54	McGee’s Crossing		Springing (Without Established Account)
55	Woodland Plaza		None
56	Mizner Place		Springing (Without Established Account)
57	Yorktown Self Storage		None
58	Palm Shadows MHC		Hard/Springing Cash Management
59	Sunrise Pass Estates MHC		Soft/Springing Cash Management
60	Lake Ridge Shopping Center		Springing (Without Established Account)
61	River Hills Plaza		Springing (Without Established Account)
62	American Mini Storage Norco		Springing (Without Established Account)
63	Crystal Lake Plaza		Hard/Springing Cash Management
64	Ramey’s MHC		Soft/Springing Cash Management
65	The Store Room		Springing (Without Established Account)
66	Falconview MHC		None
67	Silo Self Storage		Soft/Springing Cash Management

WFRBS Commercial Mortgage Trust 2013-C14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Annual Ground Rent Increases(18)	Lockbox	Whole Loan Cut- off Date Balance ($)	Whole Loan Debt Service ($)	Subordinate Secured Debt Original Balance ($)
68	160 West 72nd Street		None
69	Los Arboles Community		Soft/Springing Cash Management
70	Emerald Lake MHC		Springing (Without Established Account)
71	Little Texas MHC		Soft/Springing Cash Management
72	Try Mor MHC		Springing (Without Established Account)
73	Lyndon Lawn MHC		Springing (Without Established Account)

WFRBS Commercial Mortgage Trust 2013-C14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Subordinate Secured Debt Cut- off Date Balance ($)	Whole Loan UW NOI DSCR (x)	Whole Loan UW NCF DSCR (x)	Whole Loan Cut- off Date LTV Ratio	Whole Loan Cut- off Date UW NOI Debt Yield	Whole Loan Cut- off Date UW NCF Debt Yield	Mezzanine Debt Cut-off Date Balance($)	Sponsor
1	RHP Portfolio III								RHP Properties Inc.; NorthStar Realty Finance Corporation
1.01	Portside
1.02	Crescentwood Village
1.03	Spring Valley Village
1.04	Riverside (UT)
1.05	Springdale Lake
1.06	Sundown
1.07	Oak Park Village
1.08	River Oaks
1.09	Riverside (KS)
1.10	Sherwood Acres
1.11	Glen Acres
1.12	Connie Jean
2	Midtown I & II								Cole Credit Property Trust III, Inc.; Macfarlan Capital Partners, L.P.
3	The Plant San Jose								Cole Credit Property Trust IV, Inc.
4	White Marsh Mall								GGPLP Real Estate Inc.; White Marsh Mall, LLC
5	301 South College Street								Starwood Distressed Opportunity Fund IX-1 U.S., L.P.; Starwood Distressed Opportunity Fund IX Global, L.P.
6	Cheeca Lodge & Spa								Northwood Investors LLC
7	Cumberland Mall								GGPLP Real Estate, Inc.
8	100 & 150 South Wacker Drive								Marvin J. Herb
9	Brambleton Town Center								Anthony Soave
10	Rehoboth Bay MHC								Hometown America Corporation
11	RHP Portfolio IV								RHP Properties Inc.; NorthStar Realty Finance Corporation
11.01	Brookside
11.02	Overpass Point MHC
11.03	Havenwood
11.04	The Woodlands
11.05	Pine Haven MHC
12	Heron Bay III, IV & Waterway Shoppes								William D. Matz, Barry Ross
12.01	Heron Bay III, IV
12.02	Waterway Shoppes
13	Brentwood Gateway Office Building								Fred Sands
14	Continental Plaza - Columbus								The Shidler Group
15	Orchard Pointe								Timothy Neitzel
16	Mobile Festival Centre								Menashe Frankel and Yecheskel Frankel
17	HIE Washington Portfolio								Dan Mitzell, Dave Allegre, John Graham
17.01	Holiday Inn Express Marysville
17.02	Holiday Inn Express Sumner
18	Residence Inn San Juan Capistrano								Robert D. Olson
19	Hilton Norfolk								Mark F. Garcea and Page S. Johnson, II
20	Lake Cable Apartments								Michael Gibbons
21	One Harbour Place								Daniel L. Plummer; Cyrus W. Gregg; Cyrus W. Gregg Revocable Trust
22	540 Atlantic Ave								Steve Pappas, Helen Pappas, James Pappas, Patricia Pappas, Luigi Silvestri, Gus Papadimitriou, and Vanessa Houiris
23	Union Square New Hope								George E. Michael; Janet Michael
24	RiverPark XI								Jeffrey C. Flamm, William H. Child, David S. Layton
25	Atascocita Town Center								Gregory A. Fowler
26	Continental Shopping Plaza - Green Valley								Kenneth Levy
27	Hilton Garden Inn Concord								Douglas L. Stafford; Joel B. Griffin
28	808 Broadway								SPI Holdings LLC
29	Residence Inn Harrisonburg								Scott A. Goldenberg; Thomas P. Dahl; Allen Dahl
30	BSG Texas Hotel Portfolio								Sunil Patel
30.01	La Quinta Inn and Suites - Big Spring
30.02	Holiday Inn Express - Graham
31	7220 Wisconsin Avenue								William Peel
32	Millerville Center								Martin A. Mayer; Gerald Songy; James Maurin; Lewis W. Stirling III
33	CubeSmart Self Storage Portfolio								Alan Jacobs
33.01	Culpeper
33.02	South Wales
33.03	Hilltop Remote
33.04	Hilltop
34	Flats at Campus Pointe								John D. Rood
35	Vista Plaza Shopping Center- Torrance								Snjezana Nives Rees; Daniel George Rees
36	Corte Madera Business Center								John C. Telischak; Christine Lee Telischak
37	Parc De Maison								Edward F. Biggs, Sr.; Loretta D. Biggs
38	First Commercial Realty Portfolio								William Watch and Warren Terrace
38.01	Royal Town Center
38.02	Mt Morris Commons
39	Towneplace Suites - Mooresville								William C. Warden; T. Cameron Finley; Martin D. Koon; Dale L. Isom
40	Villas at Granville								James Glikin
41	Pines of Newpointe								Joseph W. Boyd
42	Stor N More								Daryl Brown
43	Southern Plaza								Mark Cytrynbaum
44	Heartland Inn								Kunal Harish Dave; Rameshchanda Dabhi; Prateek V. Dalal; Aakash Patel; Jamnadas Mahidas Kothadia; Hardik Mansukhlal Viroja; Ketan Vitthal Patel
45	Mays Crossing								RCG Ventures Distressed Real Estate Opportunity Fund LP
46	Meadow Central								Moses S. Libitzky
47	Country Club Park								Charles Keith & Elizabeth Keith
48	Lincoln MHC								Charles Keith & Elizabeth Keith
49	Hidden Creek MHC								Robert Morgan
50	Colony Plaza								John Meador Jr., Todd Jurek, Chris Janse
51	AZ MHC Portfolio								Jack Einbinder and Jason Kaplan
51.01	Park Plaza MHC
51.02	Aloha MHC
51.03	Emery MHC
51.04	Las Palmas MHC
51.05	Alvord MHC
52	Corona Hills Town Center								Chang Hee Kim
53	Cimarron MHC								Granite Cimarron Meadows, LLC
54	McGee’s Crossing								Barnett Properties
55	Woodland Plaza								Michael A. Klump and Michael C. McMillen, Jr.
56	Mizner Place								Norman Weinstein
57	Yorktown Self Storage								Stephen Benson; David Benson
58	Palm Shadows MHC								Michael Gottlieb
59	Sunrise Pass Estates MHC								Jerome A. Fink & John F. Croce
60	Lake Ridge Shopping Center								Jay Schuminsky
61	River Hills Plaza								Jay Schuminsky
62	American Mini Storage Norco								Donald E. Bowers; Richard M. Fell; Epstein Compined Holdings, LLC
63	Crystal Lake Plaza								Robert Zarin
64	Ramey’s MHC								Gary Williams & Andrew Reisinger
65	The Store Room								Kent Haeger
66	Falconview MHC								David Reid; Anna Reid
67	Silo Self Storage								Marc Barmazel

WFRBS Commercial Mortgage Trust 2013-C14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Subordinate Secured Debt Cut- off Date Balance ($)	Whole Loan UW NOI DSCR (x)	Whole Loan UW NCF DSCR (x)	Whole Loan Cut- off Date LTV Ratio	Whole Loan Cut- off Date UW NOI Debt Yield	Whole Loan Cut- off Date UW NCF Debt Yield	Mezzanine Debt Cut-off Date Balance($)	Sponsor
68	160 West 72nd Street								Michael B. Kapon
69	Los Arboles Community								Philip Amos, Kirk Saunders, Joel Landon
70	Emerald Lake MHC								Charles Stevens
71	Little Texas MHC								Daniel Weissman; David Shlachter
72	Try Mor MHC								Michael P. Hickmann & William Hickmann
73	Lyndon Lawn MHC								Jeffrey N. Cohen

WFRBS Commercial Mortgage Trust 2013-C14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Affiliated Sponsors	Mortgage Loan Number
1	RHP Portfolio III	Y - Group B	1
1.01	Portside		1.01
1.02	Crescentwood Village		1.02
1.03	Spring Valley Village		1.03
1.04	Riverside (UT)		1.04
1.05	Springdale Lake		1.05
1.06	Sundown		1.06
1.07	Oak Park Village		1.07
1.08	River Oaks		1.08
1.09	Riverside (KS)		1.09
1.10	Sherwood Acres		1.10
1.11	Glen Acres		1.11
1.12	Connie Jean		1.12
2	Midtown I & II		2
3	The Plant San Jose		3
4	White Marsh Mall	Y - Group A	4
5	301 South College Street		5
6	Cheeca Lodge & Spa		6
7	Cumberland Mall	Y - Group A	7
8	100 & 150 South Wacker Drive		8
9	Brambleton Town Center		9
10	Rehoboth Bay MHC		10
11	RHP Portfolio IV	Y - Group B	11
11.01	Brookside		11.01
11.02	Overpass Point MHC		11.02
11.03	Havenwood		11.03
11.04	The Woodlands		11.04
11.05	Pine Haven MHC		11.05
12	Heron Bay III, IV & Waterway Shoppes		12
12.01	Heron Bay III, IV		12.01
12.02	Waterway Shoppes		12.02
13	Brentwood Gateway Office Building		13
14	Continental Plaza - Columbus		14
15	Orchard Pointe		15
16	Mobile Festival Centre		16
17	HIE Washington Portfolio		17
17.01	Holiday Inn Express Marysville		17.01
17.02	Holiday Inn Express Sumner		17.02
18	Residence Inn San Juan Capistrano		18
19	Hilton Norfolk		19
20	Lake Cable Apartments		20
21	One Harbour Place		21
22	540 Atlantic Ave		22
23	Union Square New Hope		23
24	RiverPark XI		24
25	Atascocita Town Center		25
26	Continental Shopping Plaza - Green Valley		26
27	Hilton Garden Inn Concord		27
28	808 Broadway		28
29	Residence Inn Harrisonburg		29
30	BSG Texas Hotel Portfolio		30
30.01	La Quinta Inn and Suites - Big Spring		30.01
30.02	Holiday Inn Express - Graham		30.02
31	7220 Wisconsin Avenue		31
32	Millerville Center		32
33	CubeSmart Self Storage Portfolio		33
33.01	Culpeper		33.01
33.02	South Wales		33.02
33.03	Hilltop Remote		33.03
33.04	Hilltop		33.04
34	Flats at Campus Pointe		34
35	Vista Plaza Shopping Center- Torrance		35
36	Corte Madera Business Center		36
37	Parc De Maison		37
38	First Commercial Realty Portfolio		38
38.01	Royal Town Center		38.01
38.02	Mt Morris Commons		38.02
39	Towneplace Suites - Mooresville		39
40	Villas at Granville		40
41	Pines of Newpointe		41
42	Stor N More		42
43	Southern Plaza		43
44	Heartland Inn		44
45	Mays Crossing		45
46	Meadow Central		46
47	Country Club Park	Y - Group C	47
48	Lincoln MHC	Y - Group C	48
49	Hidden Creek MHC		49
50	Colony Plaza		50
51	AZ MHC Portfolio		51
51.01	Park Plaza MHC		51.01
51.02	Aloha MHC		51.02
51.03	Emery MHC		51.03
51.04	Las Palmas MHC		51.04
51.05	Alvord MHC		51.05
52	Corona Hills Town Center		52
53	Cimarron MHC		53
54	McGee’s Crossing		54
55	Woodland Plaza		55
56	Mizner Place		56
57	Yorktown Self Storage		57
58	Palm Shadows MHC		58
59	Sunrise Pass Estates MHC		59
60	Lake Ridge Shopping Center	Y - Group D	60
61	River Hills Plaza	Y - Group D	61
62	American Mini Storage Norco		62
63	Crystal Lake Plaza		63
64	Ramey’s MHC		64
65	The Store Room		65
66	Falconview MHC		66
67	Silo Self Storage		67

WFRBS Commercial Mortgage Trust 2013-C14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Affiliated Sponsors	Mortgage Loan Number
68	160 West 72nd Street		68
69	Los Arboles Community		69
70	Emerald Lake MHC		70
71	Little Texas MHC		71
72	Try Mor MHC		72
73	Lyndon Lawn MHC		73

WFRBS Commercial Mortgage Trust 2013-C14

ANNEX A-1

See “Annex B: Additional Mortgage Loan Information/Definitions” in the Free Writing Prospectus for additional information on all mortgage loans and “Annex A-3: Summaries of the Fifteen Largest Mortgage Loans” in the Free Writing Prospectus.

(1)
“WFB” denotes Wells Fargo Bank, National Association, “RBS” denotes The Royal Bank of Scotland plc and RBS Financial Products Inc. (“RBSFP”), “LIG I” denotes Liberty Island Group I LLC, “Basis” denotes Basis Real Estate Capital II, LLC and “CIIICM” denotes C-III Commercial Mortgage LLC.  RBSFP was the originator of mortgage loan #13 (Brentwood Gateway Office Building) and mortgage loan #18 (Residence Inn San Juan Capistrano). The Royal Bank of Scotland plc was the sole originator of all other RBS loans.

(2)
Information regarding mortgage loans that are cross-collateralized with other mortgage loans is based upon the individual loan balances, except that the applicable loan-to-value ratio, debt service coverage ratio or debt yield for each such mortgage loan is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group. On an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein.

(3)	Certain of the mortgage loans that are secured by retail properties do not include parcels ground leased to tenants in the calculation of the total number of square feet of the mortgage loan.

For mortgage loan #9 (Brambleton Town Center), the Number of Units and Occupancy % include the second largest tenant, who owns the improvements built on the pad site.

For mortgage loan #23 (Union Square New Hope), the Number of Units includes 74,331 square feet of office and 42,914 square feet of retail space.

For mortgage loan #31 (7220 Wisconsin Avenue), the Number of Units includes 24,675 square feet of office and 15,650 square feet of retail space.

For mortgage loan #32 (Millerville Center), the Number of Units excludes the fourth largest tenant (5,447 square feet) as the improvements built on the pad site are owned by the tenant.

For Mortgage Loan #58 (Palm Shadows MHC), the Number of Units consists of 249 manufactured home sites, 152 RV sites, and 24 free-standing homes.

For mortgage loan #68 (160 West 72nd Street), the Number of Units includes 3,900 square feet of multifamily (6 units) and 3,600 square feet of retail space.

(4)
For mortgage loan #4 (White Marsh Mall), the mortgage loan represents Note A-1 of two pari passu companion loans, which have a combined Cut-off date principal balance of $190,000,000.  Note A-2 is not included in the trust.  All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit/SF presented are based on Note A-1 and Note A-2 in the aggregate (“White Marsh Mall Loan Combination”).  The Note A-1 mortgage loan is the controlling interest in the White Marsh Mall Loan Combination.

For mortgage loan #5 (301 South College Street), the mortgage loan represents Note A-1 of two pari passu companion loans, which have a combined Cut-off date principal balance of $175,000,000.  Note A-2 is not included in the trust.  All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit/SF presented are based on Note A-1 and Note A-2 in the aggregate (“301 South College Street Loan Combination”).  The Note A-1 mortgage loan is the controlling interest in the 301 South College Street Loan Combination.

For mortgage loan #7 (Cumberland Mall), the mortgage loan represents Note A-2 of two pari passu companion loans, which have a combined Cut-off Date principal balance of $160,000,000. Note A-1 is not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit/SF presented are based on Note A-1 and Note A-2 in the aggregate (“Cumberland Mall Loan Combination”). The Note A-2 mortgage loan is the non-controlling interest in the Cumberland Mall Loan Combination.

For mortgage loan #8 (100 & 150 South Wacker Drive), the mortgage loan represents Note A-2 of two pari passu companion loans, which have a combined Cut-off date principal balance of $140,000,000.  Note A-1 is not included in the trust.  All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit/SF presented are based on Note A-1 and Note A-2 in the aggregate (“100 & 150 South Wacker Drive Loan Combination”).  The Note A-2 mortgage loan is the non-controlling interest in the 100 & 150 South Wacker Drive Loan Combination.

(5)
For mortgage loan #3 (The Plant San Jose), the yield maintenance premium is calculated based on an amount equal to the greater of: (i) 1% of any applicable prepayment; and (ii) the sum of the present values, using a discount rate equal to 25 basis points plus a periodic Treasury yield, of interest payments (assuming an interest rate equal to the difference (if such difference is greater than zero) of (x) the interest rate prior to the ARD and (y) a periodic Treasury yield plus 25 basis points) through the maturity date on the principal amount of the mortgage loan being prepaid.

(6)	For mortgage loan #4 (White Marsh Mall), the borrower is entitled to an additional two business day grace period once every 12 months.

(7)
For mortgage loan #25 (Atascocita Town Center), the Cut-off Date LTV Ratio and the LTV Ratio at Maturity or ARD were calculated using the as-stabilized appraised value. The “as-stabilized” value date is January 11, 2013 and assumes the occupancy of the largest tenant at the mortgaged property. The largest tenant (21,891 square feet), representing 13.9% of net rentable square feet, took occupancy on April 11, 2013 and the conditions of the as-stabilized value are now in place.

For mortgage loan #63 (Crystal Lake Plaza), the Cut-off Date LTV Ratio and the LTV Ratio at Maturity or ARD were calculated using the as-stabilized appraised value. The “as-stabilized” value is $200,000 higher than the “as-is” value and according to the appraiser reflects the cost to complete the development of 2,400 square feet of expansion space. The expansion space has been leased to two tenants that will be taking occupancy by July 1, 2013. Both tenants have executed leases and taken possession of their respective spaces and will start paying rent by July 1, 2013.  A rent reserve of $10,900 was taken at closing. The sponsor has provided a completion guaranty, which will be released once a certificate of occupancy has been issued for the expansion space and the tenants are open for business and paying rent.

(8)
For mortgage loan #38 (First Commercial Realty Portfolio), the fifth largest tenant (3,613 square feet) at the Royal Town Center mortgaged property, representing 6.9% of the portfolio net rentable square feet, is a month-to-month tenant.  This tenant is included in the occupancy figures presented but income from this tenant was not included in the underwriting of this mortgage loan.

For Mortgage Loan #52 (Corona Hills Town Center), the Mortgaged Property is 90.1% leased, however three tenants (7,007 square feet), representing 12.9% of net rentable square feet and 10.6% of underwritten revenues have executed leases but are not yet open for business. Excluding these tenants, the occupancy at the mortgaged property is 77.2%.

(9)
For Mortgage Loan #40 (Villas at Granville), the Most Recent Period and Second Most Recent Period figures are based on a trailing-3 months annualized and a trailing-11 month annualized period, respectively.

(10)
For mortgage loan #24 (RiverPark XI), the only tenant, representing 100% of net rentable square feet, has the option to purchase the mortgaged property at any time on or after the fifth anniversary of the lease commencement date (July 1, 2016), provided that (i) the tenant gives the landlord written notice of the exercise of such option on or before the date that is at least one year prior to the closing date and (ii) no default exists.

(11)	In certain cases, mortgage loans may have tenants that have executed leases, but may not be fully paying rent or occupying the related leased premises, that were included in the underwriting.

For mortgage loan #4 (White Marsh Mall), the fourth largest tenant (14,959 square feet), representing 2.1% of net rentable square feet, currently leases 4,996 square feet through August 31, 2013.  The borrower has a lease out for signature for the tenant’s new space, which is anticipated to have a rent commencement date of September 2013.

For mortgage loan #8 (100 & 150 South Wacker Drive), the fifth largest tenant (34,142 square feet), representing 3.1% of net rentable square feet, has a 12 month, 50% rent abatement for 8,026 square feet.  It is anticipated that the rent abatement period will end July 31, 2013.

For mortgage loan #16 (Mobile Festival Centre), the third largest tenant (31,500 square feet), representing 8.3% of the net rentable square feet, is paying percentage rent in lieu of its base rent due to a co-tenancy provision that will be resolved when Jo-Ann’s Fabric takes occupancy (expected August 2013).  A rent reserve of $106,853 was taken at closing, which is equal to six months of the difference in rental payments between the 2.0% of sales this tenant is now paying versus unabated base rent when the co-tenancy condition is resolved.  For purposes of sizing the rent reserve, percentage rent was based off of preliminary 2012 annual sales.

For mortgage loan #22 (540 Atlantic Avenue), the second largest tenant (10,000 square feet), representing 14.5% of net rentable square feet, has executed a lease but has not taken occupancy or began paying rent.  The tenant will begin paying rent at the earlier of completion of build-out of the space and July 1, 2014.  There is a $484,524 reserve to cover the unpaid rent during this period. In addition, $800,000 was deposited into a reserve account at closing to cover the property improvements to be made for this tenant.

For mortgage loan #23 (Union Square New Hope), the largest tenant (21,820 square feet), representing 18.6% of net rentable square feet, has 7,820 square feet underwritten as vacant due to the tenant’s anticipated space reduction upon lease renewal.

For mortgage loan #32 (Millerville Center), the fifth largest tenant (5,000 square feet), representing 6.3% of net rentable square feet, has been underwritten as vacant.

For Mortgage Loan #52 (Corona Hills Town Center), the second largest tenant (4,750 square feet), representing 8.7% of net rentable square feet, has executed a lease but has not yet taken occupancy nor begun paying rent. The tenant has a rent commencement date of July 1, 2013 or the date on which the tenant opens for business, whichever is earlier. A $150,000 Earnout Reserve was taken at loan closing with respect to this tenant, which will be released upon tenant’s rent commencement and occupancy.

For mortgage loan #63 (Crystal Lake Plaza), the second largest tenant (9,164 square feet), representing 16.8% of net rentable square feet, is paying abated rent through June 2013. Thereafter, full rent is collected. An upfront rent reserve of $39,100 was taken at closing.  The fifth largest tenant (1,400 square feet), representing 2.6% of net rentable square feet, has signed a lease and taken possession of its premises, but is not yet in occupancy or paying rent.  The tenant is expected to complete the build out of its space, open for business and start paying rent by July 1, 2013.  A rent reserve of $5,900 was taken at closing to cover the outstanding free rent period.

(12)
The tenant early termination options discussed in this footnote are not intended to be an exclusive list. In particular, termination options based on co-tenancy clauses are generally included only for top five tenants by net rentable square feet if the option is currently or imminently exercisable.

For mortgage loan #7 (Cumberland Mall), the second largest tenant (25,748 square feet), representing 4.8% of net rentable square feet, may terminate its lease (a) within 30 days following the day the tenant’s net sales do not exceed $5,000,000 or (b) on November 6, 2014 if the tenant’s net sales do not exceed $4,500,000 and with 180 days notice to the landlord and payment to the landlord of 55% of the then-unamortized portion of Construction Allowance.  The third largest tenant (24,655 square feet), representing 4.6% of net rentable square feet, may terminate its lease by providing notice to the landlord at any time between October 3, 2013 and April 2, 2014 if the tenant’s gross sales are under $6,174,845 in the immediately preceding 12 months, with payment of a termination fee equal to the unamortized portion of the construction allowance actually paid to the tenant. The tenant may subsequently terminate its lease at any time if less than three anchors, one of which must be Macy’s or a suitable replacement, are open for business at the mall or less than 85% of the leasable non-anchor area of the mall is leased and occupied for a consecutive 12-month period or within 90 days of each anniversary of such date.

For mortgage loan #8 (100 & 150 South Wacker Drive), the second largest tenant (53,790 square feet), representing 4.9% of net rentable square feet, may terminate its lease on December 31, 2014 upon providing 12 months written notice and payment of all unamortized tenant improvement and leasing commission costs.  The fourth largest tenant (36,332 square feet), representing 3.3% of net rentable square feet, may terminate its lease of 4,025 square feet as of May 31, 2017 upon providing 12 months written notice and payment of a termination fee equal to $31,507, four months of direct taxes and expenses and all unamortized abated rent, tenant improvement and leasing commission costs.  The fifth largest tenant (34,142 square feet), representing 3.1% of net rentable square feet, may terminate its lease for 5,711 square feet on December 31, 2014 upon providing nine months written notice and payment of a termination fee equal to $148,228 plus four months base rent and direct expenses.  The fifth largest tenant may terminate its lease for 1,604 square feet on December 31, 2014 upon providing nine months written notice and payment of a termination fee equal to $79,434 plus six months base rent and direct expenses and taxes.

For mortgage loan #14 (Continental Plaza - Columbus), the largest tenant (126,992 square feet), representing 22.3% of net rentable square feet, may terminate its lease upon 120 days written notice if a merger or consolidation of tenant, the tenant’s board of directors determines to move the tenant’s corporate headquarters outside of Columbus, Ohio SMDA or the tenant reasonably determines the premises are too small to accommodate the tenant’s operations. The second largest tenant (107,330 square feet), representing 18.9% of net rentable square feet, may terminate its lease for any reason upon 30 days notice to landlord by the tenant. The fifth largest tenant (51,527 square feet), representing 9.1% of net rentable square feet, may terminate its lease for any reason upon 30 days notice to landlord by tenant.

For mortgage loan #15 (Orchard Pointe), the second largest tenant (16,697 square feet), representing 14.6% of net rentable square feet, has the right to terminate its lease after January 20, 2021 provided that tenant provides at least six months written notice to the landlord and pays a termination fee of $192,016.

For mortgage loan #22 (540 Atlantic Ave), the largest tenant (16,500 square feet), representing 23.9% of net rentable square feet, may terminate its lease upon four months notice and delivery to owner of reasonably satisfactory proof that such tenant has lost more than 50% of all funding sources available for the programs currently being operated by such tenant at the premises. The fourth largest tenant (6,814 square feet), representing 9.9% of net rentable square feet, has a termination option on September 1, 2015, September 1, 2018 and September 1, 2012 with six months notice.

For mortgage loan #23 (Union Square New Hope), the second largest tenant (16,426 square feet), representing 14.0% of net rentable square feet, may terminate its lease on March 31, 2015 or March 31, 2016 upon providing six months written notice and payment of a termination fee equal to $186,961 or $153,308, respectively.

For mortgage loan #31 (7220 Wisconsin Avenue), the third largest tenant (4,220 square feet), representing 10.5% of net rentable square feet, may terminate its lease on or after January 1, 2015 upon providing 180 days written notice and payment of a $100,000 termination fee.

For mortgage loan #46 (Meadow Central), the largest tenant (17,083 square feet), representing 10.0% of net rentable square feet, may terminate its lease upon providing 180 days written notice if the tenant loses federal or state funding and cannot find another state agency to assign the leased premises.  The fourth largest tenant (7,854 square feet), representing 4.6% of net rentable square feet, may terminate its lease as of January 31, 2014 upon providing 90 days written notice and payment of ½ of tenant improvement costs.

For mortgage loan #55 (Woodland Plaza), the second largest tenant (13,200 square feet), representing 15.0% of net rentable square feet, has the one-time right to  terminate its lease if its gross sales are below $600,000 for the 12 months ending February 29, 2016, upon 30 days notice given by April 29, 2016.

For mortgage loan #56 (Mizner Place), the third largest tenant (3,423 square feet), representing 9.4% of net rentable square feet, has a one-time termination option in May 2015 upon providing notice prior to November 2014 and paying a termination fee equal to three months of the then-current total rent.

For mortgage loan #68 (160 West 72nd Street), the only retail tenant (3,600 square feet), representing 48.0% of net rentable square feet, may terminate its lease on any lease year anniversary after December 1, 2013 upon providing 12 months written notice and payment of a $500,000 termination fee.

(13)
For mortgage loan #2 (Midtown I & II), the only tenant (794,110 square feet), representing 100.0% of net rentable square feet, subleases its space to 10 subtenants occupying 22,706 square feet of retail ground space, but the only tenant is responsible for the rent on this space.

For mortgage loan #5 (301 South College Street), the largest tenant (686,834 square feet), representing 69.5% of net rentable square feet, has multiple leases that expire as follows: 20,392 square feet expiring April 30, 2014 and 666,442 square feet expiring December 31, 2021.  The largest tenant also subleases 3,056 square feet of its space for a total annual base rent of $65,580 ($21.46 per square foot) expiring May 31, 2013.  The second largest tenant (92,815 square feet), representing 9.4% of net rentable square feet, subleases 18,563 square feet for a total annual base rent of $454,788 ($24.50 per square foot) expiring May 31, 2014 and 5,613 square feet for a total annual base rent of $120,679 ($21.50 per square foot) expiring July 31, 2014.

For mortgage loan #8 (100 & 150 South Wacker Drive), the third largest tenant (50,820 square feet), representing 4.6% of net rentable square feet has multiple leases that expire as follows: 1,280 square feet expiring May 31, 2014 and 49,540 square feet expiring August 31, 2022.

For mortgage loan #9 (Brambleton Town Center), the fourth largest tenant (21,471 square feet), representing 7.3% of net rentable square feet, has multiple leases that expire as follows: 7,927 square feet expiring July 31, 2013; 7,123 square feet expiring December 31, 2016; and 6,421 square feet expiring June 30, 2018.  The fourth largest tenant is a borrower affiliate.  The fourth largest tenant is subleasing 5,316 square feet for a total annual base rent of $89,600 ($16.85 per square foot) and 2,611 square feet for a total annual base rent of $45,000 ($17.23 per square foot), with both subleases expiring July 31, 2013.  The sub lessee of the 2,611 square feet subleased from the fourth largest tenant is also a borrower affiliate.

For mortgage loan #21 (One Harbour Place), the third largest tenant (6,096 square feet), representing 8.9% of net rentable square feet, has multiple leases that expire as follows: 3,465 square feet expiring December 31, 2016 and 2,631 square feet expiring December 31, 2017.

For mortgage loan #31 (7220 Wisconsin Avenue), the second largest tenant (8,333 square feet), representing 20.7% of net rentable square feet, is subleasing 926 square feet on a month to month basis.

For mortgage loan #36 (Corte Madera Business Center), the second largest tenant (1,770 square feet), representing 4.6% of net rentable square feet, is a borrower affiliate.

For mortgage loan #43 (Southern Plaza), the second largest tenant at the mortgaged property (17,500 square feet), representing 13.4% of the net rentable square feet, is a month-to-month tenant. The tenant agreed to change to a month-to-month tenancy in exchange for a reduction in rent.  This tenant is included in the occupancy figures presented and income from this tenant was included in the underwriting of this loan.

(14)
For mortgage loan #6 (Cheeca Lodge & Spa), the Monthly Replacement Reserve will be adjusted based on 4% of total revenue from the mortgaged property, excluding room revenue from units owned by residential unit owners.

For mortgage loan #17 (HIE Washington Portfolio), the Monthly Replacement Reserve is equal to 1/12th of 4% of the prior year’s gross operating income.

For mortgage loan #18 (Residence Inn San Juan Capistrano), the Monthly Replacement Reserve is equal to 0%, 1%, 2%, 3% during years 1-4 respectively then 4% of total property revenue thereafter.

For mortgage loan #27 (Hilton Garden Inn Concord), the Monthly Replacement Reserve is equal to 1/12th of 4% of the actual annual gross revenue.

For mortgage loans #29 (Residence Inn Harrisonburg) and #39 (Towneplace Suites – Mooresville), the Monthly Replacement Reserve will be adjusted based on the annual operating statements for each mortgaged property and will be the greater of the Monthly Replacement Reserves immediately prior to the adjustment and 1/12 of 4% of room revenue from the prior fiscal year.

For mortgage loan #30 (BSG Texas Hotel Portfolio), the Monthly Replacement Reserve is equal to 1/12th of 4% of the prior year’s total annual revenue.

For mortgage loan #32 (Millerville Center), the Monthly Replacement Reserve begins on the monthly payment date occurring in June 2014.

For mortgage loan #44 (Heartland Inn), the Monthly Replacement Reserve is equal to 1/12th of 5% of the prior year’s gross operating income.

(15)
For mortgage loan #7 (Cumberland Mall), no Monthly TI/LC Reserve is required; however, the sponsor has entered into a separate guaranty agreement in favor of lender pursuant to which the sponsor guarantees certain upcoming tenant improvement and leasing costs in the amount of $832,305.  The upcoming tenant improvement and leasing costs are associated with the following tenants: Charming Charlie’s ($512,775), P.S. from Aeropostale ($100,000), Teavana ($75,000), Vans ($71,250), Athlete’s Foot ($28,280), Sunglass Hut ($25,000) and Torrid ($20,000).

For mortgage loan #32 (Millerville Center), the Monthly TI/LC Reserve will decrease to $10,000 on the monthly payment date occurring in June 2014.

(16)	For mortgage loan #4 (White Marsh Mall), the Other Escrow I (Initial) is secured by a guaranty.

For mortgage loan #33 (CubeSmart Self Storage Portfolio), the borrower shall cause each of the items of investigation and remediation described in Exhibit C-1 of the loan agreement to be performed and completed to the satisfaction of the lender and as recommended in the environmental report on or before the expiration of ninety (90) days after the loan closing. The borrower must continue its ongoing efforts to receive a no-further action letter from the Virginia Department of Environmental Quality within one (1) year of the loan closing with respect to the Environmental Work.

(17)
For mortgage loan #5 (301 South College Street), a portion of the mortgaged property is subject to a ground lease and sub-ground leases.  The 301 South College Street borrower owns the fee interest in approximately 90.3% of the land area and has a sub-leasehold interest in the balance of the mortgaged property. The initial ground lease expires on December 31, 2067.

(18)
For mortgage loan #13 (Brentwood Gateway Office Building), the Annual Ground Rent Increases every 10 years beginning on October 1, 2021 by an amount equal to 125% of the monthly base rent that was in effect for the last month of the preceding rental period.

For mortgage loan #14 (Continental Plaza - Columbus), the Annual Ground Rent Increases for the first 20 years are 3% every five years; for year 21 - greater of (a) $2,347,945 and (b) an amount equal to the annual ground rent as of the commencement date increased by the total percentage increase in the CPI; for years 22-40 - greater of (a) 103% of the annual ground rent for the preceding year and (b) the annual ground rent for the preceding year increased by the CPI; for years 41-99 - greater of (a) the annual ground rent for the preceding year and (b) annual ground rent for the preceding year increased by 75% of the CPI.